UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VCA INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2015 PROXY STATEMENT & NOTICE OF ANNUAL MEETING

MARCH 6, 2015

DEAR VCA STOCKHOLDERS

On behalf of the Board of Directors I’m pleased to invite you to join the VCA Inc. Board of Directors, executives, employees and your fellow stockholders at our 2015 Annual Meeting of Stockholders. The meeting will take place at our corporate offices located at 12401 W. Olympic Boulevard, Los Angeles, California 90064-1022, on Thursday, April 16, 2015, at 10:00 a.m., Pacific Time. The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide information about the business to be conducted at the meeting.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, I strongly urge you to vote your shares as soon as possible. Instructions on the Notice of Internet Availability of Proxy Materials and the proxy card will tell you how to cast your vote. Our Proxy Statement explains more about proxy voting. Please read it carefully.

2014 HIGHLIGHTS

We achieved new levels of success in 2014. Due in large part to the dedication and hard work of our team at every level of our organization and the many initiatives designed to improve client experience that we have implemented over the last several years, 2014 saw a 6.8% increase in animal hospital revenue with same-store revenue growth of 2.8%. At the same time our laboratory division continued its growth with a 4.5% increase in revenue and an internal growth rate of 4.4%.

In 2014 we also introduced many new programs and systems we believe will be transformative to our Company and the clients we serve. These programs and systems include, WOOFware® our new proprietary practice management software, VCA CareClub™ our new collection of comprehensive wellness plans, our new mobile communication platform, and WOOF University™ our innovative learning platform designed to provide medical and management education to our veterinarians and staff. We also continued to successfully expand our animal hospital footprint across North America, with active growth programs in both the United States and Canada. We now manage or operate over 640 animal hospitals in North America. We also continue to focus on developing our Canadian network of specialty of hospitals.

We are also excited and energized by the bridges we have built over the past several years between all of our divisions, including ANTECH® Diagnostics and Sound™, with the industry’s major veterinary distributors and leading pharmaceutical product manufacturers, to jointly work to support the veterinary industry and pet owners throughout North America.

Additionally, we have continued our industry leading investment in the veterinary community through our intern and residency programs. With 160 doctors trained in 2014, our intern program continues to be a great success having graduated over 1,400 veterinary interns since the program’s inception. Our residency program, the largest program of its kind, currently funds 50 residents who are training to become board certified specialists in a wide range of disciplines. In addition we host over 1,000 veterinary students each year in our hospitals as part of our training programs. We consider these investments an integral part of our commitment to the veterinary profession and to the long-term quality of care for the pet population in the countries we serve.

2014 also saw our re-embrace of the VCA brand through the re-emphasis of our recognizable map logo, which we have highlighted on the cover of this year’s annual report, as we move forward with our efforts to communicate to our customers, clients and partners our focus on quality and opportunity within our profession.

OUR MISSION

On a daily basis our 3,500+ veterinarians and 15,000+ skilled pet care providers, managers and support staff strive to provide the finest quality of pet health care and excellent client service both for our pet owner customers as well as the over 16,000 independent animal hospitals we support throughout North America.

On behalf of the Board of Directors and the rest of our organization I thank you for your continued confidence and support without which we would be unable to deliver upon our mission.

Sincerely,

Bob Antin

Chairman and

Chief Executive Officer

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON THURSDAY, APRIL 16, 2015

The Notice of Internet Availability of Proxy Materials, the Proxy Statement,

and the VCA Inc. 2014 Annual Report are available at www.proxyvote.com.

Time and Place

The VCA Inc. Annual Meeting of Stockholders (“VCA” or the “Company”) will be held on Thursday, April 16, 2015, at 10:00 a.m., Pacific Time, at VCA’s corporate offices located at 12401 W. Olympic Boulevard, Los Angeles, California 90064-1022.

Items of Business

As a stockholder you will be asked to:

1.	Elect two Class I members of the Board of Directors for a three year term.

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

3.	Approve the VCA Inc. 2015 Annual Cash Incentive Plan.

4.	Approve the VCA Inc. 2015 Equity Incentive Plan.

5.	Hold an advisory vote on the 2014 compensation of our named executive officers.

6.	Hold a vote on a stockholder proposal regarding proxy access.

7.	Transact any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date

You may vote if you held shares of our common stock at the close of business on February 27, 2015.

Internet Availability

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy materials to our stockholders. Rather than sending stockholders a paper copy of our proxy materials, we are sending a notice with instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efficient, less costly and limits our impact on the environment. This Proxy Statement and our 2014 Annual Report are available at: www.proxyvote.com.

Proxy Voting

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.

Tomas W. Fuller

Chief Financial Officer,

Vice President and Secretary

March 6, 2015

PROXY SUMMARY	1

2015 ANNUAL MEETING OF STOCKHOLDERS	1

MEETING AGENDA AND VOTING RECOMMENDATIONS	1

ITEM 1 – ELECTION OF DIRECTORS	1

ITEM 2 – RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

ITEM 3 –APPROVE THE VCA INC. 2015 ANNUAL CASH INCENTIVE PLAN	2

ITEM 4 – APPROVE THE VCA INC. 2015 EQUITY INCENTIVE PLAN	2

ITEM 5 – ADVISORY VOTE APPROVING 2014 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	3

ITEM 6 – STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS	4

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	5

i 2015 Proxy Statement

SUMMARY COMPENSATION TABLE	73
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014	75
OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END	76
SUMMARY OF EQUITY COMPENSATION PLAN	77
PENSION BENEFITS	78
EMPLOYMENT AGREEMENTS; POST-RETIREMENT MEDICAL BENEFITS COVERAGE AGREEMENTS; POST-TERMINATION CONSULTING AGREEMENTS; SERP AGREEMENTS; PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL	79

COMPENSATION COMMITTEE REPORT	94

DIRECTOR COMPENSATION	95

CERTAIN TRANSACTIONS WITH RELATED PERSONS	96

LEGAL SERVICES	96

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	96

PRINCIPAL STOCKHOLDERS	97

ii 2015 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read this proxy statement carefully in its entirety before voting. For more complete information regarding the Company’s 2014 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

2015 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, April 16, 2015, 10:00 a.m. Pacific Time

Location:	VCA Corporate Offices 12401 West Olympic Boulevard Los Angeles, California 90064

Record Date:	February 27, 2015

Voting:

Stockholders as of the record date are entitled to vote by Internet at www.proxyvote.com; by telephone at (800) 690-6903; by completing and returning their proxy card or voting instruction card; or in person at the Annual Meeting.

MEETING AGENDA AND VOTING RECOMMENDATIONS

Board Recommendation
Item 1	Election of two Class I Directors for a three year term	FOR each Nominee
Item 2	Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2015	FOR
Item 3	Approve the VCA Inc. 2015 Annual Cash Incentive Plan.	FOR
Item 4	Approve the VCA Inc. 2015 Equity Incentive Plan.	FOR
Item 5	Advisory Vote Approving 2014 Compensation of our Named Executive Officers	FOR
Item 6	Stockholder Proposal regarding Proxy Access	AGAINST

ITEM 1 - ELECTION OF DIRECTORS

We are asking you to vote “FOR” each of the director nominees listed below to serve a three year term as a Class I Director. Set forth below is summary information about each director nominee.

Name and Principal Occupation	Age	Director Since	Independent	Committee Memberships
John M. Baumer, Partner – Leonard Green & Partners, LP	47	2000	Yes	• Audit • Compensation • Nominating & Corp. Governance
Frank Reddick Partner – Akin Gump Strauss Hauer & Feld LLP	62	2002	Yes	None

1 2015 Proxy Statement

ITEM 2 - RATIFICATION OF APPOINTMENT OF KPMG LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015. The following table summarizes the fees KPMG billed us for professional services provided in 2014 and 2013.

	2014	2013
Audit fees	$1,657,000	$1,645,163
Tax fees (1)	$67,000	$90,000
Total	$1,724,000	$1,735,163

(1)	Represents fees for consultation on the tax impact of certain transactions in 2014 and 2013.

ITEM 3 - APPROVE THE VCA INC. 2015 ANNUAL CASH INCENTIVE PLAN

We are asking you to vote “FOR” the approval of our new VCA Inc. 2015 Annual Cash Incentive Plan. The 2015 Annual Cash Incentive Plan will replace our existing cash incentive plan, last approved by our stockholders in 2011. The Cash Incentive Plan enables us to provide cash incentive awards to our executive officers and other key employees which are designed to contribute to the growth, profitability and increased stockholder value of the Company.

Under the Cash Incentive Plan our Compensation Committee has the authority to grant performance awards in a maximum amount of 5x the recipient’s annual base or $10 million, whichever is less. The performance awards may be earned by the recipients upon the satisfaction of performance goals based on pre-approved performance criteria selected by the Compensation Committee. These performance criteria may include improvements in revenue, market share, Adjusted EBITDA, profit margin, income, cash flow, enterprise value, completion of critical projects, etc. Please see page 25 for a detailed summary of the material terms of the 2015 Cash Incentive Plan.

ITEM 4 - APPROVE THE VCA INC. 2015 EQUITY INCENTIVE PLAN

We are asking you to vote “FOR” the approval of our new VCA Inc. 2015 Equity Incentive Plan. The 2015 Equity Incentive Plan will replace our existing equity incentive plan, last approved by our stockholders in 2011. The Equity Incentive Plan enables us to obtain and retain the services of those employees, consultants, and directors who contribute to the Company’s long range success and allows us to provide those persons with incentives that are linked directly to increases in our share value which inure to the benefit of all of our stockholders.

The 2015 Equity Incentive Plan authorizes us to issue awards for up to 3,500,000 shares of our common stock. Under this proposal all shares not previously issued under our existing equity plan or that may be forfeited with respect to outstanding awards under our existing equity incentive plan may not be issued or reissued under the 2015 Equity Incentive Plan.

Under the Equity Incentive Plan our Compensation Committee has the authority to grant both performance and non-performance equity awards. These equity awards may take the form of options, restricted stock, restricted stock units, and stock appreciation rights. Performance awards granted pursuant to the plan may be earned by the recipients upon the satisfaction of performance goals based on pre-approved performance criteria selected by the Compensation Committee. These performance criteria may include improvements in revenue, market share, Adjusted EBITDA, profit margin, income, cash flow, enterprise value, and completion of critical projects. Please see page 31 for a detailed summary of the material terms of the 2015 Equity Incentive Plan.

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ITEM 5 - ADVISORY VOTE APPROVING

2014 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking you to vote “FOR” the advisory approval of our stockholders of the compensation paid to our named executive officers in 2014. While this vote is advisory and non-binding on us, our Board of Directors and the Compensation Committee value the opinion of our stockholders and will review and consider the outcome of this vote in considering future compensation arrangements.

Changes for Fiscal 2014

Based on feedback from institutional advisors and significant stockholders, we made the following changes to our executive compensation program in 2014:

•

Responded to stockholder feedback and reduced use of Adjusted EBITDA as a performance metric. Our Compensation Committee believes that Adjusted EBITDA is an important performance metric for our senior management because it is a measure used by the Board of Directors, management, stockholders, and the investment community to measure the Company’s financial success and overall performance. Consequently, we have included Adjusted EBITDA as a performance metric in both annual bonus and equity award programs, but have given different weightings to this measure in each and have introduced other performance metrics to distinguish between the programs. Only 20% of our Chief Executive Officer’s equity award and only 30% of his annual cash incentive award was linked to Adjusted EBITDA in 2014.

•

Strengthened senior management’s alignment with stockholders through use of absolute and relative performance metrics for our long-term equity awards. For the equity awards granted in 2014, we used the absolute performance metrics of Adjusted EBITDA and growth in the Company’s “enterprise value” and a relative performance metric that compares the Company’s stock price to the Russell 3000® Index.

•

Structured our 2014 long-term equity awards such that the executives must demonstrate performance over a two to three year period and also satisfy a four year vesting schedule to fully realize the value of the equity award. As structured, a maximum of 50% of an equity award may be earned in 2014 with the remainder to be earned based on the Company’s performance over the next two fiscal years. The equity awards are further subject to a four year vesting schedule and consequently are subject to the same increases or decreases in value as is the case for our stockholders. The annual performance targets for 2014, 2015 and 2016 were established at the time of the grants.

•

Eliminated the alternative performance metric based on an increase in our stock price. In designing the 2014 equity awards, our Compensation Committee eliminated an increase in our stock price as an alternative performance metric and instead added it as a performance metric in the basic design of the equity awards, where it accounts for only 30% of the award based on the weighting described in the Compensation Discussion and Analysis beginning on page 52 of this Proxy Statement.

Other Compensation Program Highlights

•

Substantial majority of executive compensation is tied to performance and is considered “at-risk”. Approximately 90% of our Chief Executives Officer’s, and an average of 75% of each of our other executive officer’s, compensation is in the form of equity and cash performance based compensation.

3 2015 Proxy Statement

•

We require our executives to own a minimum amount of our stock. Our Chief Executive Officer is required to own stock with a value at least 4 times his base salary while our other executive officers are required to own stock with a value at least 2 times their base salary.

•

We have adopted a “clawback” policy that allows us to recover incentive compensation in certain instances. Our equity incentive plan allows the Company to withhold or “clawback” awards from current and former employees if the employee breaches his/her employment or participates in illegal activities, such as a breach of confidentiality or other agreements with the Company, theft, embezzlement, or certain other cause events. In addition, our Board of Directors has adopted a policy that permits us to recover performance based awards received by an executive officer in certain circumstances if our financial results are restated.

ITEM 6 - STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS

You are being asked to vote on a proposal submitted for inclusion in this proxy statement by a stockholder in accordance with Rule 14a-8 of the Securities and Exchange Act of 1934 and our Third Amended and Restated Bylaws.

If approved this proposal would ask the Company’s Board of Directors to adopt, and present to our stockholders for approval a “proxy access” bylaw which would require the Company to include in its proxy materials prepared for a stockholder meeting at which directors are to be elected a nominee for director submitted by a stockholder, or group of stockholders, who have owned 3% or more of the Company’s outstanding stock for a least three years.

The Board of Directors has considered this stockholder proposal and believes it does not serve the best interests of VCA or its stockholders and for the reasons discussed in more detail beginning on page 44 of this Proxy Statement, recommends a vote “AGAINST” this proposal.

4 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THESE PROXY MATERIALS?

This proxy statement is being sent to all of our stockholders of record as of the close of business on February 27, 2015, by VCA’s Board of Directors to solicit your proxy to be voted at VCA’s 2015 Annual Meeting of Stockholders which will be held on Thursday, April 16, 2015, at 10:00 a.m. Pacific Time, at our corporate offices at 12401 West Olympic Boulevard, Los Angeles, California 90064.

WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

There are six items of business scheduled to be voted on at the 2015 Annual Meeting:

•	Election of two Class I directors to the Board of Directors.
•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.
•	Approval of the VCA Inc. 2015 Annual Cash Incentive Plan.
•	Approval of the VCA Inc. 2015 Equity Incentive Plan.
•	An advisory vote on the compensation of the Company’s named executive officers.
•	Stockholder proposal on Proxy Access.

We will also consider any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment or postponement, if necessary. Please note that at this time we are not aware of any such business, and the dates have passed for presenting any stockholder proposals pursuant to our bylaws and pursuant to the applicable securities rules.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

Our Board of Directors recommends that you vote:

•	“FOR” the election of its nominees to the Board of Directors.

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

•	“FOR” the approval of the VCA Inc. 2015 Annual Cash Incentive Plan.

•	“FOR” the approval of the VCA Inc. 2015 Equity Incentive Plan.

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

•	“AGAINST” the stockholder proposal on proxy access.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

Other than the six items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies, Robert L. Antin and Tomas W. Fuller, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

5 2015 Proxy Statement

WHO MAY VOTE AT THE ANNUAL MEETING?

You may vote your shares of VCA common stock at the Annual Meeting if you were a holder of record of VCA common stock at the close of business on February 27, 2015, which we refer to as the “Record Date.” At that time, there were 82,916,904 shares of common stock outstanding, and approximately 292 holders of record. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, which we refer to as the “SEC”, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and to beneficial owners of our stock. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

HOW CAN I GET ELECTRONIC ACCESS TO THE PROXY MATERIALS?

The Notice of Internet Availability of Proxy Materials provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet;
•	vote your shares after you have viewed our proxy materials;
•	request a printed copy of our proxy materials; and
•	instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

The Notice of Internet Availability of Proxy Materials, Proxy Statement, proxy card and the 2014 Annual Report are available at www.proxyvote.com.

HOW CAN I OBTAIN PAPER OR EMAIL COPIES OF PROXY MATERIALS?

The Notice of Internet Availability of Proxy Materials contains a toll-free telephone number, an email address, and a website where stockholders can request a paper or an email copy of the Proxy Statement, proxy card and the 2014 Annual Report. These proxy materials are available free of charge.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE NOTICE ABOUT THE INTERNET AVAILABILITY OF THE PROXY MATERIALS OR MORE THAN ONE PAPER COPY OF THE PROXY MATERIALS?

You may receive more than one notice of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice or more than one proxy card. To vote all of your shares by proxy, you must either (i) complete, date, sign and return each proxy card and voting instruction card that you receive or (ii) vote over the Internet or telephone the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of the notices).

6 2015 Proxy Statement

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Most stockholders of VCA hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below there are some differences in how stockholders of record and beneficial owners are treated.

Stockholders of Record. If your shares are registered directly in your name with our Transfer Agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials is being sent directly to you by VCA. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.

Beneficial Owner. If you hold your shares through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker, bank or other nominee, who is considered the stockholder or record with respect to those shares. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

HOW DO I VOTE?

Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to vote their shares whether or not they attend the meeting in person. If you are a stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting. You can vote by one of the following manners:

•

By Internet — Stockholders of record may submit proxies over the Internet by following the instructions on the proxy card. Stockholders who are beneficial owners may vote by Internet by following the instructions on the voting instruction card sent to them by their bank, broker, trustee or nominee.

•

By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on your proxy card and following the instructions. Stockholders of record will need to have the control number that appears on their proxy card available when voting. In addition, beneficial owners of shares living in the United States or Canada and who have received a voting instruction card by mail from their bank, broker, trustee or nominee may vote by phone by calling the number specified on the voting instruction card. Those stockholders should check the voting instruction card for telephone voting availability.

•

By Mail — Stockholders of record who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope. Stockholders who are beneficial owners who have received a voting instruction card from their bank, broker or nominee may return the voting instruction card by mail as set forth on the card.

7 2015 Proxy Statement

•

In Person — Stockholders of record may vote shares held in their name in person at the Annual Meeting. You also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Shares for which a stockholder is the beneficial holder but not the stockholder of record may be voted in person at the Annual Meeting only if such stockholder is able to obtain a legal proxy from the bank, broker or nominee that holds the stockholder’s shares, indicating that the stockholder was the beneficial holder as of the record date and the number of shares for which the stockholder was the beneficial owner on the record date.

Stockholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card or voting instruction card, but not by more than one method. If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is received by the inspector of election will be counted, and each previous vote will be disregarded.

WHAT IS A BROKER NON-VOTE?

Applicable rules permit brokers to vote shares held in street name on routine matters when brokers have not received voting instructions from the beneficial owner on how to vote those shares. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. Shares that are not voted on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting.

WHAT ROUTINE MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

The ratification of KPMG LLP as our independent registered public accounting firm for 2015 is the only routine matter to be presented at the Annual Meeting and is the only item on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

WHAT NON-ROUTINE MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

The non-routine matters to be presented at the Annual Meeting on which brokers may not vote unless they have received specific voting instructions from beneficial owners are:

•	Election of two members to the Board of Directors.
•	Approval of the VCA Inc. 2015 Annual Cash Incentive Plan.
•	Approval of the VCA Inc. 2015 Equity Incentive Plan.
•	An advisory vote on the compensation of the Company’s named executive officers.
•	Stockholder proposal on Proxy Access.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes are included in determining whether a quorum is present. In tabulating the voting results for the items to be voted on at the 2015 Annual Meeting, shares that constitute abstentions and broker non-votes are not considered entitled to vote on that matter and will not affect the outcome of any matter being voted on at the meeting.

HOW CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

•	First, you may send a written notice to VCA Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064, stating that you would like to revoke your proxy.
•	Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.
•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

8 2015 Proxy Statement

If your shares are held in street name and you have instructed a broker or other nominee to vote your shares, you must follow directions from your broker or other nominee to change your vote.

WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A majority of VCA’s outstanding shares as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•	are present and vote at the Annual Meeting; or
•	properly submit a proxy card, vote by telephone or vote over the Internet.

Broker non-votes also are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE ITEMS?

ITEM	APPROVAL REQUIRED
Item 1 — Election of directors

To be elected in an uncontested election a nominee must receive the “FOR” vote of a majority of the votes cast for the election of directors at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of the election of the nominee.

Item 2 — Ratification of appointment of independent registered public accounting firm

To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

Item 3 — Approve the VCA Inc. 2015 Annual Cash Incentive Plan

To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

Item 4 — Approve the VCA Inc. 2015 Equity Incentive Plan

To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

Item 5 — Advisory vote on the compensation of the Company’s named executive officers

To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

Item 6 — Stockholder Proposal on Proxy Access	To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

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WHO PAYS FOR THE COST OF THIS PROXY SOLICITATION?

We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

IS THERE A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our principal executive offices between the hours of 9:00 a.m. and 5:00 p.m. for any purpose relevant to the Annual Meeting. To arrange to view this list during the times specified above, please contact the Secretary of the Company.

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CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of the Board of Directors. We keep the members of our Board of Directors informed of our business through frequent discussions with management, materials we provide to them, visits to our offices and their participation in Board of Directors and committee meetings.

We believe transparent, effective, and accountable corporate governance practices are key elements of our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, several of our key governance initiatives are summarized below.

BOARD LEADERSHIP

VCA is led by its founder, Robert L. Antin, who has served as our Chairman of the Board, Chief Executive Officer and President since our inception in 1986. We believe that combining the role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for VCA and provides for a single, clear focus for management to execute the Company’s strategy and business plan. Mr. Antin’s industry expertise and intimate knowledge of VCA’s operations make him uniquely positioned and qualified to serve in these capacities, and we believe Mr. Antin is seen by our customers, business partners, investors and other stakeholders as providing strong leadership for the Company and the industry.

VCA does not have a lead director and does not believe that appointing a lead director would materially impact the performance of the Board of Directors, as it currently employs a variety of structural and operational controls that serve the same purpose. For example, our independent directors meet regularly in executive sessions without management present. This allows our independent directors to speak candidly on any matter of interest, without the Chief Executive Officer or other managers present. Moreover, each committee chair acts as “presiding director” for Board of Directors’ discussions on topics within the sphere of his committee. All members of the Board of Directors are free to suggest the inclusion of items on the agenda for meetings of the Board of Directors and its committees, and, to the fullest extent possible, all meeting materials and presentations are distributed to the Board of Directors in advance, allowing efficient use of time during meetings for questions and comprehensive deliberations. All members of the Board of Directors have direct and complete access to the Company’s management at all times, subject to reasonable time constraints and their judgment. Additionally, the Chief Executive Officer’s performance and compensation are evaluated and determined by the Compensation Committee, which is comprised solely of independent directors. Finally, each committee of the Board of Directors, all of which are comprised solely of independent directors, has the right at any time to retain independent outside financial, legal or other advisors.

DIRECTOR INDEPENDENCE

NASDAQ rules require listed companies to have a board of directors with at least a majority of independent directors. Except for Robert L. Antin, who serves as our Chairman of the Board, Chief Executive Officer and President, none of the members of our Board of Directors is an employee of VCA. Our Board of Directors has determined that four of our five current directors are independent under the NASDAQ Global Select Market listing standards. We refer to each of these directors as an “independent director.” Our independent directors are: John M. Baumer, John B. Chickering, Jr., John Heil and Frank Reddick. In determining Mr. Reddick’s independence, the Board of Directors considered Mr. Reddick’s position as a partner at Akin Gump Strauss Hauer & Feld LLP, which provides legal services to us. In addition, all of the directors currently serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent under the NASDAQ Global Select Market listing standards.

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OUTSIDE ADVISORS

The Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee may each retain outside advisors and consultants of their choosing at VCA’s expense.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

Our Board of Directors has adopted a set of Corporate Governance Guidelines which govern, among other things, criteria for membership on the Board of Directors, vacancies on the Board of Directors, director responsibilities, director education, and committee composition and charters.

We have also adopted a Code of Ethics and Business Conduct designed to set the standards of business conduct and ethics, help our directors and employees resolve ethical issues, and to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Our Code of Ethics and Business Conduct applies to our Chief Executive Officer, Chief Financial Officer, our senior financial executives, our directors when acting in their capacity as directors, and to all of our employees. Employees may submit concerns or complaints regarding audit, accounting, internal controls or other ethical issues on a confidential basis to our Audit Committee by means of an anonymous toll-free telephone call or email. We investigate all concerns and complaints.

We intend to disclose on our website amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct which applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer/Controller and persons performing similar functions and amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct described in Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”.

You can access our Corporate Governance Guidelines, our Code of Ethics and Business Conduct, along with other materials such as our committee charters, on our website at http://investor.vca.com.

RISK OVERSIGHT AND RISK ASSESSMENT

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of the Company’s objectives and to maintain stockholder value. The fully independent Audit Committee is primarily responsible for overseeing the Company’s exposure to financial risk and reviewing the steps the Company’s management has taken to monitor and control such exposure. The Audit Committee meets at least six times per year, in addition to periodic meetings with management and internal and independent auditors to accomplish its purpose. Additionally, each of the committees of the Board of Directors considers the risks within its area of responsibilities. We believe that the leadership structure of our Board of Directors supports its effective oversight of the Company’s risk management.

In 2014, certain members of the Company’s senior management and the Compensation Committee, in consultation with outside counsel, assessed whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included reviewing various elements of the Company’s compensation policies and practices. Among other things, the Compensation Committee considered that (a) the compensation program for the executive officers and other key personnel adequately balances the components of total direct compensation (i.e., annual base salary, annual cash performance awards and/or cash bonuses and long-term equity awards), (b) the annual base salary for all employees, including executive officers, provides a level of assured cash compensation that reduces incentive for risk-taking, (c) the annual cash bonus component of non-executive employees’ total direct compensation is small compared to the annual base salary component and, as a result, unlikely to give rise to excessive risk-

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taking by non-executive employees, (d) the annual cash performance awards to executive officers are typically based on the Company’s Adjusted EBITDA or other similar performance metrics that correlate such awards to the Company’s overall financial performance, and (e) the Company’s performance-based equity awards typically have a four-year vesting period that ensures that the employees’ interests align with the Company’s stockholders’ interests and reduces incentive for short-term risk taking behavior. Based on this review, the Compensation Committee determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholder Nominations to the Board of Directors

Stockholders who wish to nominate a candidate for election as a director at the 2016 annual meeting of stockholders must submit their nomination in writing to the Company at our principal executive offices after December 18, 2015, and no later than January 17, 2016, or, in the event the Company’s 2016 annual meeting of stockholders is advanced more than 30 days or delayed more than 70 days from the anniversary of the date of the 2015 annual meeting, by the close of business on the tenth day following the day on which public announcement of the 2016 annual meeting is first made by the Company.

To be in proper form, a stockholder’s notice must include the information required by our bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating stockholder required by Section 14 of the Exchange Act. The Company may refuse to consider any nomination that is not timely or otherwise does not meet the requirements of our bylaws. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder nomination.

Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2016 annual meeting of stockholders must submit their proposals so that they are received at our principal executive offices no later than the close of business November 7, 2015, or in the event the Company’s 2016 annual meeting is advanced more than 30 days or delayed more than 70 days from the anniversary of the date of the 2015 annual meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2016 annual meeting. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included in the Company’s proxy materials.

In addition, stockholders who wish to introduce a proposal from the floor of the 2016 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company at our principal executive offices after December 18, 2015, and no later than January 17, 2016 or, in the event the Company’s 2016 annual meeting of stockholders is advanced more than 30 days or delayed more than 70 days from the date of the 2015 annual meeting, by the close of business on the tenth day following the day on which public announcement of the 2016 annual meeting is first made by the Company.

To be in proper form, a stockholder’s notice must include the information required by our bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise does not meet the requirements of our bylaws or the SEC’s rules with respect to the submission of proposals.

You can find a copy of our bylaws in the Investor Relations section of the Company’s website (http://investor.vca.com.) by clicking on Corporate Governance, or you may obtain a copy by submitting a request to VCA Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064.

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STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

We have significantly enhanced our stockholder engagement program over the last couple of years and are committed to fostering open and honest dialogue with our stockholders. Our Chairman of the Board periodically discusses corporate governance issues with our largest stockholders and is prepared to have similar discussions with other stockholders as well. If you would like to arrange for a call with our Chairman of the Board, or any of our other directors, you may send a letter to the Board of Directors of VCA Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064. Each communication must contain a clear notation indicating that it is a “Stockholder — Chairman of the Board Communication” or “Stockholder — Director Communication,” and each communication must identify the author as a stockholder. The Office of the Secretary will receive the letter and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate.

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The Board of Directors and its Committees

COMPOSITION OF OUR BOARD OF DIRECTORS

The following persons serve as members of our Board of Directors and serve on the Committees of the Board of Directors, as indicated:

		Age	Audit	Compensation	Nominating
Class I Directors	John M. Baumer Frank Reddick	47	X	X	X
		62

Class II Directors	Robert L. Antin, Chairman of the Board	64

Class III Directors	John B. Chickering, Jr. John Heil	66	X	X	X
		62	X

Robert L. Antin, one of our founders, has served as our Chairman of the Board, Chief Executive Officer and President since our inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin currently serves on the board of directors of Rexford Industrial Realty, Inc. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University.

Mr. Antin’s background as one our founders and his service as our Chief Executive Officer and President since our inception enables him to bring to the Board of Directors valuable insights and perspectives about the Company, its business, operations and prospects, as well as the animal healthcare industry generally.

John M. Baumer has served as a member of our Board of Directors since September 2000. Mr. Baumer is a partner at Leonard Green & Partners, LP, where he has been employed since May 1999. Prior to joining Leonard Green & Partners, LP, he served as a Vice President in the Corporate Finance Division of Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ, in Los Angeles. Prior to joining DLJ in 1995, Mr. Baumer worked at Fidelity Investments and Arthur Andersen LLP. Mr. Baumer currently serves on the board of directors of Rite Aid Corporation. Mr. Baumer is a graduate of the University of Notre Dame and received his MBA from the Wharton School at the University of Pennsylvania.

Mr. Baumer’s experience in private equity investment makes him a valuable part of the Board of Directors, particularly as it relates to financings, operations, market developments, and strategic relationships, as well as enabling him to provide keen insight in the area of stockholder relations.

John B. Chickering, Jr. has served as a member of our Board of Directors since April 2004 and previously served as a director from 1988 to 2000. Mr. Chickering is a certified public accountant (inactive). Mr. Chickering is currently a private investor and independent consultant. Mr. Chickering served in a variety of executive positions within Time Warner, Inc. and Warner Bros., Inc., most recently as the Vice President—Financial Administration for Warner Bros. International Television Distribution until February 1996. Prior to his employment at Warner Bros., Mr. Chickering served as a staff accountant at KPMG Peat Marwick from August 1975 to June 1977. Mr. Chickering serves as Chairman of the Board of the Shakespeare

15 2015 Proxy Statement

Society of America, a privately held non-profit company with a 40+ year history of operating theatrical productions, a museum, a rare book reference library, extensive archives and a visual art collection. Mr. Chickering holds an MBA degree with emphasis in accounting and finance from Cornell University.

Mr. Chickering’s extensive corporate finance experience, his accounting experience and his knowledge of accounting principles and financial reporting rules and regulations enables Mr. Chickering to provide valuable service to the Board of Directors as chairman of the Audit Committee. Additionally, Mr. Chickering’s many years of experience as an executive of a public company enables him to make significant contributions to the deliberations of the Board of Directors, especially in connection with evaluating the financial performance of the Company.

John Heil has served as a member of our Board of Directors since February 2002 and previously served as a director from 1995 to 2000. Mr. Heil has served as a member of Tempur Sealy International, Inc.’s Board of Directors since March 2008 and currently serves on that board’s nominating and governance committee and compensation committee. In his most recent role, Mr. Heil served as Spectrum Brands, Inc.’s Co-Chief Operating Officer and President of Global Pet Supplies from January 2007 until his retirement in March 2013. From June 2004 until January 2007, Mr. Heil served as President of United Pet Group, a global manufacturer and marketer of pet supplies and a division of Spectrum Brands and United Industries. Mr. Heil first joined United Pet Group as Chairman and Chief Executive Officer in June 2000. Prior to joining United Pet Group, Mr. Heil spent twenty-five years with the H. J. Heinz Company in various executive and general management positions including President and Managing Director of Heinz Pet Products and President of Heinz Specialty Pet Foods. Mr. Heil holds a degree in economics from Lycoming College.

Mr. Heil’s experience in the pet care industry is of particular value to the Board of Directors as it provides a breadth and depth of understanding and insight that directly relates to the business of the Company. Additionally, Mr. Heil’s significant executive experience positions him to provide operational, financial and strategic planning insights with respect to the growth of the Company’s business and brand.

Frank Reddick has served as a director since February 2002. Mr. Reddick has been a partner at Akin Gump Strauss Hauer & Feld LLP, a global, full service law firm, since 2001. Mr. Reddick is the partner-in-charge of Akin Gump’s Los Angeles office and is a member of Akin Gump’s firm-wide audit committee. Mr. Reddick is principally engaged in the practice of corporate and securities law, with a concentration on corporate finance, mergers and acquisitions, corporate governance, joint ventures and other strategic alliances. With nearly 35 years of experience, Mr. Reddick has represented a broad range of companies, including businesses in the apparel, engineering, food processing, healthcare, hospitality and gaming, outdoor advertising, retail, and various aspects of the entertainment industry, including motion picture, television, radio and video games. Mr. Reddick received his JD from the University of California, Hastings College of the Law.

Mr. Reddick’s formal legal training, his experience as a partner of a major international law firm, and experience representing companies with a diverse range of businesses provides a background and perspective that complements the skill sets of the other members of the Board of Directors.

BOARD COMMITTEE’S AND COMMITTEE RESPONSIBILITIES

VCA’s Board of Directors maintains three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, all of which are constituted solely of independent directors. Each committee meets regularly and has a written charter approved by the Board of Directors.

AUDIT COMMITTEE

The Audit Committee consists of John M. Baumer, John B. Chickering, Jr. (Chairman) and John Heil, each an independent director and each financially literate as required by the NASDAQ Global Select Market listing

16 2015 Proxy Statement

standards. Our Board of Directors has determined that Messrs. Baumer, Chickering and Heil each qualify as “audit committee financial expert[s]” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. During 2014, the Audit Committee held eight meetings.

Among other matters, the Audit Committee:

•	engages and replaces the independent registered public accounting firm as appropriate;

•	evaluates the performance and independence of and pre-approves all services provided by the independent registered public accounting firm;

•	discusses with management, the internal auditor and the independent registered public accounting firm the quality of our accounting principles and financial reporting; and

•	oversees our internal controls.

Our Audit Committee charter is posted on our website at http://investor.vca.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee consists of John B. Chickering, Jr. (Chairman) and John M. Baumer, each an independent director. During 2014, the Nominating and Corporate Governance Committee held one meeting. The principal responsibilities of the Nominating and Corporate Governance Committee are to propose to the Board of Directors a slate of nominees for election by the stockholders at our annual meetings and to review and reassess the adequacy of the Corporate Governance Guidelines and recommend any proposed changes to the Board of Directors.

In considering director candidates, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Nominating and Corporate Governance Committee does believe, however, that all members of the Board of Directors should have high personal and professional ethics, integrity, practical wisdom and mature judgment, no conflict of interest that would interfere with their performance as a director of a public corporation, a commitment to serve on the Board of Directors over a period of several years, a willingness to represent the best interests of all stockholders and objectively appraise management performance and sufficient time to devote to matters of the Board of Directors.

The Board of Directors and the Nominating and Corporate Governance Committee believe that diversity with respect to viewpoint, skills and experience is an important factor in Board composition. Additionally, in April 2011, the Board of Directors amended the Corporate Governance Guidelines to clarify that gender, age and ethnic diversity are considered by the Nominating and Corporate Governance Committee when seeking and evaluating director candidates. The Board of Directors and the Nominating and Corporate Governance Committee also consider a variety of other factors, attributes and criteria, including each candidate’s (i) general understanding of marketing, finance and other disciplines relevant to the success of publicly traded companies, (ii) understanding of the Company’s business, (iii) education and professional background, personal and professional integrity, (iv) knowledge, skills and expertise and (v) personal accomplishments to ensure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board of Directors.

Our Nominating and Corporate Governance Committee may employ a variety of methods for identifying and evaluating nominees for director, including stockholder recommendations. The Nominating and Corporate Governance Committee will consider candidates recommended by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws, as summarized in the

17 2015 Proxy Statement

“Questions and Answers” section of this Proxy Statement. The Nominating and Corporate Governance Committee will not evaluate candidates differently based on who made the recommendation for consideration. Our Nominating and Corporate Governance Committee charter is posted on our website at http://investor.vca.com.

COMPENSATION COMMITTEE

The Compensation Committee consists of John B. Chickering, Jr. (Chairman) and John M. Baumer, each an independent director and “outside director” (as such term is defined in Treasury Regulation 1.162-27(e)(3)). During 2014, the Compensation Committee held four meetings and acted twice by unanimous written consent. The Compensation Committee:

•

assists the Board of Directors in ensuring a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company;

•	establishes the compensation of all of our executive officers; and

•

administers the Company’s incentive programs, including the VCA Inc. 2006 Equity Incentive Plan, which we refer to as the “Equity Incentive Plan,” and the VCA Inc. 2007 Annual Cash Incentive Plan, which we refer to as the “2007 Cash Incentive Plan.”

The Compensation Committee is responsible for overseeing the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board of Directors. The Compensation Committee seeks the views of our Chief Executive Officer with respect to establishing appropriate compensation packages for the executive officers (other than the Chief Executive Officer). The Compensation Committee also has the authority to delegate its responsibilities to subcommittees of the Compensation Committee if it determines such delegation would be in the best interest of the Company.

The Compensation Committee generally meets in executive session, with no member of management being present at the meetings. In addition, the Compensation Committee may request that any of our directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Compensation Committee requests.

The Compensation Committee has the sole authority to retain independent counsel or other advisors, as it deems necessary in connection with its responsibilities at the Company’s expense. The Compensation Committee also has the sole authority to retain and terminate compensation consultants.

Our Compensation Committee charter is posted on our website at http://investor.vca.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of our Board of Directors consists of John B. Chickering, Jr. and John M. Baumer. None of the members of the Compensation Committee was an officer or employee of the Company at any time during 2014. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

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ATTENDANCE AT MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 2014, the Board of Directors held eight meetings and acted once by unanimous written consent. VCA’s independent directors regularly meet in executive session without management present. During 2014, our Committees met an aggregate of thirteen times.

In 2014, all of our directors attended 75% or more of the aggregate of (i) the total number of meetings held by the Board of Directors, excluding meetings for which the director was required to recuse himself and (ii) the total number of meetings held by all committees on which they served.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

The Company encourages, but does not require, all directors and director nominees to attend our annual meetings of stockholders. Four of our directors attended our 2014 Annual Meeting of Stockholders.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee Report does not constitute “soliciting material,” and shall not be deemed “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

The Committee is responsible for overseeing, on behalf of the Board of Directors, the Company’s accounting and financial reporting process and the audits of VCA’s financial statements. The Committee acts only in an oversight capacity and relies on the work and assurances of management, which has the primary responsibility for the financial reporting process, including the system of internal controls, and the financial statements.

The Committee has:

•	reviewed and discussed the audited financial statements with management and the independent registered public accounting firm;
•

discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (PCOAB) Auditing Standard No. 16 (Communication with Audit Committees);

•

received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCOAB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence from the Company and its management; and

•

considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the accountant’s independence, and has concluded that the independent registered public accounting firm is independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Audit Committee

John M. Baumer

John B. Chickering, Jr.

John Heil

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AUDIT AND NON-AUDIT FEES

The following table sets forth the aggregate fees billed to us by KPMG LLP, our independent registered public accounting firm, for professional services rendered during the years ended December 31, 2014 and 2013.

	2014	2013

Audit fees	$1,657,000	$1,645,163
Tax fees (1)	$67,000	$90,000

Total	$1,724,000	$1,735,163

(1)	Represents fees for consultation on the tax impact of certain transactions in 2014 and 2013.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services and fees provided by our independent registered public accounting firm. The Audit Committee’s pre-approval policy requires that all audit and permissible non-audit services and fees be pre-approved by the Audit Committee. Specific pre-approval is not required for permissible non-audit services provided that they:

•	do not, in the aggregate, amount to more than five percent of total revenues paid by the Company to the independent registered public accounting firm in the year in which the services are provided;

•	were not recognized by the Company as non-audit services at the time of the relevant engagement; and

•	are promptly brought to the attention of the Audit Committee and approved by the Audit Committee (or its designated representatives) prior to the completion of the annual audit.

Pursuant to the pre-approval policy, the Audit Committee’s Chairman is delegated the authority to pre-approve audit and non-audit services and fees, provided he reports those approvals at the next meeting of the Audit Committee. The term of any pre-approval granted by the Audit Committee with respect to a given service is twelve months. All fees in excess of pre-approved levels require specific pre-approval by the Audit Committee. All audit and permissible non-audit services provided to us in connection with 2014 were approved by the Audit Committee.

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ITEM 1: ELECTION OF DIRECTORS

We have five members on our Board of Directors. Four of the five members of our Board of Directors have been determined by our Board of Directors to meet the independence requirements of the NASDAQ Global Select Market listing standards.

As provided in our Amended and Restated Certificate of Incorporation, the Board of Directors has been grouped into three classes, as nearly equal in number as possible, which are elected for staggered terms. Our Class I directors will be elected at this Annual Meeting and will hold office for three years until the 2018 annual meeting and thereafter until their successors are duly elected and qualified. The terms of our Class II directors expire at our 2016 annual meeting. The term of our Class III director expires at our 2017 annual meeting. In accordance with our Corporate Governance Guidelines, any director appointed to fill a vacant seat in a class other than the class of directors whose terms expire at the next annual meeting of stockholders will stand for re-election at the next annual meeting of stockholders.

Although we know of no reason why any nominee would not be able to serve, if a nominee is unavailable for election, the proxies will vote your common stock to approve the election of any substitute nominee proposed by our Nominating and Corporate Governance Committee. The Board of Directors may choose to reduce the size of the Board, as permitted by our bylaws, provided we maintain the number of independent directors required by the listing standards of the NASDAQ Global Select Market. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve if elected as director.

In the election of the Class I directors, you may either vote “for,” “against” or “withheld.” Cumulative voting is not permitted. In February 2013, our Board of Directors adopted a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which, as of the record date, the number of nominees does not exceed the number of directors to be elected at the annual meeting. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes “withheld” or cast “against” the nominee. For these purposes, abstentions will not count as a vote “for,” “withheld” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will have no effect on the election of directors as brokers are not entitled to vote on this proposal.

If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director must promptly tender his or her resignation to the Board of Directors after certification of the election results of the stockholder vote. The Board of Directors will act on the tendered resignation, taking into account any stated reasons for “against” votes, whether the underlying cause or causes of the “against” votes are curable, the factors, if any, set forth in our Nominating and Corporate Governance Charter or other policies that are to be considered by our Nominating and Corporate Governance Committee in evaluating potential candidates for the Board, the length of service of such director, such director’s past contributions to the Company, and such other factors or information that the Board of Directors deems relevant. The Board of Directors’ decision and the rationale behind the decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the deliberations or the decision of the Board of Directors with respect to his or her resignation.

22 2015 Proxy Statement

NOMINEES

The Board of Directors proposes the following candidates for election as Class I directors:

John M. Baumer has served as a director since September 2000. Mr. Baumer is a partner of Leonard Green & Partners, LP, where he has been employed since May 1999. Prior to joining Leonard Green & Partners, LP, he served as a Vice President in the Corporate Finance Division of Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ, in Los Angeles. Prior to joining DLJ in 1995, Mr. Baumer worked at Fidelity Investments and Arthur Andersen LLP. Mr. Baumer currently serves on the board of directors of Rite Aid Corporation. Mr. Baumer is a 1990 graduate of the University of Notre Dame. He received his MBA from the Wharton School at the University of Pennsylvania.

Mr. Baumer’s experience in private equity investment makes him a valuable part of the Board of Directors, particularly as it relates to financings, operations, market developments, and strategic relationships, as well as enabling him to provide keen insight in the area of stockholder relations.

Frank Reddick has served as a director since February 2002. Mr. Reddick has been a partner at Akin Gump Strauss Hauer & Feld LLP, a global, full service law firm, since 2001. Mr. Reddick is the partner-in-charge of Akin Gump’s Los Angeles office and is a member of Akin Gump’s firm-wide audit committee. Mr. Reddick is principally engaged in the practice of corporate and securities law, with a concentration on corporate finance, mergers and acquisitions, corporate governance, joint ventures and other strategic alliances. With nearly 35 years of experience, Mr. Reddick has represented a broad range of companies, including businesses in the apparel, engineering, food processing, healthcare, hospitality and gaming, outdoor advertising, retail, and various aspects of the entertainment industry, including motion picture, television, radio and video games. Mr. Reddick received his JD from the University of California, Hastings College of the Law.

Mr. Reddick’s formal legal training, his experience as a partner of a major international law firm, and experience representing companies with a diverse range of businesses provides a background and perspective that complements the skill sets of the other members of the Board of Directors.

Our nominees for election as Class I directors, John Baumer and Frank Reddick, have agreed to be named in this Proxy Statement and to serve if elected.

Required Vote and Recommendation of the Board

To be elected in an uncontested election, a nominee must receive the affirmative vote of a majority of the votes cast, in person or by proxy, for the election of directors at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of the election of the nominee. All proxies will be voted to in favor of the nominees unless a contrary vote is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED ABOVE.

23 2015 Proxy Statement

ITEM 2: RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has engaged the firm of KPMG LLP to continue to serve as our independent registered public accounting firm for the current year ending December 31, 2015. KPMG LLP has served as VCA’s principal independent registered public accounting firm since June 14, 2002.

We are asking the stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015. The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, will require the affirmative vote of a majority of the votes cast at the Annual Meeting.

A representative of KPMG LLP is expected to attend the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, is required to ratify the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. All proxies will be voted to approve the appointment unless a contrary vote is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

24 2015 Proxy Statement

ITEM 3: APPROVE THE VCA INC. 2015 ANNUAL CASH INCENTIVE PLAN

We are asking you to approve the VCA Inc. 2015 Annual Cash Incentive Plan, which we refer to as the “2015 Cash Incentive Plan” or the “Cash Incentive Plan,” as set forth in Appendix A to this Proxy Statement. Among the material terms you are being asked to approve are the eligibility provisions which describe the executives eligible to participate and receive compensation under the Cash Incentive Plan; the description of the business performance criteria on which the performance goals are based; and the maximum amount of compensation that can be awarded to any participant under the Cash Incentive Plan. Each of these material terms is described below.

The Cash Incentive Plan is intended to allow the Company to incentivize executive officers of the Company and its related companies, and other key executives, who are selected to participate in the Plan by the Compensation Committee, to contribute to the growth, profitability and increased stockholder value of the Company, to obtain and retain such executives, and to maintain the tax-deductible status of such incentive payments under Section 162(m) of the Internal Revenue Code, which we refer to as the “Code.” The Cash Incentive Plan is intended to comply with Section 162(m) of the Code.

The 2015 Cash Incentive Plan permits the Compensation Committee to grant performance awards based upon pre-established performance goals to executive officers and other key executives of the Company and its related companies selected by the Compensation Committee, whether or not such executives, at the time of grant, are subject to the limit on deductible compensation under Section 162(m) of the Code.

On February 26, 2015, the Board of Directors approved the 2015 Cash Incentive Plan. The Board approved the termination of the 2007 Annual Cash Incentive Plan, which we refer to as the “Existing Cash Incentive Plan,” contingent upon stockholder approval of the 2015 Cash Incentive Plan. Upon termination of the Existing Cash Incentive Plan, no additional awards may be granted thereunder.

No performance awards will be paid under the 2015 Cash Incentive Plan, regardless of whether the performance goals are achieved, unless the Cash Incentive Plan is approved by the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All proxies will be voted to approve the Cash Incentive Plan unless a contrary vote is indicated on the enclosed proxy card.

SUMMARY OF OUR 2015 ANNUAL CASH INCENTIVE PLAN

The following summary of our 2015 Annual Cash Incentive Plan is qualified by reference to the full text of the Cash Incentive Plan, which is attached as Appendix A to this Proxy Statement.

ELIGIBILITY

The 2015 Annual Cash Incentive Plan provides for the grant of performance-based incentive compensation, which we refer to as “Performance Awards,” to executive officers and other key executives of the Company and its related companies selected by the Compensation Committee, which we refer to as the “Eligible Employees.” Under the 2015 Annual Cash Incentive Plan, the Compensation Committee, in its sole discretion, may grant Performance Awards to Eligible Employees. The number of participants in the 2015 Annual Cash Incentive Plan is not determinable from year to year.

25 2015 Proxy Statement

PERFORMANCE AWARDS, GOALS AND OBJECTIVES

Under the 2015 Annual Cash Incentive Plan, the Compensation Committee has the authority to grant Performance Awards. Performance Awards provide participants with the right to an award based upon the achievement of one or more levels of performance required to be attained with respect to one or more Performance Criteria, which we refer to as “Performance Goals.” The 2015 Annual Cash Incentive Plan contemplates that the “Performance Criteria,” any of which may be selected by the Compensation Committee, will mean or may be expressed in terms of any of the business criteria specified therein, including:

•	revenue;
•	sales and market share;
•	earnings, including EBITDA or Adjusted EBITDA, net earnings, earnings per share and earnings from continuing operations;
•	profits, profit margins and profitability;
•	operating income;
•	cash flow, including cash available for distribution, cash available for distribution per share, cash-flow improvement and free cash flow;
•	working capital and improvements in capital structure;
•	credit rating and independent industry ratings;
•	stock price, stock price performance, return on stockholders’ equity, return on assets and return on capital;
•	enterprise value and economic value added, net worth, changes in net assets, return on investment and total stockholders’ return;
•	expense management, levels of expense, capital expenditure and improvements in the Company’s attainment of expense levels;
•	implementing or completion of critical projects;
•	strategic plan development and implementation; and
•	closing of corporate transactions.

Such objective Performance Criteria are not required to be based on increases in a specific business criteria, but may be based on maintaining the status quo or limiting economic losses. Performance Criteria may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, facilities (e.g., hospitals or laboratory), partnerships or joint ventures. For purposes of the 2015 Annual Cash Incentive Plan, a “Performance Period” shall mean the calendar year, or such other shorter or longer period designated by the Compensation Committee, during which performance will be measured in order to determine a participant’s entitlement to receive payment of a Performance Award.

The 2015 Annual Cash Incentive Plan contemplates that the Compensation Committee will establish the Performance Goals for each Performance Award, consisting of one or more business criteria permitted as Performance Criteria under the Cash Incentive Plan and one or more levels of performance with respect to each such criterion. The Compensation Committee may, in connection with the establishment of Performance Goals for a Performance Period, specify one or more adjustments to any of the Performance Criteria. In addition, the Compensation Committee will establish the amount or amounts payable or other rights that the participant will be entitled to as a Performance Award upon achievement of such levels of performance. The Performance Goals applicable to a Performance Period must be established by the Compensation Committee prior to, or reasonably promptly following the inception of, a Performance Period, but no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the date prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, as required by Section 162(m) of the Code.

26 2015 Proxy Statement

Upon certification of the achievement of Performance Goals by the Compensation Committee which entitle a participant to the payment of a Performance Award, the award shall be settled in cash; provided, however, that with respect to a participant who is not a Covered Employee during the taxable year of the Company in which the Performance Award will be paid, a Performance Award may be settled in cash without the Compensation Committee’s certification. A participant will not be granted Performance Awards for any Performance Periods that permit the participant in the aggregate to earn a cash payment in excess of the lesser of (x) five (5) times such participant’s base salary at the time the Performance Award is established or (y) $10 million in a calendar year.

The Compensation Committee is authorized at any time during or after a Performance Period, in its discretion, to establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Performance Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) and may take into account such other factors as it deems appropriate in administering any aspect of the Plan, including to reduce the amount of such a Performance Award at any time prior to payment based on such criteria as it may determine, including but not limited to individual merit and the attainment of specified levels of one or any combination of Performance Criteria. However, the Compensation Committee may not (i) adjust upwards the amount payable pursuant to any Performance Award, or (ii) except in the case of the death or disability of the participant or a change in control of the Company, waive the achievement of the Performance Goal requirement.

To the extent necessary to preserve the intended economic effects of the 2015 Annual Cash Incentive Plan to the Company and the participants, the Compensation Committee shall adjust the Performance Goals and/or the Performance Awards to take into account a change in corporate capitalization, a corporate transaction, any partial or complete liquidation of the Company or any subsidiary, a change in accounting rules or extraordinary gains or losses reported by the Company; provided, that the Compensation Committee shall not make any adjustment that would cause any Performance Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of Code. The Compensation Committee may provide at the time the Performance Goals are established that one or more of the foregoing adjustments will not be made as to a specific Performance Award. In addition, the Compensation Committee may determine at the time the Performance Goals are established that other adjustments will apply to the applicable Performance Goal to take into account any one or more of the following with respect to the Performance Period: (i) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation, (ii) the impact of impairment of tangible or intangible assets, (iii) the impact of restructuring activities, including but not limited to reductions in force, that are reported in the Company’s public filings covering the Performance Period and (iv) the impact of investments or acquisitions made during the year or, to the extent provided by the Compensation Committee, any prior year. Each of the adjustments described in this paragraph may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Compensation Committee at the time the Performance Goals are established.

In the event a participant terminates his or her employment for any reason prior to satisfying the requirements for the payment of the Performance Award for the relevant Performance Period, he or she (or his or her beneficiary, in the case of death) will generally not be entitled to receive a Performance Award for such Performance Period; provided that the Compensation Committee, in its sole and absolute discretion, may elect to pay a Performance Award to such participant if (i) the participant is not a Covered Employee for the taxable year of the Company in which or with respect to which the Performance Award will be paid or (ii) the participant is a Covered Employee and such participant’s employment terminated as a result of a death or disability or, other than a termination for cause, within 24 months of a change in control of the Company. In the event of the death of a participant, any payments due to such participant will continue to be paid to his or her beneficiary or, failing such designation, to his or her estate. For purposes hereof, a “Covered Employee” means each executive officer and other key executives of the Company and any related company selected by the Compensation Committee who is or could become a “covered employee” within the meaning of Section 162(m)(3) of the Code and the regulations and interpretive guidance issued thereunder.

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DEFERRAL OF PAYMENT

A participant may elect to defer receipt of part or all payment due in respect of a Performance Award in accordance with the following requirements, subject to such terms and administrative guidelines as the Compensation Committee shall specify from time to time.

A participant’s irrevocable election to defer payment in respect of a Performance Award shall be made not later than the close of the calendar year immediately preceding the calendar year in which the Performance Period begins.

Notwithstanding the foregoing, with respect to any Performance Award for a Performance Period of at least 12 consecutive months and that otherwise qualifies as “performance-based compensation” as that term is defined in Treasury Regulation Section 1.409A-1(e), which we refer to as “409A Performance-Based Compensation,” a participant’s election to defer payment in respect of such Performance Award shall be made and irrevocable on or before the date that is six months before the end of the Performance Period; provided the participant is continuously employed by the Company from the later of (i) the beginning of the Performance Period or (ii) the date the Performance Criteria are established through the date of such election; provided further that in no event may a participant elect to defer such payment after the Performance Award has become both calculable and substantially certain to be paid. A Performance Award shall be deemed 409A Performance-Based Compensation only if its terms provide that the Compensation Committee shall only pay such Performance Award upon the certification by the Compensation Committee that the Performance Goals and other material terms have been met.

A participant’s election to defer payment of all or part of a Performance Award shall specify a time or fixed schedule for the payment of such amount, including interest accrued thereon. Notwithstanding the foregoing, any payment deferred in respect of a Performance Award shall be paid in a lump sum upon the first to occur of the following: (i) the participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (within the meaning of Treasury Regulation section 1.409A-1(i)) as of the date of his or her separation from service, such payment shall be made on the earlier of (A) the date that is six months and one day after the participant’s separation from service or (B) the participant’s death; (ii) the date of the participant’s death; (iii) the date on which the participant becomes Disabled (as defined in Section 6 of the Cash Incentive Plan); (iv) the occurrence of an Unforeseeable Emergency (as defined in Section 6 of the Cash Incentive Plan), but only to the extent reasonably necessary to satisfy the emergency need, including amounts necessary to pay taxes or penalties reasonably anticipated as a result of such payment, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship); and (v) the occurrence of a Change in Control Event (as defined in Section 6 of the Cash Incentive Plan).

Except upon the occurrence of either of the following events, payment in respect of a Performance Award that has been deferred may not be accelerated or paid before the time set forth in the preceding paragraph: (i) the acceleration of the time or schedule of payment to an individual other than the participant shall be permitted as may be necessary to comply with the terms of a “domestic relations order” (as defined in Section 414(p)(1)(B) of the Code); and (ii) the acceleration of the time or schedule of payment shall be permitted to the extent reasonably necessary to avoid violation of an applicable ethics law or conflicts of interest law (including to permit the participant to participate in activities in the normal course of his or her position with the Company in which the participant would otherwise not be able to participate under an applicable rule), as provided by Treasury Regulation Section 1.409A-3(j)(4)(iii).

A participant may subsequently elect to delay payment of an amount previously deferred; provided that such election shall be made and irrevocable not less than 12 months before the date the deferred payment is

28 2015 Proxy Statement

scheduled to be paid, and shall not take effect until at least 12 months after the date on which the election is made; provided further that the payment shall be deferred for at least an additional five years from the date such amount would otherwise have been paid.

Interest shall accrue on amounts deferred at a reasonable rate of interest determined by the Compensation Committee, commencing one day following the date such amount would have been paid had it not been deferred and ending on the date of payment.

UNFUNDED STATUS OF AWARDS

The 2015 Annual Cash Incentive Plan will constitute an “unfunded” plan for incentive and deferred compensation. Under the terms of the Cash Incentive Plan, a participant has only rights which are no greater than those of a general creditor of the Company. The 2015 Annual Cash Incentive Plan permits the Compensation Committee to authorize the creation of trusts and deposit therein cash or other property or make other arrangements to meet the Company’s obligations under the 2015 Annual Cash Incentive Plan.

ADMINISTRATION OF THE 2015 ANNUAL CASH INCENTIVE PLAN

The 2015 Annual Cash Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has the authority to: (i) select participants; (ii) grant Performance Awards under the Cash Incentive Plan; (iii) determine the terms, conditions, restrictions, Performance Criteria and all other matters relating to Performance Awards; (iv) prescribe Performance Award agreements; (v) establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Cash Incentive Plan; (vi) determine whether, to what extent, and under what circumstances a Performance Award may be settled, canceled, forfeited, or surrendered; (vii) specify and make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles to the extent required by the terms of the Performance Award; and (viii) construe, interpret and make such determinations and interpretations and to take such steps in connection with the Cash Incentive Plan or any Performance Awards granted thereunder as it deems necessary or advisable.

MAXIMUM AWARDS UNDER THE 2015 ANNUAL CASH INCENTIVE PLAN

A participant may be granted one or more cash Performance Awards with Performance Periods commencing in the same calendar year, so long as the cash payments that may be earned under such Performance Awards in respect of such Performance Periods, in the aggregate, do not exceed the lesser of Performance Award for any Performance Periods that permit the participant in the aggregate to earn a cash payment in excess of the lesser of (x) five (5) times such participant’s base salary at the time the Performance Award is established or (y) $10 million in such a calendar year.

EFFECTIVE DATE

The Cash Incentive Plan is effective on March 1, 2015, subject to the approval by the stockholders within 12 months of the Effective Date.

AMENDMENT OF THE 2015 ANNUAL CASH INCENTIVE PLAN

The Board of Directors, or a committee designated by the Board of Directors, may, at any time, terminate or amend, modify or suspend the 2015 Annual Cash Incentive Plan and the terms and provisions of any

29 2015 Proxy Statement

Performance Award theretofore awarded to any participant which has not been settled; provided, however, that no amendment or modification to any Performance Award shall be authorized or made if the Compensation Committee determines that such authorization or the making of such amendment or modification would increase or accelerate a payment under a Performance Award, decrease a Performance Goal, or otherwise cause a Performance Award to fail to qualify as “qualified performance based compensation” under Section 162(m) of the Code. No Performance Award may be granted during any suspension of the Cash Incentive Plan or after its termination. Any such amendment may be made without stockholder approval.

NEW PLAN BENEFITS

The amounts payable under the 2015 Annual Cash Incentive Plan (i) that would have been received by our executive officers, directors and employees for the fiscal year ended 2014 if the Cash Incentive Plan had been in effect and (ii) that will be received by or allocated to our executive officers, directors and employees under the Cash Incentive Plan is undeterminable because the Performance Awards under the Cash Incentive Plan are discretionary.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, is required to approve the VCA Inc. 2015 Annual Cash Incentive Plan. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to enable the Company to implement compensation arrangements under the 2015 Annual Cash Incentive Plan that qualify as fully tax deductible performance-based compensation. All proxies will be voted in favor of this proposal unless a contrary vote is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR”

APPROVAL OF THE VCA INC. 2015 ANNUAL CASH INCENTIVE PLAN.

30 2015 Proxy Statement

ITEM 4: APPROVE THE VCA INC. 2015 EQUITY INCENTIVE PLAN

We are asking you to approve the VCA Inc. 2015 Equity Incentive Plan, which we refer to as the “2015 Equity Incentive Plan” or the “Equity Plan,” as set forth in Appendix B to this Proxy Statement. Among the material terms you are being asked to approve are the eligibility provisions which describe the employees, consultants and directors eligible to participate and receive compensation under the Equity Plan; the description of the business performance criteria on which the performance goals are based; and the maximum number of shares available for issuance under the Equity Plan. Each of these material terms is described below.

The Equity Plan is intended to allow the Company and its related companies to obtain and retain the services of the types of employees, consultants and directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all of our stockholders.

The Equity Plan became effective upon approval by the Board of Directors, but no award under the Equity Plan may be exercised or settled (or, in the case of stock awards, granted) until the Equity Plan is approved by the stockholders of the Company.

The Board approved the termination of the 2006 Equity Incentive Plan, which we refer to as the “Existing Equity Plan,” contingent upon stockholder approval of the 2015 Equity Incentive Plan. Upon termination of the Existing Equity Plan, no additional awards may be granted thereunder.

As of February 27, 2015, there were 2,351,797 shares subject to outstanding awards of options, restricted stock, and restricted stock units granted under the Existing Equity Plan, which we refer to as “Prior Outstanding Awards,” and there were an additional 1,317,205 shares that were available for grant under the Existing Equity Plan but which were not the subject of outstanding options, restricted stock units or other awards, which we refer to as “Available Shares.”

The number of Available Shares shall NOT be included as shares reserved for awards under the Equity Plan. In addition, shares of common stock underlying Prior Outstanding Awards shall NOT become available to increase the number of shares available for awards under the Equity Plan if the Prior Outstanding Awards expire, are forfeited, cancelled or terminated for any reason without being exercised in full. Thus, the maximum aggregate number of shares of common stock that may be issued under the Equity Plan to our employees, directors and consultants and those of our related companies consist solely of 3,500,000 newly authorized shares of common stock.

The option awards granted under the Equity Plan shall be exercisable upon approval of the Equity Plan by the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All proxies will be voted to approve the Equity Plan unless a contrary vote is indicated on the enclosed proxy card.

SUMMARY OF OUR 2015 EQUITY INCENTIVE PLAN

The following summary of our 2015 Equity Incentive Plan is qualified by reference to the full text of the Equity Plan, which is attached as Appendix B to this Proxy Statement.

EFFECTIVE DATE

The Equity Incentive Plan is effective on March 1, 2015, subject to the approval by the stockholders within 12 months of the Effective Date.

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ELIGIBILITY

The term “Awards” as used in this Item 4 of the Proxy Statement includes incentive stock options, non-statutory stock options, restricted awards, performance awards and stock appreciation rights granted under the Equity Plan. Our employees, consultants and directors and those of our related companies are eligible for Awards, provided, that incentive stock options may be granted only to employees, including those of our related companies. All other Awards, including non-statutory stock options, restricted awards, performance awards and stock appreciation rights, may be granted to our employees, directors and consultants and those of our related companies. In addition, the maximum number of shares with respect to which Awards can be granted to any employee in any fiscal year is limited to 500,000 shares, and the maximum number of shares with respect to which Awards can be granted to any non-employee director in any fiscal year is limited to 50,000 shares.

ADMINISTRATION OF OUR 2015 EQUITY INCENTIVE PLAN

The Board of Directors shall administer the Equity Plan, unless the Board of Directors delegates the administration of the Equity Plan to a committee. The Board of Directors has delegated the administration of the Equity Plan to the Compensation Committee, who will administer the Equity Plan with respect to Awards and to whom we refer as the “Administrator.” The Administrator has the authority to:

•	construe and interpret the Equity Plan and apply its provisions;
•	promulgate, amend, and rescind rules and regulations relating to the administration of the Equity Plan;
•	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Equity Plan;
•

delegate its authority to one or more officers of the Company with respect to Awards that do not involve “covered employees” within the meaning of Section 162(m) of the Code, or “insiders” within the meaning of Section 16 of the Exchange Act, subject to specified limits on the number of shares that may be granted pursuant to that delegation;

•	determine when Awards are to be granted under the Equity Plan;
•	from time to time, to select, subject to the limitations set forth in the Equity Plan, those people to whom Awards shall be granted;
•	determine the number of shares of common stock to be made subject to each Award;
•	determine whether each option is to be an incentive stock option or a non-statutory stock option;
•

prescribe the terms and conditions of each award, including, without limitation, the exercise price and medium of payment, vesting provisions (provided, however, that no Award will be granted with a vesting provision that permits any portion of the Award to vest prior to 12 months from the date of grant), and to specify the provisions of the award agreement relating to that grant or sale;

•

subject to the limitations set forth in the Equity Plan, amend any outstanding Awards (provided, that the time and manner of vesting may only be modified in connection with the death or disability of a participant or in connection with a change in control), including for the purpose of modifying the purchase price, exercise price, medium of payment or the term of any outstanding Award;

•

determine the duration and purpose of leaves of absences which may be granted to a person without constituting termination of their employment for purposes of the Equity Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company’s employment policies;

•	make decisions with respect to outstanding Awards that may become necessary upon a change in control or an event that triggers anti-dilution adjustments; and
•	exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Equity Plan.

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POTENTIAL DILUTION

As shown in the table on page 77 of this Proxy Statement, at December 31, 2014, approximately 1,300,000 shares remained issuable under the Company’s Existing Equity Plan; however, as noted above, none of the shares that remain available for issuance under the Existing Equity Plan will be available for issuance under the Equity Plan or, after the 2015 Equity Incentive Plan is approved by our stockholders, under the Existing Equity Plan. The total number of shares of common stock currently available for issuance under the Equity Plan, which consists solely of 3,500,000 newly authorized shares of common stock, represent approximately 4% percent of the Company’s outstanding shares on February 27, 2015. This percentage does not include any shares of common stock underlying Prior Outstanding Awards that may expire, be forfeited, cancelled or terminate for any reason without having been exercised or issued in full because such shares will not be available for issuance under the Equity Plan. The closing price per share of our common stock on February 27, 2015 as quoted on the NASDAQ Global Select Market was $53.28.

AWARDS AND TERMS

TYPES OF AWARDS

The following types of awards may be granted under the Equity Plan: (i) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” (ii) non-qualified stock options not specifically authorized or qualified for favorable federal income tax consequences, (iii) restricted awards consisting of shares of common stock that are subject to a substantial risk of forfeiture (vesting) and transfer restrictions for some period of time (“restricted stock”), or hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock and that are settled in the form of shares of common stock (“restricted stock units”), (iv) performance awards entitling the recipient to acquire shares of common stock or to vest in shares of common stock, incentive stock options, non-statutory stock options, restricted stock, restricted stock units, or stock appreciation rights upon the attainment of specified performance goals and (v) stock appreciation rights.

Options

•

Exercise Price – Subject to certain exceptions, the exercise price of an incentive stock option or a non-statutory stock option, which we refer to collectively as “options,” will not be less than 100% of the fair market value of the common stock subject to that option on the date that option is granted, provided, that the exercise price of an incentive stock option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of our stock, or of any of our related companies, will be at least 110% of the fair market value of the common stock subject to that option on the date of grant.

•

Expiration Date – No incentive stock option will be exercisable after the expiration of ten years from the date it was granted, PROVIDED that an incentive stock option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of our stock, or of any of our related companies, will not be exercisable after the expiration of five years from the date of grant.

•

Consideration –The exercise price for common stock acquired pursuant to an option will be paid either (a) in cash or by certified or bank check at the time the option is exercised or (b) upon those terms as the Administrator approves. The exercise price may be paid: (i) by delivery to the Company of other common stock, duly endorsed for transfer to the Company, with a fair market value on the date of delivery equal to the exercise price due for the number of shares being acquired, or by means of attestation whereby the participant identifies for delivery specific shares of common stock held by the participant that have a fair market value on the date of attestation equal to the exercise price and receives a number of shares of common stock equal to the difference between the number of shares

33 2015 Proxy Statement

thereby purchased and the number of identified attestation shares of common stock, which we refer to as a “Stock for Stock Exchange;” (ii) if the common stock is readily tradable on an established securities market, by a copy of instructions to a broker directing the broker to sell the common stock for which the option is exercised, and to remit to the Company the aggregate exercise price of the options; (iii) by notice of exercise including a statement directing the Company to retain from transfer the number of shares of common stock that otherwise would have been delivered by the Company on exercise of the option having a fair market value equal to all or part of the exercise price of the option exercise, in which case the option will be surrendered and cancelled with respect to the number of shares retained by the Company; and (vi) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note, provided, that during any period during which our common stock is publicly traded, an exercise with a promissory note or other transaction by a director or an executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by us, or our related companies, in violation of Section 402(a) of the Sarbanes-Oxley Act (as codified as Section 13(k) of the Exchange Act) is prohibited with respect to any Award under the Equity Plan.

•

Vesting – The Administrator establishes the vesting schedule of each option at the time of grant. The Administrator may provide for an acceleration of vesting and exercisability in the terms of any option agreement upon the death or disability of the participant or in the event of a change in control.

•

Transferability –An incentive stock option is only transferable by will or by the laws of descent and distribution, and will only be exercisable during the lifetime of the optionholder by the optionholder. A non-statutory stock option may be transferable to a permitted transferee upon written approval by the Administrator to the extent provided in the option agreement as more fully described below.

•

Termination – Unless otherwise provided in an option agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an optionholder’s continuous service with the Company or its related companies terminates (other than on the optionholder’s death or disability or termination by the Company for cause), the optionholder may exercise his or her option (to the extent that the optionholder was entitled to exercise the option as of the date of termination) within that period ending on the earlier of (a) the date three months following the termination of the optionholder’s continuous service, or (b) the expiration of the term of the option as set forth in the option agreement. Unless otherwise provided in an option agreement or in an employment or service agreement, or subject to certain other exceptions set forth in the Equity Plan, outstanding options that are not exercisable at the time an optionholder’s continuous service terminates for any reason other than for cause (including an optionholder’s death or disability) will be forfeited and expire at the close of business on the date of the termination. If the optionholder’s continuous service terminates for cause, all outstanding options will be forfeited (whether or not vested) and expire as of the beginning of business on the date of the termination for cause.

Restricted Awards

•

Purchase Price – The Administrator will determine the purchase price, if any, of the restricted awards, which may be stated as cash, property or prior or future services rendered to the Company or for its benefit.

•

Consideration – The participant must pay the consideration for common stock acquired under a restricted award either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property or a Stock for Stock Exchange, or prior or future services that the Administrator determines have a value at least equal to the purchase price of the restricted award. Notwithstanding the foregoing, at any time that our common stock is publicly traded,

34 2015 Proxy Statement

an exercise with a promissory note or other transaction by a director or an executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by us, or our related companies, in violation of Section 402(a) of the Sarbanes-Oxley Act (as codified as Section 13(k) of the Exchange Act) is prohibited with respect to any Award under the Equity Plan.

•

Vesting – The restricted award and any shares of common stock acquired under a restricted award may be subject to a restricted period that specifies a forfeiture in accordance with a vesting schedule to be determined by the Administrator. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any restricted award upon the death or disability of a participant or in the event of a change in control. The Administrator may not grant a restricted award that is, in whole or in part, vested on the date of grant and not subject to a restricted period of at least 12 months from the date of grant.

•

Termination – Unless otherwise provided in a restricted award or in an employment or service agreement the terms of which have been approved by the Administrator, if a participant’s continuous service terminates for any reason, the participant will forfeit the unvested portion of a restricted award acquired in consideration of services, and any or all of the shares of common stock held by the participant that have not vested as of the date of termination under the terms of the restricted award will be forfeited and the participant will have no rights with respect to the award.

Performance Awards

•

Performance Goals – The Administrator in its sole discretion will determine the performance goals applicable to each Award and the period or periods during which the performance is to be measured before the time that 25% of the service period has elapsed, but not later than 90 days after the commencement of the service period to which the performance goal relates. Performance goals will be based on a pre-established objective formula or standard that specifies the manner of determining the number of shares under the performance award that will be granted or will vest if the performance goal is attained. Performance goals will meet the requirements of Section 162(m) of the Code.

•

Performance Criteria – Performance goals may be based on one or more of the business criteria specified in the Equity Plan, which may be applied to a participant, a business unit, facility (same store hospital or laboratory criteria), operations or the Company and its related companies or any increase or decrease of one or more of such business criteria over a specified period, including:

¡	revenue;
¡	sales and market share;
¡	earnings, including EBITDA or Adjusted EBITDA, net earnings, earnings per share and earnings from continuing operations;
¡	profits, profit margins and profitability;
¡	operating income;
¡	cash flow, including cash available for distribution, cash available for distribution per share, cash-flow improvement and free cash flow;
¡	working capital and improvements in capital structure;
¡	credit rating and independent industry ratings;
¡	stock price, including stock price performance, return on stockholders’ equity, return on assets and return on capital;
¡	enterprise value and economic value added, net worth, changes in net assets, return on investment and total stockholders’ return;
¡	expense management, levels of expense, capital expenditure and improvements in the Company’s attainment of expense levels;

35 2015 Proxy Statement

¡	implementing or completion of critical projects;
¡	strategic plan development and implementation; and
¡	closing of corporate transactions.

A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, facilities (e.g., hospital or laboratory), partnerships or joint ventures. More than one performance goal may be incorporated in a performance award, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the performance award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies on a per share basis, against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company, on a pre-tax or after-tax basis, in tandem with any other performance goal, or otherwise as the Administrator may determine. The Administrator may, in connection with the establishment of performance goals for a performance period, specify one or more adjustments to any of the business criteria used to establish a performance goal for any Award.

•

Termination – Unless otherwise provided in a performance award or in an employment or service agreement the terms of which have been approved by the Administrator, if a participant’s continuous service terminates for any reason, the participant will forfeit the unvested portion of a performance award acquired in consideration of services, and any or all of the shares of common stock held by the participant that have not vested as of the date of termination under the terms of the performance award will be forfeited and the participant will have no rights with respect to the award.

•

Acceleration – The Administrator in its discretion may provide for an acceleration of vesting in the terms of any performance award upon the death or disability of a participant or in the event of a change in control. Notwithstanding the foregoing, for any participant who is a Covered Employee, no amendment or waiver of the performance goal will be permitted and no acceleration of payment (other than in the form of shares of common stock of the Company) will be permitted at any time that our common stock is publicly traded unless the performance goal has been attained and the Award is discounted to reasonably reflect the time value of money attributable to the acceleration.

Stock Appreciation Rights

•

Restrictions On Grant – A stock appreciation right entitles the holder to receive the appreciation in the value of the common stock underlying the stock appreciation right. Stock appreciation rights may be granted alone, or if certain requirements are met, in tandem with all or part of an option granted under the Equity Plan. A stock appreciation right may only be granted if it does not provide for the deferral of compensation within the meaning of Section 409A of the Code.

•

Exercise – The Administrator has discretion to settle the exercise of a stock appreciation right in stock or in cash. Generally, stock appreciation rights will be settled for stock and the participant will have no right to receive a cash settlement. However, a participant may request that an exercise be settled in cash by a written request filed with the Company’s Secretary during the period beginning on the third business day following the date of release for publication by us of quarterly or annual summary statements of earnings and ending on the twelfth business day following that date. Upon

36 2015 Proxy Statement

exercise of a stock appreciation right, the holder will be entitled to receive from the Company, a number of shares of common stock, or in the discretion of the Administrator cash, with a value equal to the product of (i) the excess of the fair market value, on the date of exercise, of one share of common stock over the stock appreciation right exercise price per share specified in the stock appreciation right or its related option, multiplied by (ii) the number of shares for which the stock appreciation right is exercised.

•

Exercise Price – The Administrator will determine the exercise price of a stock appreciation right granted by itself, which exercise price will not be less than 100% of the fair market value of one share of common stock on the date of grant of the stock appreciation right. A stock appreciation right granted with or subsequent to the grant of an option and in conjunction therewith or in the alternative thereto will have the same exercise price as the related option, will be transferable only upon the same terms and conditions as the related option, and will be exercisable only when the fair market value of one share of common stock exceeds the exercise price per share.

TRANSFERABILITY OF AWARDS

An Award under the Equity Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the participant only by such participant, the participant’s guardian or legal representative, a transferee under a qualified domestic relations order or a transferee as described below. However, the Administrator has the authority, in its discretion, to grant (or to approve by amendment to an existing Award or otherwise) Awards (other than incentive stock options) which may be transferred by the participant for no consideration to a Permitted Transferee subject to the same restrictions and risks of forfeiture as in the hands of the participant. A “Permitted Transferee” includes: (1) a transfer by gift or domestic relations order to (A) a member of the participant’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, each including adoptive relationships) or any person sharing the participant’s household (other than a tenant or employee), (B) a trust in which these persons (or the participant) have more than 50% of the beneficial interest, (C) a foundation in which these persons (or the participant) control the management of assets, and (D) any other entity in which these persons (or the participant) own more than 50% of the voting interests; (2) third parties designated by the Administrator in connection with a program established and approved by the Administrator under which participants may receive a cash payment or other consideration in consideration for the transfer of Awards; and (3) such other transferees as may be permitted by the Administrator in its sole discretion.

TERM

No Award may be made under the Equity Plan after February 28, 2025.

AMENDMENT OF THE 2015 EQUITY INCENTIVE PLAN

The Board of Directors may at any time amend or terminate the Equity Plan, subject to approval by our stockholders to the extent stockholder approval is necessary under any applicable law or any securities exchange listing requirements. Subject to certain exceptions, an amendment of the Equity Plan shall not impair the rights under any Award granted before an amendment of the Equity Plan unless (a) we request the consent of the participants under the Equity Plan and (b) the participants consent in writing. However, the cancellation of an Award in exchange for cash equal to the fair market value of vested stock, or, in the case of options or stock appreciation rights, the difference between the fair market value and the exercise price of the vested options or stock appreciation rights that are subject to exercise shall not be an impairment that requires consent.

37 2015 Proxy Statement

AMENDMENT OF AWARDS

The Administrator may at any time amend the terms of one or more Awards, provided that the Administrator may not affect any amendment which would otherwise constitute an impairment of the rights under any award unless (a) the Company requests the consent of the participant and (b) the participant consents in writing. However, the cancellation of an Award in exchange for cash equal to the fair market value of vested stock, or, in the case of options or stock appreciation rights, the difference between the fair market value and the exercise price of the vested options or the strike price of the stock appreciation rights that are subject to exercise shall not be an impairment that requires consent. Except as otherwise permitted in connection with capitalization adjustments or an asset sale, merger, consolidation or reverse merger (see Section 10 of the Equity Plan), unless stockholder approval is obtained: (i) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right; (ii) the Administrator may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right, another Award or cash, if doing so would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which our common stock is listed or quoted; and (iii) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which our common stock is listed or quoted.

FEDERAL INCOME TAX CONSEQUENCES OF THE 2015 EQUITY INCENTIVE PLAN

The following is a discussion of material U.S. federal income tax consequences to participants in the Equity Plan. This discussion is based on statutory provisions, Treasury regulations thereunder, judicial decisions, and rulings of the Internal Revenue Service in effect on the date of this Proxy Statement. This discussion does not purport to be complete, and does not cover, among other things, state, local, or foreign tax treatment of participation in the Equity Plan. Furthermore, differences in participants’ financial situations may cause federal, state, and local tax consequences of participation in the Equity Plan to vary.

Non-Qualified Options And Stock Appreciation Rights.

Under current federal income tax law, the grant of a non-qualified option or a stock appreciation right under the Equity Plan will have no federal income tax consequences to the Company or the optionee. Generally, upon exercise of a non-qualified stock option or a stock appreciation right granted under the Equity Plan, the excess of the fair market value of the stock at the date of exercise over the option price, which we refer to as the “Spread,” is taxable to the participant as ordinary income. All amounts taxable to a participant are deductible by the Company as compensation expense. The deduction will be allowed for the taxable year of the Company which includes the end of the taxable year in which the participant includes an amount in income.

Code Section 162(m) generally denies a tax deduction to any publicly held corporation for compensation that exceeds one million dollars paid to certain senior executives in a taxable year, subject to an exception for “performance based compensation” as defined in the Code and subject to certain transition provisions. The Company currently has structured the Equity Plan and stock option and stock appreciation rights grants to senior executive officers who may be subject to Section 162(m) in a manner that is intended to satisfy the performance-based compensation exception. However, the Company reserves the authority to award non-deductible compensation as it deems appropriate. In addition, notwithstanding the Company’s efforts, ambiguities and uncertainties regarding the application and interpretation of Section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under Section 162(m). Thus, Section 162(m) could limit the deductibility of compensation related to the exercise of options granted under the Equity Plan.

38 2015 Proxy Statement

Generally, the shares received on exercise of an option or stock appreciation right under the Equity Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the participant will recognize income on the date of exercise of a non-qualified stock option or stock appreciation right. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either directors or officers of the Company will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of service. SEC Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the Equity Plan satisfies the requirements for exemption under SEC Rule 16b-3, the grant of awards will not be considered a purchase and the exercise of the awards to acquire the underlying shares of the Company common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise. The taxable income resulting from the exercise of a non-qualified stock option or a stock appreciation right will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the participant’s other compensation and requiring payment of withholding amounts as part of the exercise price. The tax basis for the Company common stock acquired is the exercise price plus the taxable income recognized. A participant will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-qualified stock option or a stock appreciation right in an amount equal to the difference between the amount realized and the tax basis of the shares. The gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

Incentive Stock Options.

There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised (subject to the alternative minimum tax rules discussed below). However, incentive stock option treatment will only be available if the participant has been an employee of the Company or its subsidiaries within three months of the date of exercise. Generally, the Company receives no deduction at the time of exercise.

In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the participant must recognize only a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances. If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition, which we refer to as a “disqualifying disposition.” The amount of the ordinary income generally is determined under the rules applicable to non-qualified options (see above) based on the Spread at the date of exercise. However, the ordinary income will in no event exceed the amount of the gain realized on the sale, provided that the disposition involves an arm’s-length sale or exchange with an unrelated party. Any gain in excess of the amount taxed as ordinary income will be treated as capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income, which we refer to as “AMTI,” for the year of exercise. If a taxpayer’s AMTI exceeds an exemption amount equal to $83,400 in the case of a married individual filing a joint return ($53,600 in the case of a single taxpayer), then the alternative minimum tax equals 26% of the first $185,400 of the excess and 28% of the taxable excess that exceeds $185,400, reduced by the amount of the regular federal income tax paid for the same taxable year. The exemption amount is subject to reduction in an amount equal to 25% of the amount by which AMTI exceeds $158,900 in the case of a married individual filing a joint return ($119,200 in the case of a single taxpayer). A subsequent disqualifying disposition of shares acquired upon exercise of an incentive

39 2015 Proxy Statement

stock option will eliminate the AMTI adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

Payment Of Option Exercise Price In Shares.

To the extent an optionee pays all or part of the option exercise price of a non-qualified stock option by tendering shares of common stock owned by the optionee, the tax consequences described above apply except that no income will be recognized on the number of shares of common stock received upon exercise which is equal to the number of shares surrendered in payment of the option price and the exchanged shares will have the same tax basis and holding periods as the shares surrendered. The additional shares of common stock received upon exercise will have a tax basis equal to the amount of ordinary income recognized on exercise and a holding period which commences on the day following the date of recognition of the income. Under Treasury regulations, if an optionee exercises an incentive stock option by tendering shares of Company common stock previously acquired by the exercise of an incentive stock option that have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the optionee will recognize income and be subject to other basis allocation and holding period requirements.

Restricted Stock Awards.

Stock granted under the Equity Plan may, in the determination of the Administrator, be subject to transfer restrictions. The tax consequences of stock granted under the Equity Plan depends on whether the stock is subject to restrictions and if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83.

If stock is not subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted less the amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount of the fair market value of the shares no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long or short-term depending on how long the recipient held the stock. A recipient of stock subject to a “substantial risk of forfeiture” may make an election under Code Section 83(b) to recognize ordinary income in the year the recipient purchases the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the stock the difference, if any, between the fair market value of the stock on the purchase date and the purchase price paid. If the stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture” lapses.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

Compliance With Section 409A Of The Code.

Code Section 409A imposes requirements on nonqualified deferred compensation plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement when there is substantial risk of forfeiture, the imposition of an additional 20% income tax on the participant

40 2015 Proxy Statement

and the possible imposition of penalty interest on the unpaid tax. Regulations generally provide that the type of equity incentives provided under the Equity Plan will not be considered nonqualified deferred compensation. However, some awards could be covered by Section 409A of the Code. For example, the grant or modification of a stock option or stock appreciation right with an exercise price less than fair market value of the underlying common stock could constitute nonqualified deferred compensation. In that event, the Administrator normally would expect to design and administer that award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant. Notwithstanding the foregoing, the Equity Plan expressly provides that there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates or is eligible to participate in the Equity Plan.

NEW PLAN BENEFITS

The number of Awards (i) that would have been received by or allocated to our executive officers, directors and employees for the fiscal year ended 2014 if the Equity Plan had been in effect and (ii) that will be received by or allocated to our executive officers, directors and employees under the Equity Plan is undeterminable because the Awards under the Equity Plan are discretionary.

REQUIRED VOTE AND RECOMMENDATION OF THE BOARD

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, is required to approve the VCA Inc. 2015 Equity Incentive Plan. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to enable the Company to implement compensation arrangements under the 2015 Equity Incentive Plan that qualify as fully tax deductible performance-based compensation. All proxies will be voted in favor of this proposal unless a contrary vote is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR”

THE APPROVAL OF THE VCA INC. 2015 EQUITY INCENTIVE PLAN

41 2015 Proxy Statement

ITEM 5: ADVISORY VOTE ON 2014 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers. The Executive Compensation section beginning on page 48 and the Compensation Discussion and Analysis beginning on page 52 of this Proxy Statement describes the Company’s compensation program and the compensation decisions made by the Board of Directors and the Compensation Committee with respect to our named executive officers. The Board of Directors is asking our stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the executive officers of the Company named in the Summary Compensation Table, as disclosed in the Company’s Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

While the advisory vote the Board of Directors is asking you to cast is non-binding, the Board of Directors and the Compensation Committee value the view of the Company’s stockholders and will review and consider the voting results when making future decisions regarding our executive compensation program. The Company currently intends to hold such advisory votes on an annual basis and the next such vote will be held at the Company’s 2016 annual meeting of stockholders.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, is required to approve, on an advisory basis, the compensation of Company’s named executive officers. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. All proxies will be voted in favor of this proposal unless a contrary vote is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR”

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS.

42 2015 Proxy Statement

ITEM 6: STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS

The Comptroller of the City of New York, as custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, and the custodian of the New York City Board of Education Retirement System (collectively the “Systems”), represented to us that each of the Systems beneficially owned more than $2,000 of shares of VCA common stock for more than one year, and has notified us that a representative of the Systems intends to present the proposal set forth below at the Annual Meeting. In accordance with the rules of the U.S. Securities and Exchange Commission, other than minor formatting changes, we are reprinting the proposal and supporting statement as they were submitted to us. The Company is not responsible for the contents of this proposal or the supporting statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE FOLLOWING STOCKHOLDER PROPOSAL FOR THE REASONS STATED AFTER THE PROPOSAL.

“RESOLVED: Shareholders of VCA Inc. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;
b)

give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as a director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)

certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

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SUPPORTING STATEMENT FROM THE COMPTROLLER OF THE CITY OF NEW YORK ON BEHALF OF THE SYSTEMS

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

VCA STATEMENT IN OPPOSITION TO PROXY ACCESS PROPOSAL

The Board of Directors has considered this proposal and believes it does not serve the best interests of VCA or its stockholders and recommends a vote “AGAINST” this proposal.

The Office of the New York City Comptroller is conducting a proxy access campaign in which it has targeted 75 companies, consisting of 55 S&P 500® and 20 Russell 3000® companies. While we laud the New York City Comptroller for its focus on corporate governance and its broad efforts to ensure that stockholders have an effective voice, we believe that proxy access is not in the best interests of our Company or our stockholders.

Proxy access is a procedure designed to facilitate company-financed proxy contests in director elections, pitting the Board of Directors’ nominees against one or more candidates nominated by a stockholder meeting minimal eligibility requirements. The Board of Directors recommends that you vote against this proposal because it ignores the effective voice stockholders already have, undercuts the critical role of our independent Nominating and Corporate Governance Committee, and would introduce an unnecessary and potentially expensive and destabilizing dynamic into the Board of Directors election process. In short, the proposal advances a solution for a problem that does not exist at our Company, and does so at the risk of considerable harm to our Company.

In the absence of a mandatory access right at all companies, our Board of Directors believes that the need for “proxy access” should be evaluated in the context of the Company’s overall corporate governance practices. Our corporate governance practices provide our stockholders with the opportunity to have meaningful input into the director nomination and election process and ensure that our Board of Directors has the independence, professional experience, expertise and commitment to effectively oversee management’s performance and act in the best interests of all stockholders. Our Board of Directors believes that the Company’s bylaws, our Nominating and Corporate Governance Committee charter and our Corporate Governance Guidelines, as well as our Board of Directors’ practices, already incorporate many measures that afford our stockholders a meaningful voice in electing our directors and other matters important to our stockholders.

•

The proposal would undermine the important role of our independent Nominating and Corporate Governance Committee.    Allowing stockholders to nominate competing candidates for director in our proxy statement would seriously undercut the role of our independent Nominating and Corporate Governance Committee and our Board of Directors in one of the most crucial elements of corporate governance, the election of directors. An effective board of directors is composed of individuals with a diverse and complementary blend of experiences, skills and perspectives. Our

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independent Nominating and Governance Committee and our Board of Directors are best situated to assess the particular qualifications of potential director nominees and determine whether they will contribute to an effective and well-rounded board of directors that operates openly and collaboratively and represents the interests of all stockholders, not just those with special interests.

Members of our Board of Directors and our Nominating and Corporate Governance Committee have a fiduciary duty to act in the best interests of the Company and our stockholders. Our Board of Directors is also accountable to our stockholders through the Company’s corporate governance documents and policies. Instead of this system of accountability, the proposal would provide for access to the Company’s proxy by individual stockholders or relatively small groups of stockholders who do not have a similar fiduciary duty, are not bound by the Company’s corporate governance policies and practices, and may nominate directors who advance their own specific agenda without regard to the best interests of the Company or its stockholders.

The Board of Directors also believes that the proposal is unnecessary because the Nominating and Corporate Governance Committee already considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates, and the Board of Directors has adopted a majority vote and resignation policy for uncontested elections.

•

This proposal has the potential of increasing the Company’s costs and disrupting the operations of our Board of Directors, resulting in a less effective Board of Directors.    With proxy access, contested director elections could become routine. Divisive proxy contests could occur every year and substantially disrupt Company affairs and the effective functioning of our Board of Directors without adding significant value to the current process. This could harm us in various ways, including the potential for high annual turnover leading to an inexperienced Board of Directors that lacks sufficient knowledge and understanding of our current and past business to provide meaningful and effective oversight of our operations and long-term strategies. Abrupt changes in the composition of our Board of Directors could impair our ability to develop, refine, monitor and execute our long-term plans. In addition, our management and directors would be required to divert their time from managing and overseeing Company business to focus on proxy contests in the election of directors. Disruption of our Board of Directors’ functioning could disrupt the ongoing implementation of our successful strategies and put stockholder value at risk.

•

The proposal will increase the influence of special interest groups.    Proxy access provisions allow stockholders with special interests, without any fiduciary or other duty to the other stockholders, to use proxy access to promote a specific agenda rather than the interests of all stockholders, creating the very real risk of politicizing the Board of Directors election process.

•

The proposal will increase the focus on the short term at the expense of long term success.    Our Company’s success in recent years is due in large part to our Board of Directors’ consistent application of a successful strategy for long-term value creation. Furthermore, the Board of Directors believes that dealing with contested elections every year could encourage management to focus on the short-term, which in the Board of Directors’ view is not in the best interests of our stockholders.

*    *    *    *    *

The Board of Directors believes that the current measures the Company employs for the evaluation, nomination and election of directors have led to a Board of Directors that is responsive to stockholder input and consistently promotes a strategy of long-term value creation. There is no need to adopt a procedure that provides no additional benefit and creates a set of otherwise highly undesirable consequences, including possibly disrupting the Company’s existing, effective corporate governance regimen, which could result in a Board of Directors that is less effective and may include less qualified individuals.

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Required Vote and Recommendation of the Board

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, is required to approve the adoption of the proxy access proposal.

Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. All proxies will be voted against the proposal unless a contrary vote is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“AGAINST”

THE APPROVAL OF THE PROXY ACCESS PROPOSAL.

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EXECUTIVE MANAGEMENT OF THE COMPANY

The following persons serve as our executive officers:

Executive Officers	Age	Present Position
Robert L. Antin	64	Chairman of the Board, Chief Executive Officer and President
Arthur J. Antin	68	Chief Operating Officer and Senior Vice President
Neil Tauber	64	Senior Vice President of Development
Tomas W. Fuller	57	Chief Financial Officer, Principal Accounting Officer, Vice President and Secretary
Josh Drake	47	President, Antech Diagnostics

Our executive officers are appointed by and serve at the discretion of our Board of Directors. Robert L. Antin and Arthur J. Antin are brothers. There are no other family relationships between any director and/or any executive officer of the Company.

Robert L. Antin, one of our founders, has served as our Chairman of the Board, Chief Executive Officer and President since our inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University. Mr. Antin’s background as one our founders and his service as our Chief Executive Officer and President since our inception enables him to bring to the Board of Directors valuable insights and perspectives about the Company, its business, operations and prospects, as well as the animal healthcare industry generally. Mr. Antin currently serves on the board of directors of Rexford Industrial Realty, Inc.

Arthur J. Antin, one of our founders, has served as our Chief Operating Officer and Senior Vice President since our inception. From 1986 until June 2004, Mr. Antin also served as our Secretary and as a director. From October 1983 to September 1986, Mr. Antin served as Director of Marketing/Investor Relations of AlternaCare Corp. At AlternaCare Corp., Mr. Antin developed and implemented marketing strategies for a network of outpatient surgical centers. Mr. Antin received an MA in Community Health from New York University.

Neil Tauber, one of our founders, has served as our Senior Vice President of Development since our inception. From 1984 to 1986, Mr. Tauber served as the Director of Corporate Development at AlternaCare Corp. At AlternaCare Corp., Mr. Tauber was responsible for the acquisition of new businesses and syndication to hospitals and physician groups. From 1981 to 1984, Mr. Tauber served as Chief Operating Officer of MDM Services, a wholly owned subsidiary of Mediq, a publicly held health care company, where he was responsible for operating and developing a network of retail dental centers and industrial medical clinics. Mr. Tauber holds an MBA from Wagner College.

Tomas W. Fuller joined us in January 1988 and served as Vice President and Controller until September 1991 when he became Chief Financial Officer. In June 2004, Mr. Fuller became Secretary. From 1980 to 1987, Mr. Fuller worked at Arthur Andersen LLP, the last two years of which he served as audit manager. Mr. Fuller received his BA in economics from the University of California at Los Angeles.

Josh Drake joined us in 1992. In February 2008, Mr. Drake became the President of Antech Diagnostics, our laboratory division. Over the past five years, Mr. Drake has held various positions at VCA including Group Vice President of our animal hospital division, Group Vice President, Antech Diagnostics and Senior Vice President, Antech Diagnostics. Mr. Drake received his BS in economics from the University of California at Santa Barbara.

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EXECUTIVE COMPENSATION

WHAT YOU NEED TO KNOW ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

This section provides a high-level summary of what you need to know about our compensation program for our named executive officers (referred to as our executives or executive officers throughout this section) before you vote. For more details, be sure to review the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 52.

The Goals of Our Executive Compensation Program

1. REWARD	2. PAY FOR PERFORMANCE	3. CONTINUE TO MAKE PAY INCENTIVE-BASED	4. REFLECT FEEDBACK FROM OUR STOCKHOLDERS
Our executives who have primary responsibility for driving the success of our business.	By linking our executives’ pay directly to our performance as a business.	Which means that our executives don’t receive significant portions of their pay unless the Company achieves certain performance and financial goals.	By periodically soliciting our stockholders’ views on our compensation program.

The Company’s Success in 2014

2014 was an excellent year for the Company and our business. Our success wouldn’t have been possible without the continued dedication and hard work of all of our employees and executives and the support of our stockholders.

YOUR VOTE MATTERS

We recommend that you vote “for” the compensation of the Company’s Named Executive Officers, on an advisory basis. By challenging our senior management with performance-based pay, our executive compensation program has contributed to us achieving our collective goals, namely, to increase the Company’s earnings and the value of our stock.

By challenging our senior management with incentive-based pay, our executive compensation program requires our executives to focus on increasing the Company’s earnings which has led to the continued success of the Company and an increase in the value of our stock. Here are some highlights from 2014:

2014 Saw Strong Financial Performance

Revenue	Increased 6.4% to $1.9 billion
Gross Profit	Increased 8.6% to $444.6 million
Animal Hospital Same-Store Revenue	Increased 2.8% to $1.4 billion
Adjusted EBITDA[1]	Increased 7.1% to $364.3 million
Adjusted Operating Income	Increased 9.6% to $295.3 million
Adjusted Net Income	Increased 10.3% to $166.3 million
Adjusted Diluted Earnings Per Share	Increased 12.5% to $1.89 per share

[1]	See Appendix C for a reconciliation of Adjusted EBITDA, Adjusted Net Income excluding amortization and Adjusted Diluted Earnings Per Share excluding amortization to their most relevant GAAP amounts.

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Our Stock Price Increased Significantly in 2014

The Company’s stock price increased to $48.77 as of the close of the market on December 31, 2014, from $31.36 at the end of 2013, an increase of 56%. The closing price per share of our common stock on February 27, 2015 as quoted on the NASDAQ Global Select Market was $53.28. See the chart below for a visual representation of how our stock price increased during the 2014 calendar year.

Other Notable Achievements in 2014

Over the past several years the Company has placed a special emphasis on creating a stronger bond with our clients. In 2014 we continued to deliver on those efforts, including:

•	Launched a major effort to create a stronger brand identity with our clients with our new name, “VCA”;
•	Continued our “Client Experience” initiative designed to deliver our clients the best possible experience;
•	Installed at over 500 of our hospitals Woofware®, our new practice management system, which provides among other benefits new client communication capabilities
•

Launched VCA CareClub™, now available in over 400 of our hospitals, our new collection of comprehensive wellness plans, designed as a convenient and affordable option that enables our customers to ensure that their pets receive the healthcare they need throughout the year.

We continued to successfully execute on our animal hospital acquisition strategy which represents an important part of our revenue growth. In 2014 we acquired 47 independent animal hospitals with historical combined revenue of over $120 million, bringing to 643 the total number of animal hospitals we operate or manage throughout North America.

We also added a new dimension to the services we provide by acquiring Camp Bow Wow®, the nation’s largest franchisor of dog day and overnight care centers. With over 125 Camp Bow Wow® camps across the country we have significantly increased the number of pets we serve in some fashion on a daily basis.

And finally, we achieved all of the above while continuing to return value to our stockholders through our share repurchase programs. With the completion of our $125 million share repurchase program which began in 2013 and our new $400 million repurchase program, we have returned $278.5 million to our stockholders through share repurchases from April 2013 through December 31, 2014.

Our overall financial results are more fully described in our Annual Report on Form 10-K filed with the SEC on February 27, 2015.

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KEY POINTS ABOUT OUR EXECUTIVE COMPENSATION PROGRAM IN 2014

As we continue to refine and improve our executive compensation program each year, one of our primary objectives is to stay attuned to stockholder feedback and adjust our program as appropriate. The following key points address areas of concern raised by our stockholders over the past year. We believe this information will help you to make an informed vote about whether to approve, on an advisory basis, the Company’s executive compensation program.

Changes We Made to Our Executive Compensation Program in 2014

Based on feedback from our institutional advisors and significant stockholders, we have made the following changes to our executive compensation program in 2014:

Responded to stockholder feedback and reduced the use of Adjusted EBITDA as a performance metric	Want more information?

Last year, some of our stockholders expressed concerns about the use of Adjusted EBITDA as a performance metric for both our short-term and long term incentive awards. These stockholders expressed the view that we use different metrics or objectives in our long-term equity program and our annual cash incentive program. Our Compensation Committee believes that Adjusted EBITDA is an important performance metric for our senior management because it is

Thank you for taking the time to read this summary of the Company’s executive compensation program. For more details, be sure to review the “Compensation Discussion and Analysis” starting on the next page.

a measure used by the Board of Directors, management, stockholders, and the investment community to measure the Company’s financial success and overall performance. Consequently, we have included Adjusted EBITDA as a performance metric in both incentive programs, but have given different weightings to this measure in each and have introduced other performance metrics to distinguish between the programs. In 2014 from 15% to 30% of an executive’s cash incentive award could be earned by satisfying the Adjusted EBITDA performance metric down from 35% in 2013. While for our 2014 long-term equity incentive awards, from

50 2015 Proxy Statement

20% to 50% of the potential award can be earned by satisfying the Adjusted EBITDA performance metric, down from 65% in 2013. Only 20% of our Chief Executive Officer’s equity incentive award and only 30% of his annual cash award was linked to Adjusted EBITDA in 2014.

Strengthened senior management’s alignment with stockholders through use of absolute and relative performance metrics for our long-term equity awards, which are distinct from the performance metrics used in our cash incentive program.

In addition to the Adjusted EBITDA performance metric previously used, our 2014 long-term equity incentive awards utilize an additional absolute performance metric that measures the cumulative growth in the Company’s “enterprise value” as of the end of fiscal 2014, 2015 and 2016 and a relative performance metric that compares the Company’s stock price at the end of each of these fiscal years versus the cumulative performance of the Russell 3000® Index.

We’ve replaced the S&P 500® Index, which was used for our 2013 LTI Awards with the Russell 3000® Index, as the Russell 3000® Index is an index of publicly listed companies whose median annual revenues are more comparable to the Company’s annual revenues. Additionally we’ve eliminated the use of increases in “return on invested capital” as a performance metric as we believe that increases in our “enterprise value” are more reflective of the success of the Company in executing on its overall strategy and returning value to our stockholders.

We have structured our long-term equity awards such that our executives must demonstrate performance over two to three years and also satisfy a four year vesting schedule in order to fully realize the value of the award.

Our Compensation Committee believes that the design of our long-term equity compensation program aligns our executive’s performance with the interests of our stockholders. The equity awards in 2014 are structured in a manner that requires the executives to deliver year-over-year improvement in performance over two to three years to fully earn the value of the award. As structured, a maximum of 50% of an equity award may be earned in 2014 with the remainder to be earned based on performance over the next two fiscal years. The equity awards are further subject to four year vesting and consequently are subject to the same increases or decreases in value as is the case for our stockholders.

Eliminated the alternative performance metric based on an increase in our stock price.

In prior years we had used an alternative performance metric in the design of our long-term equity awards that permitted executives to earn the awards based on an increase in our stock price in comparison with the S&P 500® Index regardless of whether we achieved the other performance metrics. Some of our stockholders expressed concern over the use of an alternative performance metric. Our Compensation Committee eliminated this alternative performance metric in the design of the 2014 equity awards and added it as a performance metric in the basic design of the equity awards, where it accounts for only a portion of the award based on the weighting described below.

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COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis explains the philosophy and objectives of our executive compensation program. The Board of Directors has determined that for fiscal year 2014, the following executives are the Company’s “Named Executive Officers” (referred to as our executives or executive officers throughout this section):

Executive	Position
Robert L. Antin	Chairman of the Board, Chief Executive Officer and President
Arthur J. Antin	Chief Operating Officer and Senior Vice President
Tomas W. Fuller	Chief Financial Officer, Vice President and Secretary
Neil Tauber	Senior Vice President of Development
Josh Drake	President, Antech Diagnostics

The compensation and benefits provided to our executive officers in 2014 are set forth in detail in the Summary Compensation Table and other tables that follow this Compensation Discussion and Analysis, and in the footnotes and narrative to such tables.

Our Philosophy for Executive Compensation

We believe that compensation of our executives and other officers should be directly linked to our operating performance. As a result, we evaluate the performance of individual officers based on whether they achieve the Company’s overall performance goals, which include increasing the value of our stock over time. This means that our executive compensation program is focused on Company performance rather than individual performance.

This compensation program recognizes that executives with the most senior leadership positions within our Company have the greatest ability to influence our performance. As a result, the annual and long-term incentive awards as a percentage of total compensation for our executives are greater than that of our other employees.

Our Program Objectives

The Compensation Committee evaluates both performance and compensation annually to ensure that the program continues to meet these objectives. Overall, we have designed our executive compensation program to:

52 2015 Proxy Statement

We believe that each element of our executive compensation program (described starting on page 59) helps us to achieve one or more of our compensation objectives.

COMPENSATION PROGRAM HIGHLIGHTS

Our executive compensation program is comprised of elements that support our compensation objectives. A brief description of each element is highlighted in the table below. For more details, review “Elements of Our Executive Compensation Program” starting on page 59.

TOTAL DIRECT COMPENSATION	Compensation Element	Characteristics	Primary Purpose
	Base Salary	• Fixed cash compensation. • Increases primarily driven by individual performance and market positioning • Used to calculate other components of compensation	• Provides a competitive fundamental level of cash compensation based on individual performance, level of responsibility, and experience • Supports the attraction of talented executives
Annual Cash Incentive Award

•   Annual variable cash compensation based on quantitative and qualitative performance metrics including laboratory operating income, adjusted hospital gross profit, hospital same-store growth, adjusted hospital gross profit margin, and Adjusted EBITDA

•   Award target set as a percentage of base salary

• Rewards executive for short-term Company and individual performance • Supports the attraction and retention of talented executives
Long-term Equity Incentives

•   Performance based restricted stock units which can be earned over a two to three year period based upon achievement of absolute and comparative performance metrics

•   Earned restricted stock units (by reference to performance measures) subject to four year vesting from date of grant, consequently the value of the awards are not fully realized by our executives until 2018

•   Benefits realized will depend on our stock price, achievement of performance metrics, and continued service with the Company

•   Links the interests of the executive to the interests of the Company’s stockholders through increases in Company’s stock price over time

•   Rewards executive for enterprise-wide performance

•   Supports the attraction and retention of talented executives

Other Benefit Plans and Programs		• Perquisites and other executive benefits • Retirement, termination and other separation of service benefits	• Supports the attraction and retention of talented executives

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In addition to the key elements highlighted in the table above, our compensation program is designed to incorporate the following features that we believe are beneficial to our stockholders:

PROGRAM FEATURE	WHAT IT MEANS FOR YOU
Pay for performance

Our executive officers earn the majority of their compensation only if the Company achieves certain performance objectives, which are designed to increase the value of our stock.

As reflected in the charts below, only 12% of our Chief Executive Officer’s total direct compensation and an average of 25% of our other executives’ total direct compensation in 2014 was paid in the form of base salary.

The majority of our executives’ pay is “at-risk”

As reflected in the charts below, 88% of our Chief Executive Officer’s total direct compensation and an average of 75%of our other executives’ total direct compensation in 2014 is “at-risk” based on the executive’s performance and/or future stock performance.

54 2015 Proxy Statement

PROGRAM FEATURE	WHAT IT MEANS FOR YOU
Total Direct Compensation reflects what is earned by our executives for performance in any given year

2014 total direct compensation is calculated as the sum of each executive’s base salary, annual cash incentive award, and the value of the 2012, 2013 and 2014 long-term equity incentive awards earned for 2014 performance based on the grant date fair value of each equity award.

	Executive	Base Salary	Annual Cash Incentive Award	Long-Term Equity Awards	Total Direct Compensation
	Robert L. Antin, Chief Executive Officer	$999,735	$1,800,000	$5,266,221	$8,065,956
	Arthur J. Antin, Chief Operating Officer	$636,652	$620,000	$1,207,277	$2,463,929
	Tomas W. Fuller, Chief Financial Officer	$429,464	$396,000	$900,437	$1,725,901
	Neil Tauber, Sr. VP of Development	$429,464	$396,000	$856,878	$1,682,342
	Josh Drake, Pres. of Antech Diagnostics	$377,885	$273,000	$906,901	$1,557,786
We require executives to own a minimum amount of Company stock

Since our executives are required to hold Company stock, this serves as further incentive for our executives to increase the value of our stock. The Company’s stock ownership guidelines require our directors and executives to maintain the following levels of ownership of our stock:

•      Directors – At least 4 times their annual cash retainer

•      Chief Executive Officer – At least 4 times his/her base salary

•      Other Named Executive Officers –

•      At least 2 times his/her base salary

All of our directors and executives currently meet our stock ownership guidelines.

We prohibit any form of hedging activities in Company stock

We prohibit any form of hedging activities in Company stock by our executives and our directors including engaging in short sales, dealing in puts and calls of Company stock, or other transactions designed to minimize the risk inherent in owning Company stock.

We have adopted a “clawback” policy that allows us to recover incentive compensation in certain instances

Our equity incentive plan allows the Company to withhold or “clawback” awards from current and former employees if the employee breaches his/her employment or participates in illegal activities, such as a breach of confidentiality or other agreements with the Company, theft, embezzlement, or certain other cause events. In addition, our Board of Directors has adopted a policy that permits us to recover performance based awards received by an executive officer in certain circumstances if our financial results are restated.

55 2015 Proxy Statement

PROGRAM FEATURE	WHAT IT MEANS FOR YOU
We limit new employment agreements

Our Chief Executive Officer and our Chief Operating Officer have employment agreements that were entered into in 2001 (and not materially amended since that date) that provide for automatic renewal features, severance arrangements on a change-in-control based on a “single trigger” and a gross up for taxes. These are contractual rights held by these executives and cannot be unilaterally altered by the Company. The Compensation Committee has adopted a policy that it will not authorize any new employment agreement that includes automatic renewal features, or any new employment agreements or severance arrangements with executive officers that provide for a “single trigger” or excise tax gross up upon a change in control of the Company. This means that if there is a change in the Company’s ownership, any executive with a new employment agreement would not receive change in control benefits immediately. He/she must be terminated in order to receive benefits upon a change in control of the Company. Furthermore, the executive would not receive a gross up, which is designed to cover the cost of taxes on change in control benefits.

Our Compensation Committee is comprised entirely of independent directors	The Compensation Committee makes executive compensation decisions that are unbiased and independent from management influence.
Our Compensation Committee conducts an annual review and assessment of potential compensation-related risks in our programs	We concluded that our compensation programs do not encourage behaviors that would create risks reasonably likely to have an adverse effect on the Company.

RESPONSE TO 2014 SAY-ON-PAY VOTE

At our 2014 annual meeting our advisory vote on our executive compensation failed to pass, with 52% of those stockholders voting on the matter voting against. Our Board of Directors, our Compensation Committee, and our senior management are all disappointed that a majority of our stockholders did not approve of our executive compensation. In the weeks and months that followed our 2014 Annual Meeting of Stockholders, we engaged in multiple conversations with many of our largest stockholders to discuss their views regarding our compensation program and practices. Through those conversations, we learned that many of our stockholders would like our compensation program to:

•	ensure management is rewarded for cumulative performance that is aligned with stockholder interests;

•	use both absolute and relative performance measures; and

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•	use different metrics for our annual cash incentives and long-term equity incentives.

Actions Taken By Our Compensation Committee In Response To Stockholder Feedback

The Compensation Committee carefully considers the feedback received from our stockholders as part of its ongoing evaluation of all elements of the Company’s executive compensation program. In response to the feedback it has received from our stockholders the Compensation Committee has taken the actions listed below over the past several years. Please note that some of these changes were previously detailed in “What You Need to Know about Executive Compensation” starting on page 48.

Actions Taken in 2014.

Reduced the use of Adjusted EBITDA as a performance metric.

Last year, some of our stockholders expressed concerns about the use of Adjusted EBITDA as a performance metric for both our short-term and long term incentive awards. Our Compensation Committee believes that Adjusted EBITDA is an important performance metric for our senior management because it is a measure used by the Board of Directors, management, stockholders, and the investment community to measure the Company’s financial success and overall performance. Consequently, we have included Adjusted EBITDA as a performance metric in both incentive programs, but have given different weightings to this measure in each and have introduced other performance metrics to distinguish between the programs. For our annual cash incentive awards the Adjusted EBITDA performance metric represented from 15% to 30% of the potential award versus 35% in 2013. While for our long-term equity incentive awards, the Adjusted EBITDA performance metric represented from 20% to 50% of the potential award versus 65% in 2013. For our Chief Executive Officer only 20% of his equity incentive award is linked to Adjusted EBITDA and only 30% of his annual cash award.

The performance metrics for our long-term equity incentive awards have been modified to include both absolute and relative performance metrics which are distinct from the performance metrics used in our cash incentive program.

In addition to the Adjusted EBITDA performance metric previously used, our 2014 long-term equity incentive awards utilize an additional absolute performance metric that measures the cumulative growth in the Company’s “enterprise value” as of the end of fiscal 2014, 2015 and 2016 and a relative performance metric that compares the Company’s stock price at the end of each of these fiscal years versus the cumulative performance of the Russell 3000® Index.

We’ve replaced the S&P 500® Index, which was used for our 2013 LTI Awards with the Russell 3000® Index, as the Russell 3000® Index is an index of publicly listed companies whose median annual revenues are more comparable to the Company’s annual revenues. Additionally we’ve eliminated the use of increases in “return on invested capital” as a performance metric as we believe that increases in our “enterprise value” are more reflective of the success of the Company in executing on its overall strategy and returning value to our stockholders.

We have structured our long-term equity awards such that the executives must demonstrate performance over two to three years and also satisfy a four year vesting schedule in order to fully realize the value of the award.

Our Compensation Committee believes that the design of our long-term equity compensation program aligns the executive’s performance with the interests of our stockholders. The equity awards in 2014 are structured in a manner that requires the executives to deliver year-over-year improvement in performance over two to three years to fully earn the value of the award. As structured, a maximum of 50% of an equity award may be earned in 2014 with the remainder to be earned based on performance over the next two fiscal years. The equity awards are further subject to four year vesting and consequently are subject to the same increases or decreases in value as is the case of our stockholders.

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Eliminated the alternative performance metric based on an increase in our stock price.

In prior years we had used an alternative performance metric in the design of our long-term equity awards that permitted executives to earn the awards based on an increase in our stock price in comparison with the S&P 500® Index regardless of whether we achieved the other performance metrics. Some of our stockholders expressed concern over the use of an alternative performance metric. Our Compensation Committee eliminated this alternative performance metric in the design of the 2014 equity awards and added it as a performance metric in the basic design of the equity awards, where it accounts for only a portion of the award based on the weighting described below.

Actions Taken in Previous Years and Continued in 2014.

Selection of Performance Metrics for our Annual Cash Incentive Awards.

In the past some of our principal institutional stockholders have suggested that the Company utilize multiple performance metrics for its short-term and long-term incentive programs. In response to these suggestions the Compensation Committee expanded the performance metrics it uses in determining the annual cash incentive awards for our executives. The Compensation Committee replaced revenue as a performance metric with the following metrics and other important factors:

•	laboratory operating income;

•	adjusted hospital gross profit;

•	hospital same-store growth;

•	adjusted hospital gross profit margin;

•	market and industry leadership;

•	stock performance; and

•	strength of our balance sheet which provides opportunities for growth or stock repurchases.

As noted above by including these additional performance metrics, we have reduced the weight of Adjusted EBITDA as a performance metric so that it accounts for approximately 15% to 30% of the potential annual cash incentive awards compared to 20% to 50% for our equity incentive awards.

Long Term Equity Awards Earned over Multiple Years.

The full value of our long-term equity awards are designed to be earned by our executives over a three year period with a maximum of 50% of the award eligible to be earned based on our 2014 performance. The remainder of the awards may be earned at the end of fiscal 2015 and 2016 based on performance during those years. We believe this multi-year approach provides incentives to our executives to perform over both the short- and long-term and rewards our executives for exemplary performance.

Change in Policy Regarding Long-Term Equity Grants.

Prior to 2012, the Compensation Committee made periodic grants of long-term equity awards to our executives. The frequency of those awards varied and was rarely made on an annual schedule and as a result the size of those awards varied greatly. Beginning in 2012, in response to the strong preference indicated by our stockholders we have made annual grants of a more consistent nature that results in total direct compensation for the year that is more comparable with our Comparison Group.

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Stock Ownership Guidelines.

We have adopted stock ownership guidelines under which our directors are expected to maintain stock ownership of at least 4x their annual cash retainer, our Chief Executive Officer is expected to maintain stock ownership of at least 4x base salary and our other executive officers are expected to maintain stock ownership of at least 2x base salary.

Anti-Hedging Policy.

Our policies provide that any form of hedging activities in Company stock by our executives and our directors, including any transactions designed to minimize the risk inherent in owning the Company’s common stock, is expressly prohibited.

Executive Employment Agreements, SERPs and Consulting Arrangements

In 2012, the Compensation Committee reviewed concerns raised by certain stockholders regarding the SERP and consulting agreements previously entered into by the Company. These arrangements were entered into in 2010. The Company entered into SERPs with our four most senior officers in recognition of their more than 20 years of service to the Company and to provide continued incentives to retain their services. Prior to 2010, the Company had not provided any deferred compensation, life insurance, disability insurance, or other retirement benefits for the applicable executives, other than continuation of medical coverage. The SERPs are structured so that full payment benefits vest over periods ranging from 3-5 years, which provide an additional retention incentive for our four most senior executives.

In addition the Compensation Committee determined that the consulting agreements with the Chief Executive Officer and Chief Operating Officer are beneficial to the Company. Each of the Chief Executive Officer and the Chief Operating Officer are co-founders of the Company. These agreements are intended to effect a smooth and orderly transition of the duties and leadership to their successors, to allow the Company to take advantage of their special knowledge of the industry, the Company and our customers and to protect trade secret information obtained by the officers during the course of their employment during the term of their consulting agreements and thereafter.

The Compensation Committee also considered the stockholders’ views with respect to the single-trigger and excise tax gross-ups included in the Employment Agreements with our Chief Executive Officer and Chief Operating Officer. The Compensation Committee noted that these agreements had been entered into in 2001 and had not been materially amended since that time. These provisions are contractual rights that cannot be unilaterally altered by the Company. However, the Compensation Committee has adopted the policy, currently in effect, that the Company shall not enter into any new employment providing for automatic renewal features or any new employment agreements or severance arrangements with executive officers providing for a single trigger or excise tax gross-ups on a change in control or severance payments on a change in control equal to more than three times total annual compensation.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program consists of base salary, annual cash incentive awards, equity compensation, and perquisites and other executive benefits. A description of each element is set forth below.

Base Salary

Our executives are paid a fixed base salary based on the responsibilities of their positions, the skills and experience required for the job, business performance, labor market conditions and by reference to market median salary levels. Our executive officers’ salaries are reviewed annually and salary increases typically take effect in October of each year, unless business circumstances require otherwise.

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Annual Cash Incentive Awards

Our annual cash incentive awards are intended to reward our executive officers for performance over our fiscal year. They also align our executives’ interests with those of our stockholders and help us attract, motivate and retain executives. Our Compensation Committee has designed our annual cash incentive awards to give the Compensation Committee greater flexibility to consider all aspects of performance and other factors the Compensation Committee considers relevant without affecting the availability of the Company’s tax deduction for qualified performance based compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee approves pre-established objective quantitative and qualitative performance metrics in accordance with our cash incentive plan. Under this plan, each participant is eligible to receive a predetermined maximum annual award if the maximum objective performance levels have been satisfied. The Compensation Committee then exercises its discretion to decide whether or not to reduce (but not increase) the amount of the actual cash incentive awards relative to the maximum amount based on the pre-established performance goals at the attained levels and taking into account other important factors, including the recommendation of our Chief Executive Officer (other than with respect to his own bonus), market and industry leadership, market positioning, expansion opportunities, and unit performance (in the case of the President, Antech Diagnostics) and an assessment of the strength of the balance sheet at the end of the year.

Long-Term Equity Incentive Awards

The Company’s equity compensation is an important element of our overall compensation program, and is designed to reward participants the way stockholders are rewarded: through growth in the value of our common stock. At the end of 2014, approximately 183 employees held equity awards under the Company’s 2006 Equity Incentive Plan, including our executive officers. The purpose of the grants is to align employees’ interests with the interests of our stockholders, reward employees for enhancing stockholder value, encourage retention and provide a means to increase ownership of our common stock. We also grant equity awards on a selective basis as part of new hire agreements, to encourage retention or to reward extraordinary results.

The level of long-term equity incentive compensation is determined based on an evaluation of competitive factors in conjunction with total direct compensation provided to our executive officers and the overall goals of the compensation program described herein. We do not have, nor do we intend to have, a program, plan or practice to select the grant dates of equity awards for our executives in coordination with the release of material non-public information. Although there is no specified grant date for equity awards, the Compensation Committee has adopted a policy pursuant to which it will, at a regularly scheduled Compensation Committee meeting, set in advance of the meeting date, consider the grant of equity awards to our executives. The Compensation Committee adopted this policy to mitigate against the perception that grant dates are set to achieve benefits for our executives.

Our Compensation Committee granted equity awards to our executives in 2014, 2013, and 2012. A component of the equity awards granted to our executives are equity performance awards which are tied to achieving pre-established objective performance goals established pursuant to our equity incentive plan. Under this plan, each participant is eligible to receive a predetermined maximum annual award if the maximum objective performance levels have been satisfied. Lower awards are set for target performance and minimum threshold performance.

The purpose of the equity performance awards is to reward our executives for performance over an extended period of time, align our executives’ interests with those of our stockholders and help us attract, motivate and retain executives by ensuring that our compensation programs are competitive with our peer companies. The Compensation Committee’s goal is that, on average over any three year period, the equity awards granted to our executives be reasonably comparable to the aggregate equity awards granted by our peer companies to their named executive officers over the same period.

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Perquisites and Other Executive Benefits

In order to better enable us to attract and retain highly skilled executive and other officers and to round out a competitive compensation package for our executive and other officers, we provide our executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy and objectives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our executives.

The executives officers, among other things, are provided use of automobiles and are eligible for executive medical excess claims insurance coverage.

HOW WE DETERMINE EXECUTIVE COMPENSATION

The Compensation Committee oversees our executive compensation and benefit plans and practices, while establishing management compensation policies and procedures to be reflected in the compensation program offered to our executive officers. The Compensation Committee operates under the written charter approved by the entire Board of Directors, a copy of which is available at http://www.vca.com. When necessary, the Compensation Committee recommends amendments to its charter to the Board of Directors for approval.

The Compensation Committee has the authority to retain independent counsel or other consultants, as it deems necessary, in connection with its responsibilities at the Company’s expense.

The Compensation Committee may request that any of our directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Compensation Committee requests.

Our Chief Executive Officer is involved in the design and implementation of our executive compensation programs. He typically provides his input through consultation with the Chairman of the Compensation Committee and typically is not present at Compensation Committee meetings at which the Compensation Committee makes compensation determinations. Our Chief Executive Officer annually reviews the performance of each executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee) and presents his conclusions and recommendations regarding base salary and incentive award amounts for each executive officer (other than himself) to the Compensation Committee for its consideration.

In setting compensation for our executive officers, the Compensation Committee reviews our performance over the prior three years, focusing in particular on enterprise-wide criteria driving our performance, each executives’ individual circumstances, including cash and equity-based compensation paid to each executive in the past three years and prior periods, as well as the accumulated value of all cash and equity-based compensation awarded to each executive. The Compensation Committee also reviews the conclusions and recommendations regarding base salary and incentive award amounts for each executive officer presented by our Chief Executive Officer (other than himself) and conducts discussions with our Chief Executive Officer regarding the performance of our other executives, and meets in executive sessions to discuss the performance of the Chief Executive Officer (our Chief Executive Officer is not present for these separate executive sessions). Those discussions, together with the Compensation Committee’s review of each executive officer’s historical compensation and accumulated long-term incentive pay, allow the Compensation Committee to make compensation decisions in light of each executive officer’s achievement and other circumstances. The Compensation Committee exercises its discretion in accepting, rejecting and/or modifying any executive compensation recommendations provided by our Chief Executive Officer.

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2014 EXECUTIVE COMPENSATION

Base Salaries

The Compensation Committee typically reviews and adjusts base salaries annually. In adjusting base salaries for our executives the Compensation Committee takes into account that the market capitalization and revenues of the Company are smaller than many of the companies included in our Comparison Group. Effective October 1, 2014, the Compensation Committee raised base salaries for our executives by approximately 3% - 4%, as follows:

Executive Officer	Base Salary
Robert L. Antin, Chief Executive Officer	$1,024,000
Arthur J. Antin, Chief Operating Officer	$651,000
Tomas W. Fuller, Chief Financial Officer	$440,000
Neil Tauber, Sr. VP of Development	$440,000
Josh Drake, Pres. of Antech Diagnostics	$390,000

Annual Cash Incentive Awards

The Compensation Committee has adopted a two-step approach for purposes of the annual cash incentive awards that provides it greater flexibility to consider all aspects of the Company’s and individual named executive officer’s performance as well as other factors that the Compensation Committee considers relevant, while at the same time preserving the Company’s ability to deduct such qualified performance-based compensation under Section 162(m) of the Code. Under this two-step approach, the Compensation Committee establishes maximum cash incentive award opportunities for each of our executives based upon the achievement of quantitative performance goals, then exercises its discretion based on its subjective assessment of qualitative performance goals in determining the actual cash payouts, which will be at or below the calculated maximum payout levels.

For 2014, the Compensation Committee established maximum individual cash incentive award opportunities for each of our executives based upon the achievement of quantitative performance goals consisting of a Company-wide performance metric, Adjusted EBITDA2, and various operating unit performance goals including laboratory operating income, adjusted hospital gross profit, hospital same-store growth, adjusted hospital gross profit margin, and Adjusted EBITDA.

2 Adjusted EBITDA is based on our Consolidated Adjusted EBITDA (as defined in our principal bank agreement), as further adjusted by (a) adding (1) amortization or write-off of debt discount, (2) integration costs incurred in connection with business combinations, (3) extraordinary, unusual or non-recurring losses or expense (including, without limitation, impairment charges, severance expenses, non-recurring retention bonuses, inducement payments to newly hired employees and restructuring costs), (4) charges resulting from foreign exchange losses and (5) reasonable expenses related to equity offerings or acquisitions, recapitalizations, divestitures or asset sales and (b) deducting income resulting from foreign exchange gains. The Compensation Committee uses Adjusted EBITDA, rather than EBITDA, because it excludes the effect of significant items that the Compensation Committee believes are not representative of our core operations for the period presented.

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The Compensation Committee also retains the discretion to reduce the maximum annual cash incentive awards that could be paid out based on the quantitative metrics based on its subjective assessment of qualitative performance criteria, such as market and industry leadership and positioning, expansion opportunities, unit performance, an assessment of the strength of our balance sheet at the end of the year and other qualitative performance factors it considers to be relevant. The Compensation Committee selected these quantitative and qualitative performance metrics because they indicate the level of success of the Company’s strategy to sustain strong operating cash flows and profitability.

The following chart sets out each of the quantitative performance metrics used and the relative weighting assigned to each for each of our executive officers:

Executive Officer	Laboratory Operating Income	Adjusted Hosp. Gross Profit (excl. Depr. & Amort.)	Hosp. Same Store Growth	Adjusted Hosp. Gross Profit Margin (excl. Depr. & Amort.)	Adjusted EBITDA
Robert L. Antin, Chief Executive Officer	25%	15%	15%	15%	30%
Arthur J. Antin, Chief Operating Officer	15%	20%	20%	20%	25%
Tomas W. Fuller, Chief Financial Officer	25%	15%	15%	15%	30%
Neil Tauber, Sr. VP of Development*	10%	15%	10%	15%	20%
Josh Drake, Pres. of Antech Diagnostics**	35%	- -	- -	- -	15%

* Mr. Tauber’s cash incentive award uses an additional performance metric based on the acquisition of a pre-determined amount of revenue through hospital acquisitions. The relative weighting of this metric is 30%.

** Mr. Drake’s cash incentive award uses the additional performance metrics of laboratory same-store growth and adjusted laboratory gross profit margin. The relative weighting of each of these metric is 25%.

Following the end of the year, a maximum payout factor is calculated using the year-end results against the target for the applicable quantitative performance metric. Each quantitative performance metric is assessed independently of each other and scaled above or below their respective targets using the formula set forth below. The annual cash incentive award opportunity is pro-rated between each performance level based upon actual performance. The percentages in the table below refer to the percentage of base salary payable as an annual cash incentive award at each of the indicated performance levels.

Quantitative Performance Criteria Weighting	X	Annual Cash Incentive Award Opportunity	X	Base Salary	=	Maximum Annual Cash Incentive Award

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	Annual Cash Incentive Award Opportunity
Executive Officer	Minimum	Target	Maximum
Robert L. Antin, Chief Executive Officer	75%	100%	250%
Arthur J. Antin, Chief Operating Officer	45%	90%	100%
Tomas W. Fuller, Chief Financial Officer	35%	70%	100%
Neil Tauber, Sr. VP of Development	35%	70%	100%
Josh Drake, Pres. of Antech Diagnostics	35%	45%	50%

The chart below sets out the quantitative performance goals for purposes of the 2014 annual cash incentive awards and actual results, with respect to Messrs. R. Antin, A. Antin, T. Fuller and N. Tauber.

Performance Metric	Minimum	Target	Maximum	Actual Results
Laboratory Operating Income	$136.0m	$138.0m	$140.0m	$142.3m
Adjusted Hosp. Gross Profit (excl. Depr. & Amort.)	$275.0m	$282.0m	$288.0m	$291.2m
Hosp. Same-Store Growth	1.5%	1.8%	2.4%	2.8%
Adjusted Hosp. Gross Profit Margin (excl. Depr. & Amort.)	18.8%	18.9%	19.1%	19.2%
Adjusted EBITDA	$345.0m	$352.0m	$362.0m	$364.3m
Hospital Acquisitions (only applicable to Mr. Tauber)	$55.0m	$70.0m	$140.0m	$122.5m

The chart below sets out the quantitative performance goals for purposes of the 2014 annual cash incentive award and actual results, with respect to Mr. Drake.

Performance Metric	Minimum	Target	Maximum	Actual Results
Laboratory Operating Income	$136.0m	$138.0m	$140.0m	$142.3m
Adjusted Laboratory Gross Profit Margin (excl. Depr. & Amort.)	50.0%	50.5%	51.0%	51.7%
Laboratory Same-Store Growth	4.6%	5.0%	5.5%	4.4%
Adjusted EBITDA	$345.0m	$352.0m	$362.0m	$364.3m

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The overall strong performance of the Company in 2014 resulted in our executive officers achieving, and in many instances exceeding, the quantitative performance metrics described above. As a result, subject to the Company’s discretion to reduce the amount of the annual cash incentive award to be paid out to each executive based on the Compensation Committee’s subjective assessment of the qualitative performance criteria described above, each of our executives earned the right to receive a maximum annual cash incentive award above the “target” award level in 2014, as set forth below.

Executive Officer	% of 2014 Base Salary	2014 Annual Cash Incentive Award
Robert L. Antin, Chief Executive Officer	175%	$1,800,000
Arthur J. Antin, Chief Operating Officer	95%	$620,000
Tomas W. Fuller, Chief Financial Officer	90%	$396,000
Neil Tauber, Sr. VP of Development	90%	$396,000
Josh Drake, Pres. of Antech Diagnostics	49%	$190,125

In addition to the annual cash incentive awards described above, our Compensation Committee approved a discretionary bonus to Josh Drake in the amount of $82,875 for his exceptional performance in the discharge of his duties in 2014.

Long-Term Equity Incentive Awards Granted in 2012

In 2012, the Compensation Committee granted our executive officers both options to purchase shares of Company common stock (the “2012 Options”) and three-year performance-contingent restricted stock units representing the right to receive shares of Company common stock (the “2012 Equity Award” or the “2012 RSUs”). The 2012 Options vest in four equal annual installments (rounded up to the nearest whole share) on August 27, 2013, 2014, 2015, and 2016 provided the executive continues to be employed by us as an executive officer as of such date.

The 2012 RSUs may be earned by our executives over a three-year performance period, with a maximum of 50% of the 2012 RSUs eligible to be earned with respect to performance in 2012. The remainder of the 2012 RSUs may be earned by our executives based upon performance in 2013 and 2014, with the potential of the full award being earned at the end of the second year of the performance period if performance significantly exceeds the target performance established by the Compensation Committee. The 2012 RSUs may be earned by our executives based on achieving pre-established levels of Adjusted EBITDA and revenue.

Please see our 2013 Proxy Statement filed with the SEC on Schedule 14A for a more complete discussion of the 2012 Equity Award and the 2012 RSUs earned in 2012 and our 2014 Proxy Statement filed with the SEC on Schedule 14A for a more complete discussion of the 2012 RSUs earned in 2013.

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The chart below sets out the performance goals established in connection with the 2012 Equity Award for the 2014 performance period. These performance goals were established in 2012 at the time of the grant and represent cumulative targeted growth in our operations:

Performance Metric	Threshold	Minimum	Target	Maximum	Actual Results
Adjusted EBITDA	$304.5m	$307.5m	$319.7m	$344.1m	$364.3m
Revenue	$1,845.0m	$1,863.0m	$1,935.0m	$2,079.0m	$1,918.5m

In February 2015, the Compensation Committee certified that with respect to the 2014 performance period for the 2012 Equity Award the maximum and minimum performance levels were achieved with respect to the Adjusted EBITDA and revenue performance goals, respectively. No additional 2012 RSUs were received by our executives with respect to the 2014 performance period as based upon performance in 2013 and 2012 they had already received 100% of the 2012 RSUs that were earned based upon performance in 2014. As the maximum performance level was not achieved with respect to the revenue performance goal in either 2013 or 2014, those 2012 RSUs tied to performance above the target level with respect to the revenue performance goal have been forfeited by the executives.

Long-Term Equity Incentive Awards Granted in 2013

In 2013, the Compensation Committee granted our executives three-year performance-contingent restricted stock units representing the right to receive shares of Company common stock (the “2013 Equity Award” or the “2013 RSUs”). A maximum of 50% of the 2013 RSUs were eligible to be earned with respect to performance in 2013. The remainder of the 2013 RSUs may be earned by our executives based upon performance in 2014 and 2015, with the potential of the full award being earned at the end of the second year of the performance period if performance significantly exceeds the target performance established by the Compensation Committee.

The 2013 RSUs may be earned by our executives based on achieving pre-established levels of Adjusted EBITDA and increase in “return on invested capital” (ROIC)3. The Compensation Committee also established an alternate relative performance metric pursuant to which our executives may earn the 2013 RSUs at the “target” performance goal level if the Company’s stock price increased from the end of 2012 through the end of 2014 at a rate greater than the lower of (i) 90% of the increase in the S&P 500® Index over the same period, or (ii) a compounded annual rate of 7%.

Please see our 2014 Proxy Statement filed with the SEC on Schedule 14A for a more complete discussion of the 2013 Equity Award and the 2013 RSUs earned in 2013.

The chart below sets out the Adjusted EBITDA and increase in ROIC performance goals established in connection with the 2013 Equity Awards for the 2014 performance period. These performance goals were established in 2013 at the time of the grant and represent cumulative targeted growth in our operations:

Performance Metric	Threshold	Minimum	Target	Maximum	Actual Results
Adjusted EBITDA	$317.0m	$328.0m	$335.0m	$354.0m	$364.3m
Increase in ROIC	0.55%	0.65%	0.75%	2.25%	-0.17%

In February 2015, the Compensation Committee certified that with respect to the 2014 performance period for the 2013 Equity Award the maximum performance level was achieved with respect to the Adjusted EBITDA

3 We define ROIC as net operating profit after taxes divided by the average of the balances, as of the opening and closing of the relevant period, of the sum of (a) debt and (b) deferred tax liabilities, accumulated amortization, cumulative impairment charges and other after-tax accumulated non-recurring losses.

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performance goal. The Compensation Committee also certified that our executive officers earned 2013 RSUs at the target level, as was also the case for the 2013 performance period, as the alternative performance measure was achieved with respect to the 2014 performance period as the increase in our average stock price for the last five trading days in 2014 from the same period in December 2012 was greater than 90% of the percentage increase in the S&P 500® Index over the two year period ending December 31, 2014. As a result, each of our executive officers earned for performance in 2014 the number of 2013 RSUs set forth below.

Executive Officer	Number of 2013 RSUs Earned In 2014	Implied Value(1)	Aggregate 2013 RSUs Earned To Date	Implied Value(1)
Robert L. Antin, Chief Executive Officer	97,776	$2,716,217	195,555	$5,432,518
Arthur J. Antin, Chief Operating Officer	23,658	$657,219	47,318	$1,314,494
Tomas W. Fuller, Chief Financial Officer	16,214	$450,425	32,431	$900,933
Neil Tauber, Sr. VP of Development*	14,646	$406,866	29,293	$813,760
Josh Drake, Pres. of Antech Diagnostics	14,646	$406,866	29,293	$813,760
(1)	Implied values are based on the market value of the Company’s common stock on the date of grant.

The 2013 RSUs earned vest in four installments, 25% (rounded up to the nearest whole share) on September 24, 2014, 2015, 2016 and 2017, provided the executive continues to be employed by us as an executive officer as of such date (subject to acceleration in certain circumstances). The earned portion of any executive’s equity performance award will cease to vest on such date as such executive ceases to be employed by us as an executive officer and shall not continue to vest during the pendency of any non-senior executive employment with, or consultancy arrangement with, us. As a consequence, the ultimate value of the awards will depend on the performance of the Company’s stock over this four-year period.

Long-Term Equity Incentive Awards Granted in 2014

In 2014, the Compensation Committee granted our executives three-year performance-contingent restricted stock units representing the right to receive shares of Company common stock (the “2014 Equity Award” or the “2014 RSUs”). The 2014 RSUs are paid in common stock based upon attainment of specific business objectives over the relevant performance periods. The RSUs are subject to both “performance-based” and “time-based” vesting.

In determining the number of RSUs subject to the 2014 Equity Awards, the Compensation Committee considered our Chief Executive Officer’s recommendations for all of our executive officers (other than himself).

The total annual long-term incentive opportunity for each of our executives is established by the Compensation Committee in terms of dollars. For each award, a market competitive grant is determined by dividing the value of each equity award by the market value of the Company’s common stock for RSUs, as of the date of grant.

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For the 2014 Equity Awards the Compensation Committee selected the absolute performance metrics of Adjusted EBITDA and the increase in our “Enterprise Value”4 and a relative performance metric which looks at the performance of our stock against the performance of the Russell 3000® Index, as the performance metrics on which the 2014 RSUs would be earned by our executive officers. The Compensation Committee selected these performance metrics because they indicate the level of success of the Company’s strategy to sustain strong operating cash flows and profitability and the level of increase in stockholder value. The Compensation Committee used Adjusted EBITDA, rather than EBITDA, because it excludes the effect of significant items that the Compensation Committee believes are not representative of our core operations for the period presented.

Adjusted EBITDA and Enterprise Value are both non-GAAP financial measures of performance. Adjusted EBITDA and Enterprise Value should not be reviewed in isolation or considered as substitutes for our financial results as reported in accordance with GAAP. Although Adjusted EBITDA and Enterprise Value are relatively standard financial terms, numerous methods exist for a calculating these financial measures. As a result, the method used by the Company’s management may differ from the methods other companies use to calculate Adjusted EBITDA and Enterprise Value and we urge you to understand the methods used by other companies to calculate Adjusted EBITDA and Enterprise Value before comparing our results to that of such other companies. Please see Appendix C for a reconciliation of these non-GAAP financial measures to the applicable GAAP financial measures.

The Compensation Committee established “minimum”, “target” and “maximum” performance levels for each performance metric. The performance levels are the same for each of our executives. The 2014 RSUs are earned upon achievement of the respective performance metric at each of the specified levels of performance.

Each of the performance metrics receives a different weighting. For our Chief Executive Officer up to 20% of the RSUs granted may be earned with respect to the Adjusted EBITDA performance metric, 30% with respect to the Russell 3000® Index performance metric, and 50% with respect to the increase in Enterprise Value performance metric.

For our other executives up to 50% of the RSUs granted may be earned with respect to the Adjusted EBITDA performance metric, 15% with respect to the Russell 3000® Index performance metric, and 35% with respect to the increase in Enterprise Value performance metric. For achievement between the minimum and target performance goals and between the target and maximum performance goals the number of 2014 RSUs earned are determined on an interpolated basis.

Up to 50% of the maximum number of 2014 RSUs awarded can be earned by satisfying the performance goals with respect to performance in 2014, which:

•	measures our Adjusted EBITDA for the fiscal period ending December 31, 2014;

•	compares our Enterprise Value as of December 31, 2013 with our Enterprise Value as of December 31, 2014; and

•	compares the increase in our stock price from the end of 2013 to the end 2014 with the increase in the closing price of the Russell 3000® Index over the same period.

4 We define Enterprise Value as the average closing sales price of our common stock for the last 10 trading days of the applicable year, multiplied by (i) the number of shares of common stock outstanding on December 31st of the applicable year, plus (iii) our outstanding indebtedness (net of our cash balance).

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The remaining 2014 RSUs (including any 2014 RSUs not earned in 2014) can be earned by satisfying the performance metrics with respect to performance in either 2015 or 2016, which looks at Adjusted EBITDA for the 12-month periods ending December 31, 2015 and 2016, and the increase in our Enterprise Value and the increase in our stock price compared to increases in the closing price of the Russell 3000® Index over the 24- and 36-month periods ending December 31, 2015, and December 31, 2016, respectively. The Adjusted EBITDA targets for 2015 and 2016 were established at the time of grant and represent cumulative targeted growth in our operations.

The 2014 RSUs which may be earned upon achievement of the pre-established performance goals are as follows:

Executive Officer	Minimum Performance Goal		Target Performance Goal		Maximum Performance Goal
	RSUs	Implied Value(1)	RSUs	Implied Value(1)	RSUs	Implied Value(1)
Robert L. Antin, Chief Executive Officer	71,703	$2,800,000	97,312	$3,800,000	130,602	$5,100,000
Arthur J. Antin, Chief Operating Officer	19,207	$750,000	25,609	$1,000,000	28,170	$1,100,000
Tomas W. Fuller, Chief Financial Officer	15,878	$620,000	21,127	$825,000	23,048	$900,000
Neil Tauber, Sr. VP of Development	15,878	$620,000	21,127	$825,000	23,048	$900,000
Josh Drake, Pres. of Antech	15,878	$620,000	21,127	$825,000	25,609	$1,000,000
(1)	Implied values are based on the market value of the Company’s common stock on the date of grant.

In order to earn 2014 RSUs in excess of that awarded for achieving the target performance goal, the Company is required to materially exceed target performance. The Compensation Committee believed that the performance required to earn an award at the minimum performance goal was reasonably attainable, but that the performance required to earn an award at the target performance goal and maximum performance goal was more challenging.

The chart below sets out the Adjusted EBITDA, increase in Enterprise Value and Russell 3000® Index performance goals established in connection with the 2014 Equity Awards for the 2014 performance period:

Performance Metric	Minimum	Target	Maximum	Actual Results
Adjusted EBITDA	$345.0m	$352.0m	$362.0m	$364.3m
Increase in Enterprise Value	10.0%	15.0%	18.0%	39.7%
Russell 3000® Index	92.0 – 96.0%	96.0 – 103.0%	>103.0%	549%

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In February 2015, the Compensation Committee certified that with respect to the 2014 performance period for the 2014 Equity Award the maximum performance levels were achieved with respect to all three performance metrics. As a result, each of our executive officers earned that number of 2014 RSUs set forth below for performance in 2014.

Executive Officer	Number of 2014 RSUs Earned	Implied Value(1)
Robert L. Antin, Chief Executive Officer	65,301	$2,550,004
Arthur J. Antin, Chief Operating Officer	14,086	$550,058
Tomas W. Fuller, Chief Financial Officer	11,524	$450,012
Neil Tauber, Sr. VP of Development*	11,524	$450,012
Josh Drake, Pres. of Antech	12,805	$500,035
(1)	Implied values are based on the market value of the Company’s common stock on the date of grant.

The 2014 RSUs earned will vest in four installments, 25% (rounded up to the nearest whole share) on October 7, 2015, 2016, 2017 and 2018, provided the executive continues to be employed by us as an executive officer as of such date. The earned portion of any executive officer’s equity performance award will cease to vest on such date as such executive officer ceases to be employed by us as an executive officer and shall not continue to vest during the pendency of any non-senior executive employment with, or consultancy arrangement with, us. As a consequence, the ultimate value of the awards will depend on the performance of the Company’s stock over this four-year period.

ADDITIONAL COMPENSATION MATTERS

Market Analysis

In establishing annual compensation for our executives, the Compensation Committee takes into account compensation levels at similarly situated companies for similar positions in establishing base salaries, annual cash performance awards and/or cash bonuses and equity awards for our executives. This process is referred to as benchmarking.

The Compensation Committee uses benchmarking as a point of reference for measurement, and the Compensation Committee has discretion in determining how much weight to place on the benchmarking analysis. Benchmarking helps the Compensation Committee assess whether the individual pay components and total direct compensation of our executive officers are appropriate when compared to industry standards. With the assistance of its compensation consultant, the Compensation Committee identified a group of comparison companies for benchmarking purposes, which we refer to as our “Comparison Group”.

In 2012, the Compensation Committee’s compensation consultant Mercer, assisted the Compensation Committee in updating the Company’s Comparison Group. Mercer selected and proposed companies for inclusion in the comparison group that have similar revenues, revenue growth, business focus and operating models as compared to the Company. Our Comparison Group includes 12 companies (named below) with similar revenues, revenue growth, business focus and operating models as the Company. There are only a small

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number of animal health care companies that are public, so the Compensation Committee has included in the Comparison Group companies in the healthcare industry and growth companies in other industries that require multiple locations and a large employee base, such as retail, restaurants, leisure facilities and specialty stores, with a focus on companies with a revenue base of between $600 million and $3.0 billion.

The Compensation Committee reviewed Mercer’s proposals and selected the following Comparison Group:

C.R. Bard, Inc.	Chipotle Mexican Grill, Inc.	Chico’s FAS, Inc.
GNC Holdings, Inc.	Guess?, Inc.	HealthSouth Corporation
Hologic, Inc.	Idexx Laboratories, Inc.	The Cheesecake Factory Incorporated
Magellan Health Services, Inc.	Mednax, Inc.

The Compensation Committee believed that gathering additional data for 2014 would not be cost effective; accordingly, it relied on the same data and peer group in considering 2014 compensation; provided, however, that Lincare Holdings Inc., was not included as it is no longer publicly listed.

In addition to benchmarking, the Compensation Committee reviews each executive’s historical compensation, the executive’s compensation in relation to other executive officers and corporate performance. The Compensation Committee also takes into account internal equity considerations in making its executive compensation decisions.

Supplemental Executive Retirement Programs

We have entered into SERPs with our four most senior executive officers in recognition of their more than 20 years of service to the Company and to provide continued incentives to retain their services. Prior to 2010, the Company had not provided any deferred compensation or other retirement benefit for the applicable executives, other than continuation of medical coverage. The SERPs are structured so that full payment benefits vest over periods ranging from 3-5 years, which provide an additional retention incentive for our four most senior executives. Details of the SERP benefits and the amounts accrued by each applicable executive officer are found under the heading “Pension Benefits” on page 78 of this Proxy Statement.

Post-Termination Consulting Agreements

We have entered into agreements with our Chief Executive Officer and Chief Operating Officer for the provision of consulting services following the termination of their service to the Company. Each of the Chief Executive Officer and the Chief Operating Officer has been employed by the Company since it was founded. These agreements are intended to effect a smooth and orderly transition of the duties and leadership to their successors, to allow the Company to take advantage of their special knowledge of the industry, the Company and our customers and to protect trade secret information obtained by the officers during the course of their employment during the term of their consulting agreements and thereafter. Each agreement was reviewed and approved by the Compensation Committee and subsequently by the full Board of Directors. Details of the consulting agreements are described under “Employment Agreements; Post-Retirement Medical Benefits Coverage Agreements; Post-Termination Consulting Agreements; SERP Agreements; Payments Upon Termination and Change in Control” on page 79 of this Proxy Statement.

Termination and Change in Control Payments

We have entered into employment agreements with three of our executive officers and into severance agreements with our other two executive officers. These agreements, which are designed to promote stability and continuity of senior management, provide for termination and Change in Control payments. We also have

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entered into post-retirement medical benefits coverage agreements with our four most senior executive officers as recognition of each officer’s extended service to the Company. A summary of these severance payments and post-termination benefits is set forth under the heading “Employment Agreements; Post-Retirement Medical Benefits Coverage Agreements; Post-Termination Consulting Agreements; SERP Agreements; Payments Upon Termination and Change in Control” on page 79 of this Proxy Statement.

Policy on Recovering Performance-Based Compensation in the Event of a Restatement

We may, to the extent permitted by applicable law, cancel or require reimbursement of any performance-based compensation arrangements (including any performance based annual bonus awards and long-term incentive, equity-based awards) received by an executive officer if and to the extent that:

•	the amount of the award was based on the achievement of specified performance metrics or financial results, and we subsequently restate those financial results; and

•	in the Compensation Committee’s judgment, the executive officer engaged in gross negligence, fraud or misconduct that directly caused or contributed to the need for the restatement; and

•

the executive officer’s award would have been lower if the financial results in question had been properly reported. In such a case, we will seek to recover from the executive officer the amount by which the actual award paid or earned for the relevant period exceeded the amount that would have been paid or earned based on the restated financial results.

The policy provides that we will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed.

Further, under Section 304 of the Sarbanes-Oxley Act, if we were required to restate our financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer could be required to reimburse the Company for:

•	any bonus or other incentive-based or equity-based compensation received during the twelve months following the first public issuance or filing with the SEC of the non-complying document; and

•	any profits realized from the sale of securities of the Company during those twelve months.

Stock Ownership

Our Board of Directors believes that our executive officers and directors should have a meaningful stake in our Company, which encourages a focus on our long-term success and aligns their interests with the interests of our stockholders. Therefore, we have adopted formal stock ownership and retention guidelines for our executive officers and non-employee directors:

Position	Minimum Ownership Guidelines (Dollar Value of Shares)
Directors	4x Annual Cash Retainer
Chief Executive Officer	4x Base Salary
Other Named Executive Officers	2x Base Salary

Shares owned outright, unvested restricted stock and vested options are counted towards these guidelines. Unearned performance shares are not counted toward these guidelines.

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Any executive officer who is not in compliance with the applicable stock ownership guideline must retain 50% of the net shares of our common stock acquired via the exercise of options or the vesting of restricted stock granted under the Company’s equity incentive programs, until the guideline has been met.

As of December 31, 2014, all of our directors and executive officers complied with our stock ownership guidelines.

Tax Implications

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct non-performance based compensation of more than $1,000,000 that is paid to certain executive officers. However, in order to maintain flexibility in compensating our executives in a manner designed to promote varying corporate goals, we have not adopted a policy that all compensation must be deductible. All compensation paid to our executive officers for 2014 will be fully deductible.

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid or earned by Named Executive Officers for services rendered to us for the years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings	All Other Compensation	Total
			(1)	(2)	(2)	(3)	(4)	(5)
Robert L. Antin, Chairman of the Board, Chief Executive Officer and President	2014	$999,735	--	$3,800,034 (6)	$--	$1,800,000	$219,151	$87,831	$6,906,751
	2013	$971,692	--	$4,100,022 (6)	$--	$994,000	$207,573	$117,199	$6,390,486
	2012	$945,795	--	$2,933,333 (6)	$1,273,744	$965,000	$91,943	$94,171	$6,303,986

Arthur J. Antin, Chief Operating Officer and Senior Vice President	2014	$636,652	--	$1,000,031(7)	$--	$620,000	$(149,802)	$86,836	$2,193,717
	2013	$619,154	--	$1,100,005 (7)	$--	$569,700	$145,089	$83,843	$2,517,791
	2012	$602,307	--	$999,994 (7)	$434,230	$553,500	$68,924	$66,490	$2,725,445

Tomas W. Fuller, Chief Financial Officer, Vice President and Secretary	2014	$429,464	--	$825,009 (8)	$--	$396,000	$363,748	$76,677	$2,090,898
	2013	$417,769	--	$775,006 (8)	$--	$298,900	$308,372	$57,663	$1,857,710
	2012	$406,862	--	$600,000 (8)	$260,541	$290,500	$249,167	$41,577	$1,848,647

Neil Tauber, Senior Vice President of Development	2014	$429,464	--	$825,009 (9)	$--	$396,000	$434,732	$113,210	$2,198,415
	2013	$417,769	--	$700,000 (9)	$--	$298,900	$368,549	$78,292	$1,863,510
	2012	$406,862	--	$466,663 (9)	$202,639	$290,500	$297,791	$79,297	$1,743,752

Josh Drake, President, Antech Diagnostics	2014	$377,885	$82,875	$825,009 (10)	$--	$190,125	$--	$34,073	$1,509,967
	2013	$356,423	--	$700,000 (10)	$--	$187,500	$--	$26,248	$1,270,171
	2012	$344,462	--	$433,328 (10)	$188,167	$158,400	$--	$31,602	$1,155,959

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(1)	The bonus paid to Mr. Drake as reflected in this column was a discretionary cash bonus.

(2)	In accordance with SEC requirements, these amounts reflect the aggregate grant date fair value computed in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 related to awards to executive officers in 2014, 2013, and 2012. No estimate of forfeitures has been included in such calculations. For the assumptions used in the calculation of these amounts see Note 10 to the Company’s audited financial statements in the Company’s Annual Report for the year ended December 31, 2014.

(3)	The amounts in this column represent the cash awards paid for the applicable year to the Named Executive Officers under the VCA Inc. 2007 Annual Cash Incentive Plan, which is discussed in further detail on pages 60 and 62 of this Proxy Statement.

(4)	The amounts in this column represent the aggregate change in the actuarial present value of each Named Executive Officer’s accumulated benefit under his SERP. Additionally, the amounts in this column for Mr. Tauber and Mr. Fuller reflect an increase in the vested percentage under his SERP. Details of the SERP benefits and the amounts accrued by each applicable Named Executive Officer are found under the heading “Pension Benefits” on page 78 of this Proxy Statement.

(5)	All Other Compensation for the year ended December 31, 2014, consists of the following:

	Robert L. Antin	Arthur J. Antin	Tomas W. Fuller	Neil Tauber	Josh Drake
Automobile, auto insurance and auto maintenance (a)	$44,382	$49,615	$42,421	$44,442	$17,579
Medical insurance premiums	$42,249	$36,021	$33,056	$67,568	$16,494
401(k) Company contribution	$1,200	$1,200	$1,200	$1,200	$--

Total	$87,831	$86,836	$76,677	$113,210	$34,073

(a)	For disclosure purposes, the incremental annual cost of the Company owned automobile was determined based on the purchase price of the vehicle divided by the useful life of the vehicle.

(6)	These amounts reflect the grant date fair value based upon achievement of the target performance goal for 2014, 2013 and 2012 performance awards. The amounts reported do not reflect compensation actually received by Mr. R. Antin. If the highest level of performance were to be assumed the grant date value of the performance awards would be $5,100,008, $6,150,020 and $4,333,339 for the 2014, 2013 and 2012, performance periods, respectively. The grant date fair value of the performance awards actually earned as of December 31, 2014 was $2,550,004, $5,432,518 and $3,633,355, for 2014, 2013, and 2012, respectively.

(7)	These amounts reflect the grant date fair value based upon achievement of the target performance goal for 2014, 2013 and 2012 performance awards. The amounts reported do not reflect compensation actually received by Mr. A. Antin. If the highest level of performance were to be assumed the grant date value of the performance awards would be $1,100,039, $1,430,003 and $1,300,004 for the 2014, 2013 and 2012, performance periods, respectively. The grant date fair value of the performance awards actually earned as of December 31, 2014 was $550,058, $1,314,494 and $1,149,999, for 2014, 2013, and 2012, respectively.

(8)	These amounts reflect the grant date fair value based upon achievement of the target performance goal for 2014, 2013 and 2012 performance awards. The amounts reported do not reflect compensation actually received by Mr. Fuller. If the highest level of performance were to be assumed the grant date value of the performance awards would be $900,024, $968,772 and $800,007 for the 2014, 2013 and 2012, performance periods, respectively. The grant date fair value of the performance awards actually earned as of December 31, 2014 was $450,012, $900,933 and $700,022, for 2014, 2013, and 2012, respectively.

(9)	These amounts reflect the grant date fair value based upon achievement of the target performance goal for 2014, 2013 and 2012 performance awards. The amounts reported do not reflect compensation actually received by Mr. Tauber. If the highest level of performance were to be assumed the grant date value of the performance awards would be $900,024, $875,014 and $666,669 for the 2014, 2013 and 2012, performance periods, respectively. The grant date fair value of the performance awards actually earned as of December 31, 2014 was $450,012, $813,760, and $566,685, for 2014, 2013, and 2012, respectively.

(10)	These amounts reflect the grant date fair value based upon achievement of the target performance goal for 2014, 2013 and 2012 performance awards. The amounts reported do not reflect compensation actually received by Mr. Drake. If the highest level of performance were to be assumed the grant date value of the performance awards would be $1,000,031, $875,014 and $583,333 for the 2014, 2013 and 2012, performance periods, respectively. The grant date fair value of the performance awards actually earned as of December 31, 2014 was $500,035, $813,760, and $508,350, for 2014, 2013, and 2012, respectively.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014

All equity grants to Named Executive Officers were made under the VCA Inc. 2006 Equity Incentive Plan. The following table sets forth certain information regarding the grant of plan-based equity awards made during the year ended December 31, 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of 2014 Equity Awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Minimum (#)	Target (#)	Maximum (#)			Threshold ($)	Target ($)
Robert L. Antin	10/7/14	--	--	--	71,703	97,312	130,602	--	--	--	$3,800,034

Arthur J. Antin	10/7/14	--	--	--	19,207	25,609	28,170	--	--	--	$1,000,031

Tomas W. Fuller	10/7/14	--	--	--	15,878	21,127	23,048	--	--	--	$825,009

Neil Tauber	10/7/14	--	--	--	15,878	21,127	23,048	--	--	--	$825,009

Josh Drake	10/7/14	--	--	--	15,878	21,127	25,609	--	--	--	$825,009

(1)	The amounts shown in these columns reflect the total number of restricted stock units which may be earned at the minimum, target and maximum performance levels with respect of the performance-based restricted stock unit awards granted to the Named Executive Officers in 2014. As described in greater detail commencing on page 65 of this Proxy Statement, the minimum represents the number of restricted stock units which may be earned upon achievement of the “low” performance goal; the target represents the number of restricted stock units which may be earned upon achievement of the target performance goal; and the maximum represents the number of restricted stock units which may be earned upon achievement of the “high” performance goal. Up to 50% of the maximum number of RSUs awarded can be earned by satisfying the performance goals in 2014. The restricted stock unit awards will vest in four installments: 25% (rounded up to the nearest whole share) on October 7, 2015; 25% (rounded up to the nearest whole share) on October 7, 2016; 25% (rounded up to the nearest whole share) on October 7, 2017; and the remainder on October 7, 2018.

(2)	In accordance with SEC requirements, with respect to the restricted stock units, these amounts reflect the aggregate grant date fair value based upon achievement of the target performance goal, excluding the effect of estimated forfeitures. The amounts reported do not reflect compensation actually received by the Named Executive Officers.

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OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table sets forth the number of securities underlying outstanding plan awards for each Named Executive Officer as of December 31, 2014

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#) Exercisable	(#)(1) Unexercisable	($)		(#)	($)(2)	(#)	($)(2)
Robert L. Antin, Chief Executive Officer	10/7/2014	--	--	--	--	65,301 (3)	$3,184,730	65,301 (7)	$3,184,730
	9/24/2013	--	--	--	--	146,665 (4)	$7,152,852	25,828 (8)	$1,259,632
	8/27/2012	116,218	116,217	$18.94	8/27/2017	95,916 (5)	$4,677,823	--	--
	6/24/2011	--	--	--	--	125,000 (6)	$6,096,250	--	--
Arthur J. Antin, Chief Operating Officer	10/7/2014	--	--	--	--	14,086 (3)	$686,974	14,084 (7)	$686,877
	9/24/2013	--	--	--	--	35,487 (4)	$1,730,701	4,158 (8)	$202,786
	8/27/2012	39,620	39,619	$18.94	8/27/2017	30,358 (5)	$1,480,560	--	--
	6/24/2011	--	--	--	--	62,500 (6)	$3,048,125	--	--
Tomas W. Fuller, Chief Financial Officer	10/7/2014					11,524 (3)	$562,025	11,524 (7)	$562,025
	9/24/2013	--	--	--	--	24,322 (4)	$1,186,184	2,442 (8)	$119,096
	8/27/2012	23,772	23,772	$18.94	8/27/2017	18,480 (5)	$901,270	--	--
	6/24/2011	--	--	--	--	30,000 (6)	$1,463,100	--	--
Neil Tauber, Sr. VP of Development	10/7/2014					11,524 (3)	$562,025	11,524 (7)	$562,025
	9/24/2013	--	--	--	--	21,969 (4)	$1,071,428	2,205 (8)	$107,538
	8/27/2012	18,489	18,489	$18.94	8/27/2017	14,960 (5)	$729,599	--	--
	6/24/2011	--	--	--	--	27,500 (6)	$1,341,175	--	--
Josh Drake, Pres. of Antech Diagnostics	10/7/2014					12,805 (3)	$624,500	12,804 (7)	$624,451
	9/24/2013	--	--	--	--	21,969 (4)	$1,071,428	2,205 (8)	$107,538
	8/27/2012	--	17,168	$18.94	8/27/2017	13,420 (5)	$654,493	--	--
	6/24/2011	--	--	--	--	12,500 (6)	$609,625	--	--

(1)	These options vest in two equal installments on August 27, 2015 and August 27, 2016.

(2)	Calculated based on the closing price of the Company’s common stock at the end of the year ended December 31, 2014.

(3)	This amount reflects shares underlying the restricted stock units granted to the named executive officer in 2014 and which were earned upon satisfaction of the applicable performance criteria in 2014. The shares of restricted stock reflected on the table (rounded up to the nearest whole share) will vest equally on October 7, 2015. October 7, 2016, October 7, 2017 and October 7, 2018.

(4)	This amount reflects shares underlying the restricted stock units granted to the named executive officer in 2013 and which were earned upon satisfaction of the applicable performance criteria in 2013 and 2014. The shares of restricted stock reflected on the table (rounded up to the nearest whole share) will vest equally on September 24, 2015, September 24, 2016 and September 24, 2017.

(5)	This amount reflects shares underlying the restricted stock units granted to the named executive officer in 2012 and which were earned upon satisfaction of the applicable performance criteria in 2012 and 2013. The shares of restricted stock reflected on the table (rounded up to the nearest whole share) vest equally on August 27, 2015 and August 27, 2016.

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(6)	Reflects shares of restricted stock earned under the performance-based award granted to the Named Executive Officer in 2011. All of the shares of restricted stock reflected on the table (rounded up to the nearest whole share) will vest on June 24, 2015.

(7)	This amount reflects shares underlying the restricted stock units granted to the named executive officer in 2014 and which may be earned upon satisfaction of the maximum performance criteria in 2014 and 2015. If the performance criteria is satisfied these shares of restricted stock will vest in full no later than October 7, 2018.

(8)	This amount reflects shares underlying the restricted stock units granted to the named executive officer in 2013 and which may be earned upon satisfaction of the maximum performance criteria in 2014 and 2015. If the performance criteria is satisfied these shares of restricted stock will vest in full no later than September 24, 2017.

Options Exercised and Stock Vested In 2014

The following table sets forth information regarding the stock option awards that were exercised by each of our Named Executive Officers and restricted stock awards that vested during the year ended December 31, 2014.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($) (1)	(#)	($) (2)
Robert L. Antin, Chief Executive Officer	--	--	226,005	$8,226,075
Arthur J. Antin, Chief Operating Officer	--	--	92,176	$3,332,783
Tomas W. Fuller, Chief Financial Officer	--	--	48,575	$1,762,079
Neil Tauber, Sr. VP of Development	--	--	43,042	$1,560,370
Josh Drake, Pres. of Antech Diagnostics	8,584	$182,344	32,222	$1,207,870

(1)	The dollar amount represents the difference between the aggregate market price of the shares of common stock underlying the options at exercise and the aggregate exercise price of the options.

(2)	The dollar amount represents the aggregate market price of the shares of common stock on the vesting date.

SUMMARY OF EQUITY COMPENSATION PLAN

The following table sets forth information concerning all equity compensation plans and individual compensation arrangements in effect during the year ended December 31, 2014

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	845,285	$17.54	1,317,205
Equity Compensation Plans Not Approved By Security Holders	--	--	--

Total	845,285	$17.54	1,317,205

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PENSION BENEFITS

The table below reflects benefits accrued under the SERP for each of Robert L. Antin, Arthur J. Antin, Neil Tauber and Tomas W. Fuller as of December 31, 2014.

Named Executive Officer	Name of Plan	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Year ($)
Robert L. Antin, Chief Executive Officer	SERP for Robert L. Antin	5	$4,083,391	$0
Arthur J. Antin, Chief Operating Officer	SERP for Arthur J. Antin	5	$2,482,641	$316,500
Tomas W. Fuller, Chief Financial Officer	SERP for Tomas W. Fuller	4	$1,337,050	$0
Neil Tauber, Sr. VP of Development	SERP for Neil Tauber	4	$1,597,969	$0

(1)	For purposes of calculating the present value of the accumulated benefit, each of the SERP Beneficiaries (as defined below) were credited with service through December 31, 2014.

(2)

For purposes of calculating the present value of the accumulated benefit for the SERP Beneficiaries, we used “Final Salary” for Mr. R. Antin as of December 31, 2015 (assuming increases in annual base compensation of 4% per year), for Mr. A. Antin as of December 31, 2013, and for Messrs. Tauber and Fuller as of December 31, 2014.

On June 30, 2010, the Company executed a SERP agreement with each of the following Named Executive Officers of the Company: Robert L. Antin, Arthur J. Antin, Neil Tauber and Tomas W. Fuller (each, a “SERP Beneficiary”). Pursuant to each SERP agreement, each SERP Beneficiary will be entitled to monthly benefit payments when he reaches a specified age identified in the chart below (the “Benefit Commencement Date”). The annual amount of the benefit payments to each SERP Beneficiary will be equal to the vested percentage, up to a maximum of 50%, of Final Salary as of the date his employment terminates. “Final Salary” is equal to the greater of (i) annual base compensation paid in cash pursuant to the SERP Beneficiary’s employment agreement or other employment arrangement with the Company immediately prior to the Benefit Commencement Date, or (ii) the average annual base compensation paid in cash pursuant to the SERP Beneficiary’s employment agreement for the three highest years during the ten year period ending on December 31st immediately preceding the Benefit Commencement Date.

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The vested percentage on the date each SERP Beneficiary’s employment terminates is as follows:

SERP Beneficiary	Benefit Commencement Date (1)	Vested Percentage on Effective Date of SERP	Vested Percentage on 12/31/10	Vested Percentage on 12/31/11	Vested Percentage on 12/31/12	Vested Percentage on 12/31/13	Vested Percentage on 12/31/14
Robert L. Antin, Chief Executive Officer	Age 66	20%	30%	40%	50%	50%	50%
Arthur J. Antin, Chief Operating Officer	Age 67	20%	30%	40%	50%	50%	50%
Tomas W. Fuller, Chief Financial Officer	Age 62	--	10%	20%	30%	40%	50%
Neil Tauber, Sr. VP of Development	Age 66	--	10%	20%	30%	40%	50%

(1)	The Benefit Commencement Date is the first day of the calendar month following the month during which the SERP Beneficiary attains the age set forth in this column.

The payments to which each SERP Beneficiary is entitled will extend for 12 years following the Benefit Commencement Date. In 2014 Mr. A. Antin began receiving payments under his SERP agreement as described above. None of the other SERP Beneficiaries are eligible for early retirement under the SERP, because they have not reached the age that would trigger the Benefit Commencement Date. For further discussion regarding each SERP agreement, see “Employment Agreements; Post-Retirement Medical Benefits Coverage Agreements; Post-Termination Consulting Agreements; SERP Agreements; Payments Upon Termination and Change in Control” below.

EMPLOYMENT AGREEMENTS; POST-RETIREMENT MEDICAL BENEFITS COVERAGE

AGREEMENTS; POST-TERMINATION CONSULTING AGREEMENTS; SERP AGREEMENTS;

PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL

We have employment agreements with Robert L. Antin, Arthur J. Antin and Tomas W. Fuller, and severance agreements with Neil Tauber and Josh Drake. Each of these agreements provide for certain payments upon termination or Change in Control. For purposes of this Proxy Statement, a “Change in Control” shall be deemed to have occurred if (a) there shall be consummated (x) any consolidation or merger of the Company into or with another “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of Exchange Act) pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the persons who were stockholders of the Company immediately prior to the consummation of such consolidation or merger are the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act), immediately following the consummation of such consolidation or merger, of 62.5% or more of the combined voting power of the then outstanding voting securities of the person surviving or resulting from such consolidation or merger, or (y) any sale, lease or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (b) the stockholders of the Company approve any plan or proposal for the liquidation or

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dissolution of the Company, or (c) any person shall become the beneficial owner of 25% or more of the Company’s outstanding common stock, or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

In addition, we have award agreements governing the equity awards made to our Named-Executive Officers, post-retirement medical benefits coverage agreements, post-termination consulting agreements and SERP agreements with certain of our Named Executive Officers, as follows:

Robert L. Antin

Employment Agreement

Mr. R. Antin’s employment agreement, dated as of November 27, 2001, as amended, provides for Mr. R. Antin to serve as our Chairman of the Board, Chief Executive Officer and President for a term of five years from any given date, such that there shall always be a minimum of at least five years remaining under his employment agreement. The employment agreement provides for Mr. R. Antin to receive an annual base salary of $520,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the Compensation Committee. Mr. R. Antin also is entitled to specified perquisites.

If Mr. R. Antin’s employment is terminated due to his death, the employment agreement provides that we will pay Mr. R. Antin’s estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, continue to provide family medical benefits and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. If Mr. R. Antin’s employment is terminated due to his disability, the employment agreement provides that we will pay Mr. R. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. R. Antin), continue to provide specified benefits and perquisites and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. In the case of termination due to death or disability, any options that accelerate on the date of termination will remain exercisable for the full term.

If Mr. R. Antin terminates the employment agreement for “good reason,” if we terminate the employment agreement without cause or in the event of a Change in Control, in which event the employment of Mr. R. Antin terminates automatically, we will pay Mr. R. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to five times the greater of Mr. R. Antin’s last annual bonus or the average of all bonuses paid or payable to Mr. R. Antin under the employment agreement. In addition, we will accelerate the vesting of his equity awards and continue to provide specified benefits and perquisites. In these circumstances, Mr. R. Antin may exercise his options, which are accelerated on the date of termination, immediately upon termination and thereafter during the term of the option. For purposes hereof, “good reason” means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. R. Antin under his employment agreement, consulting agreement or SERP agreement, as applicable, or (y) the office where Mr. R. Antin is required to perform his duties to the Company is relocated to a location outside of Los Angeles County, California; provided, however, that in either case Mr. R. Antin delivered written notice to the Company within 90 days of the condition’s initial existence and the Company failed to cure the condition within 30 days.

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If Mr. R. Antin terminates the employment agreement without good reason or we terminate the employment agreement for “cause,” Mr. R. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes of this paragraph, for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. R. Antin upon termination qualify as “excess parachute payments” under the Internal Revenue Code, Mr. R. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a Change in Control and at our request, Mr. R. Antin is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

Post-Retirement Medical Benefits Coverage Agreement

Mr. R. Antin’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. R. Antin and his family will continue to receive medical benefits coverage from the date employment is terminated until the last to occur of Mr. R. Antin’s death, the death of Mr. R. Antin’s spouse, or the end of the year in which each of Mr. R. Antin’s children has a 25th birthday. The medical benefits coverage afforded to Mr. R. Antin and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. R. Antin and his family at any time during the five years prior to termination. Upon Mr. R. Antin’s eligibility for Medicare or a similar program, Mr. R. Antin will have the option to enroll in Medicare or such similar program. If Mr. R. Antin or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Internal Revenue Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. R. Antin equal to all federal, state and local taxes incurred by Mr. R. Antin as a result thereof.

Post-Termination Consulting Agreement

Mr. R. Antin’s consulting agreement, dated as of June 28, 2010, provides that Mr. R. Antin will provide business consulting and advice to the Company following his full-time employment with the Company. The term of Mr. R. Antin’s consulting agreement commences on the date of Mr. R. Antin’s voluntary termination, i.e., resignation as Chief Executive Officer of the Company other than for good reason, following a Change in Control or resulting from Mr. R. Antin’s disability, and continues for the next five years. Mr. R. Antin will receive annual compensation equal to 100% of his Final Compensation for the first and second years of the term of his consulting agreement, and 75% of his Final Compensation during the third, fourth and fifth years of the term of his consulting agreement. “Final Compensation” is the greater of (i) Mr. R. Antin’s annual base compensation paid in cash immediately prior to Mr. R. Antin’s voluntary termination, plus the highest bonus earned by Mr. R. Antin with respect to services rendered during the four preceding full calendar years before Mr. R. Antin’s voluntary termination, or (ii) the average of Mr. R. Antin’s annual base compensation paid in cash plus any bonus earned with respect to services rendered during the two highest compensation years during the five-year period ending on December 31st immediately preceding Mr. R. Antin’s voluntary termination. During the term of his consulting agreement, Mr. R. Antin also will be entitled to insurance and welfare benefits and certain other perquisites detailed in his consulting agreement.

If the consulting agreement is terminated as a result of his death or disability, or by the Company without cause, by Mr. R. Antin for good reason, or upon a Change in Control, Mr. R. Antin will be entitled to the amount he

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would have earned over the remaining term of his consulting agreement. In addition, in such event, vesting will accelerate on all outstanding stock options and other equity awards held by Mr. R. Antin (except that in the case of Mr. R. Antin’s death or disability only those awards that would otherwise have vested and become exercisable during the 24 months immediately following the date of his death or disability, respectively, will accelerate). If any of the payments or benefits due Mr. R. Antin under his consulting agreement or any other plan, agreement or arrangement qualify as “excess parachute payments” under the Internal Revenue Code, Mr. R. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

Furthermore, Mr. R. Antin’s consulting agreement provides that, during the period commencing on the date of his voluntary termination and continuing in perpetuity, Mr. R. Antin is restricted from, directly or indirectly, divulging, disclosing or communicating any confidential information of any kind, nature or description regarding any matter affecting or relating to the business of the Company, except in the ordinary course of the Company’s business.

If Mr. R. Antin terminates his consulting agreement without “good reason” or the Company terminates his consulting agreement with “cause”, Mr. R. Antin would not be entitled to any payments under his consulting agreement.

SERP Agreement

Mr. R. Antin’s SERP agreement, dated as of June 28, 2010, provides that Mr. R. Antin will be entitled to monthly benefit payments when he reaches the age of 66 (i.e., the Benefit Commencement Date). Commencing on the Benefit Commencement Date, Mr. R. Antin is entitled to 144 monthly payments in an amount equal to 1/12th of the applicable vested percentage of his Final Salary. However, if before or coincident with his “separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. R. Antin for good reason, or Mr. R. Antin’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. R. Antin dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. R. Antin must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining monthly benefits owing to Mr. R. Antin must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. R. Antin’s SERP agreement, see “Pension Benefits” on page 78 of this Proxy Statement.

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The following table describes the potential payments to Mr. Robert L. Antin upon termination or Change in Control.

Payments & Benefits Upon Termination (1)	Death	Disability	By Officer for Good Reason	By Officer Without Good Reason	By Company Without Cause	By Company for Cause	Change in Control

Accrued & Unpaid Salary (2)	$31,502	$31,502	$31,502	$31,502	$31,502	$31,502	$31,502
Cash Severance (3)	$5,120,000	$5,118,000	$17,920,000	--	$17,920,000	--	$17,920,000
Acceleration of Equity Awards (4)	$29,022,769	$29,022,769	$29,022,769	--	$29,022,769	--	$29,022,769
Automobile	--	$257,501	$257,501	--	$257,501	--	$257,501
Club Membership	--	$196,924	$196,924	--	$196,924	--	$196,924
Group Life and Other Company Insurance Plans (5)	$2,350	$4,485	$4,485	--	$4,485	--	$4,485
Post-Retirement Medical Benefits (6)	$827,901	$1,364,062	$1,364,062	$1,364,062	$1,364,062	$1,364,062	$1,364,062
SERP Agreement	$6,388,637	$6,388,637	$6,388,637	--	$6,388,637	--	$6,388,637
Excise Tax / Gross-Up (7)	--	--	--	--	--	--	$15,633,527

Total	$41,393,159	$42,383,880	$55,185,880	$1,395,564	$55,185,880	$1,395,564	$70,819,407

(1)

Upon the termination of Mr. R. Antin’s employment or a Change in Control, Mr. R. Antin will receive a lump-sum payment consisting of (a) accrued and unpaid salary, (b) accrued and unpaid vacation, (c) cash severance and (d) an additional amount to cover the tax consequences associated with “excess parachute payments” under the Internal Revenue Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a five-year period. For example, during such five-year period, Mr. R. Antin will receive an average annual payment of $51,500 towards the cost of an automobile.

(2)	Reflects Mr. R. Antin’s accrued and unpaid salary as of December 31, 2014.

(3)

For purposes of calculating the cash severance payable to Mr. R. Antin, we used Mr. R. Antin’s annual base salary as of December 31, 2014 ($1,024,000) and, by action of the Compensation Committee, the annual bonus Mr. R. Antin was eligible to receive based on achievement of the performance goals established by the Compensation Committee for 2014 ($2,560,000), without taking into account the reduction made by the Compensation Committee at the recommendation of the Chief Executive Officer in the bonus actually paid.

(4)

As of December 31, 2014, 116,217 stock options and 125,000 shares of restricted stock held by Mr. R. Antin were unvested, 307,882 restricted stock units held by Mr. R. Antin were earned but unvested, and 91,129 restricted stock units held by Mr. R. Antin were unearned and unvested. Pursuant to the terms of the applicable award agreements, upon the termination of Mr. R. Antin’s employment due to death, disability, by the Company without “cause”, by Mr. R. Antin for “good reason”, or upon a Change in Control, all of the unvested equity awards held by Mr. R. Antin will accelerate.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. R. Antin.

(6)

Consists of projected future costs of medical and dental insurance premiums to be paid on behalf of Mr. R. Antin (assuming a life expectancy of 19 years as of December 31, 2014), including projected annual costs for (a) executive medical excess claims insurance coverage for the period commencing on January 1, 2015 and ending on December 31, 2033 and (b) Medicare and Medicare supplement premiums for the period commencing on January 1, 2018 and ending on December 31, 2033.

(7)

If the receipt by Mr. R. Antin of the post-retirement medical benefits coverage described in footnote 6 above is treated as a “parachute payment,” we estimate that the amount set forth in the “Excise Tax/Gross-Up” row would increase by $768,115.

Arthur J. Antin

Employment Agreement

Mr. A. Antin’s employment agreement, dated as of November 27, 2001, as amended, provides for Mr. A. Antin to serve as our Chief Operating Officer, Senior Vice President and Secretary for a term equal to three years from any given date, such that there shall always be a minimum of at least three years remaining under his employment agreement. (Mr. A. Antin no longer serves as the Company’s Secretary.) The employment agreement provides for Mr. A. Antin to receive an annual base salary of $416,000, subject to annual increase

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based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by our Compensation Committee. Mr. A. Antin also is entitled to specified perquisites.

If Mr. A. Antin’s employment is terminated due to his death, the employment agreement provides that we will pay Mr. A. Antin’s estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, continue to provide family medical benefits and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. If Mr. A. Antin’s employment is terminated due to his disability, the employment agreement provides that we will pay Mr. A. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. A. Antin), continue to provide specified benefits and perquisites and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. In the case of termination due to death or disability, any option that is accelerated on the date of termination will remain exercisable for the full term.

If Mr. A. Antin terminates the employment agreement for “good reason,” if we terminate the employment agreement without “cause” or in the event of a Change in Control, in which event the employment of Mr. A. Antin terminates automatically, we will pay Mr. A. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to three times the greater of Mr. A. Antin’s last annual bonus or the average of all bonuses paid or payable to Mr. A. Antin under the employment agreement. In addition, we will accelerate the vesting of his equity awards and continue to provide specified benefits and perquisites. In these circumstances, Mr. A. Antin may exercise his options that are accelerated on the date of termination during the full term of the option. For purposes hereof, “good reason” means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. A. Antin under his employment agreement, consulting agreement or SERP agreement, as applicable, or (y) the office where Mr. A. Antin is required to perform his duties to the Company is relocated to a location outside of Los Angeles County, California; provided, however, that in either case Mr. A. Antin delivered written notice to the Company within 90 days of the condition’s initial existence and the Company failed to cure the condition within 30 days.

If Mr. A. Antin terminates the employment agreement without good reason or we terminate the employment agreement for cause, Mr. A. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes of this paragraph, for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. A. Antin upon termination qualify as “excess parachute payments” under the Internal Revenue Code, Mr. A. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a Change in Control and at our request, Mr. A. Antin is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

Post-Retirement Medical Benefits Coverage Agreement

Mr. A. Antin’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. A. Antin and his family will continue to receive medical benefits coverage commencing on or after the date that Mr. A. Antin attains age 60 until the last to occur of Mr. A. Antin’s death, the death of

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Mr. A. Antin’s spouse, or the end of the year in which each of Mr. A. Antin’s children has a 25th birthday. The medical benefits coverage afforded to Mr. A. Antin and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. A. Antin and his family at any time during the five years prior to termination. Upon Mr. A. Antin’s eligibility for Medicare or a similar program, Mr. A. Antin will have the option to enroll in Medicare or such similar program. If Mr. A. Antin or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. The coverage provided by the Company is secondary to any employer’s group medical plan in which Mr. A. Antin or an eligible family member participates as an active employee, any employer’s group medical plan in which Mr. A. Antin is covered as the spouse or dependent or an active employee, any individual medical benefits coverage under which Mr. A. Antin or an eligible family member is covered, or Medicare coverage. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Internal Revenue Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. A. Antin equal to all federal, state and local taxes incurred by Mr. A. Antin as a result thereof. Furthermore, the Company’s obligation to provide post-retirement medical benefits coverage to Mr. A. Antin will cease if he causes any person or entity controlled by him to induce or attempt to induce (a) any employee of the Company or any of its affiliates to leave the Company or any of its affiliates or (b) any customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Company or any of its affiliates to cease doing business with, or knowingly adversely alter its business relationship with, the Company or any of its affiliates.

Post-Termination Consulting Agreement

Mr. A. Antin’s consulting agreement, dated as of June 28, 2010, provides that Mr. A. Antin will provide business consulting and advice to the Company following his full-time employment with the Company. The term of the Mr. A. Antin’s consulting agreement commences on the date of Mr. A. Antin’s voluntary termination, i.e., his resignation as Chief Operating Officer and Senior Vice President of the Company other than for good reason, following a Change in Control or resulting from Mr. A. Antin’s disability, and continues for the next four years. Mr. A. Antin will receive annual compensation equal to 100% of his Final Compensation for the first year of the term of his consulting agreement, 75% of his Final Compensation during the second year of the term, 50% of his Final Compensation during the third year of the term and 25% of his Final Compensation during the fourth year of the term. “Final Compensation” is the greater of (i) Mr. A. Antin’s annual base compensation paid in cash immediately prior to Mr. A. Antin’s voluntary termination, plus the highest bonus earned by Mr. A. Antin with respect to services rendered during the four preceding full calendar years before Mr. A. Antin’s voluntary termination or (ii) the average of Mr. A. Antin’s annual base compensation paid in cash plus any bonus earned with respect to services rendered during the two highest compensation years during the five-year period ending on December 31st immediately preceding Mr. A. Antin’s voluntary termination. During the term of his consulting agreement, Mr. A. Antin also will be entitled to insurance and welfare benefits and certain other perquisites detailed in his consulting agreement.

If the consulting agreement is terminated as a result of his death or disability, or by the Company without cause, by Mr. A. Antin for good reason, or upon a Change in Control, Mr. A. Antin will be entitled to the amount he would have earned over the remaining term of the consulting agreement. In addition, in such event, vesting will accelerate on all outstanding stock options and other equity awards held by Mr. A. Antin (except that in the case of Mr. A. Antin’s death or disability only those awards that would otherwise have vested and become exercisable during the 24 months immediately following the date of his death or disability, respectively, will accelerate). If any of the payments or benefits due Mr. A. Antin under his consulting agreement or any other plan, agreement or arrangement qualify as “excess parachute payments” under the Internal Revenue Code, Mr. A. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

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Furthermore, Mr. A. Antin’s consulting agreement provides that, during the period commencing on the date of his voluntary termination and continuing in perpetuity, Mr. A. Antin is restricted from, directly or indirectly, divulging, disclosing or communicating any confidential information of any kind, nature or description regarding any matter affecting or relating to the business of the Company, except in the ordinary course of the Company’s business.

If Mr. A. Antin terminates his consulting agreement without “good reason” or the Company terminates his consulting agreement with “cause”, Mr. A. Antin would not be entitled to any payments under his consulting agreement.

SERP Agreement

Mr. A. Antin’s SERP agreement, dated as of June 28, 2010, provides that Mr. A. Antin will be entitled to monthly benefit payments when he reaches the age of 67 (i.e., the Benefit Commencement Date). Commencing on the Benefit Commencement Date, Mr. A. Antin is entitled to 144 monthly payments in an amount equal to 1/12th of the applicable vested percentage of his Final Salary. However, if before or coincident with his “separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. A. Antin for good reason, or Mr. A. Antin’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. A. Antin dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. A. Antin must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining monthly benefits owing to Mr. A. Antin must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. A. Antin’s SERP agreement, see “Pension Benefits” on page 78 of this Proxy Statement.

The following table describes the potential payments to Mr. Arthur J. Antin upon termination or Change in Control.

Payments & Benefits Upon Termination (1)	Death	Disability	By Officer for Good Reason	By Officer Without Good Reason	By Company Without Cause	By Company for Cause	Change in Control

Accrued & Unpaid Salary (2)	$20,061	$20,061	$20,061	$20,061	$20,061	$20,061	$20,061
Cash Severance (3)	$1,953,000	$1,951,800	$3,906,000	--	$3,906,000	--	$3,906,000
Acceleration of Equity Awards (4)	$9,017,857	$9,017,857	$9,017,857	--	$9,017,857	--	$9,017,857
Automobile	--	$164,233	$164,233	--	$164,233	--	$164,233
Club Membership	--	$74,903	$74,903	--	$74,903	--	$74,903
Group Life and Other Company Insurance Plans (5)	$1,410	$2,664	$2,664	--	$2,664	--	$2,664
Post-Retirement Medical Benefits (6)	$827,901	$1,166,149	$1,166,149	$1,166,149	$1,166,149	$1,166,149	$1,166,149
SERP Agreement	$3,798,000	$3,798,000	$3,798,000	--	$3,798,000	--	$3,798,000
Excise Tax / Gross-Up	--	--	--	--	--	--	--

Total	$15,618,229	$16,195,667	$18,149,867	$1,186,210	$18,149,867	$1,186,210	$18,149,867

(1)

Upon the termination of Mr. A. Antin’s employment or a Change in Control, Mr. A. Antin will receive a lump-sum payment consisting of (a) accrued and unpaid salary, (b) accrued and unpaid vacation, (c) cash severance and (d) an additional amount to cover the tax consequences associated with “excess parachute payments” under the Internal Revenue Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a three-year period. For example, during such three-year period, Mr. A. Antin will receive an average annual payment of $54,744 towards the cost of an automobile.

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(2)	Reflects Mr. A. Antin’s accrued and unpaid salary as of December 31, 2014.

(3)

For purposes of calculating the cash severance payable to Mr. A. Antin, we used Mr. A. Antin’s annual base salary as of December 31, 2013 ($651,000) and, by action of the Compensation Committee, the annual bonus Mr. A. Antin was eligible to receive based on achievement of the performance goals established by the Compensation Committee for 2014 ($651,000), without taking into account the reduction made by the Compensation Committee at the recommendation of the Chief Executive Officer in the bonus actually paid.

(4)

As of December 31, 2014, 39,619 stock options and 62,500 shares of restricted stock held by Mr. A. Antin were unvested, 79,931 restricted stock units held by Mr. A. Antin were earned but unvested, and 18,242 restricted stock units held by Mr. A. Antin were unearned and unvested. Pursuant to the terms of the applicable award agreements, upon the termination of Mr. A. Antin’s employment due to death, disability, by the Company without “cause”, by Mr. A. Antin for “good reason”, or upon a Change in Control, all of the unvested equity awards held by Mr. A. Antin will accelerate.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. A. Antin.

(6)

Consists of projected future costs of medical and dental insurance premiums to be paid on behalf of Mr. A. Antin (assuming a life expectancy of 15 years as of December 31, 2014), including projected annual costs for (a) executive medical excess claims insurance coverage for the period commencing on January 1, 2015 and ending on December 31, 2029 and (b) Medicare and Medicare supplement premiums for the period commencing on January 1, 2018 and ending on December 31, 2029.

Tomas W. Fuller

Employment Agreement

Mr. Fuller’s employment agreement dated as of November 27, 2001, as amended, provides for Mr. Fuller to serve as our Chief Financial Officer, Vice President and Assistant Secretary for a term equal to two years from any given date, such that there shall always be a minimum of at least two years remaining under his employment agreement. (Mr. Fuller currently serves as the Company’s Secretary.) The employment agreement provides for Mr. Fuller to receive an annual base salary of not less than $208,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by our Compensation Committee.

If Mr. Fuller’s employment is terminated due to his death, the employment agreement provides that we will pay Mr. Fuller’s estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, continue to provide family medical benefits and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. If Mr. Fuller’s employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Fuller his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Fuller), continue to provide specified benefits and perquisites and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. In the case of termination due to death or disability, any options that are accelerated on the date of termination will remain exercisable for the full term.

If Mr. Fuller terminates the employment agreement for “good reason,” if we terminate the employment agreement without “cause” or in the event of a Change in Control, in which event the employment of Mr. Fuller terminates automatically, we will pay Mr. Fuller his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to two times the greater of Mr. Fuller’s last annual bonus or the average of all bonuses paid or payable to Mr. Fuller under the employment agreement. In addition, we will accelerate the vesting of his equity awards and continue to provide specified benefits and perquisites; provided, however, that if we terminate Mr. Fuller’s employment agreement without cause, we will only accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. In these circumstances, Mr. Fuller may exercise his options that are accelerated on the date of termination for the full term of the option. For purposes hereof, “good reason” means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. Fuller under his employment agreement, consulting agreement or SERP agreement, as

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applicable, or (y) the office where Mr. Fuller is required to perform his duties to the Company is relocated to a location outside of Los Angeles County, California; provided, however, that in either case Mr. Fuller delivered written notice to the Company within 90 days of the condition’s initial existence and the Company failed to cure the condition within 30 days.

If Mr. Fuller terminates the employment agreement without good reason or we terminate the employment agreement for cause, Mr. Fuller is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes hereof, for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. Fuller upon termination qualify as “excess parachute payments” under the Internal Revenue Code, Mr. Fuller also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a Change in Control and at our request, Mr. Fuller is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

Post-Retirement Medical Benefits Coverage Agreement

Mr. Fuller’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. Fuller and his family will continue to receive medical benefits coverage commencing on or after the date that Mr. Fuller attains age 53 until the last to occur of Mr. Fuller’s death, the death of Mr. Fuller’s spouse, or the end of the year in which each of Mr. Fuller’s children has a 25th birthday. The medical benefits coverage afforded to Mr. Fuller and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. Fuller and his family at any time during the five years prior to termination. Upon Mr. Fuller’s eligibility for Medicare or a similar program, Mr. Fuller will have the option to enroll in Medicare or such similar program. If Mr. Fuller or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. The coverage provided by the Company is secondary to any employer’s group medical plan in which Mr. Fuller or an eligible family member participates as an active employee, any employer’s group medical plan in which Mr. Fuller is covered as the spouse or dependent or an active employee, any individual medical benefits coverage under which Mr. Fuller or an eligible family member is covered, or Medicare coverage. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Internal Revenue Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. Fuller equal to all federal, state and local taxes incurred by Mr. Fuller as a result thereof.

Furthermore, the Company’s obligation to provide post-retirement medical benefits coverage to Mr. Fuller will cease if he causes any person or entity controlled by him to induce or attempt to induce (a) any employee of the Company or any of its affiliates to leave the Company or any of its affiliates or (b) any customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Company or any of its affiliates to cease doing business with, or knowingly adversely alter its business relationship with, the Company or any of its affiliates.

SERP Agreement

Mr. Fuller’s SERP agreement, dated as of June 28, 2010, provides that Mr. Fuller will be entitled to monthly benefit payments when he reaches the age of 62 (i.e., the Benefit Commencement Date). Commencing on the

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Benefit Commencement Date, Mr. Fuller is entitled to 144 monthly payments in an amount equal to 1/12th of the appropriate vested percentage of his Final Salary. However, if before or coincident with his “separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. Fuller for good reason, or Mr. Fuller’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. Fuller dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. Fuller must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining monthly benefits owing to Mr. Fuller must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. Fuller’s SERP agreement, see “Pension Benefits” on page 78 of this Proxy Statement.

The following table describes the potential payments to Mr. Tomas W. Fuller upon termination or Change in Control.

Payments & Benefits Upon Termination (1)	Death	Disability	By Officer for Good Reason	By Officer Without Good Reason	By Company Without Cause	By Company for Cause	Change in Control

Accrued & Unpaid Salary (2)	$13,533	$13,533	$13,533	$13,533	$13,533	$13,533	$13,533
Cash Severance (3)	$880,000	$879,200	$1,760,000	--	$1,760,000	--	$1,760,000
Acceleration of Equity Awards (4)	$5,502,820	$5,502,820	$5,502,820	--	$5,502,820	--	$5,502,820
Automobile	--	$91,311	$91,311	--	$91,311	--	$91,311
Group Life and Other Company Insurance Plans (5)	$702	$1,556	$1,556	--	$1,556	--	$1,556
Post-Retirement Medical Benefits (6)	$692,341	$1,701,738	$1,701,738	$1,701,738	$1,701,738	$1,701,738	$1,701,738
SERP Agreement	$2,638,860	$2,638,860	$2,638,860	--	$2,638,860	--	$2,638,860
Excise Tax / Gross-Up	--	--	--	--	--	--	--

Total	$9,728,256	$10,829,018	$11,709,818	$1,715,271	$11,709,818	$1,715,271	$11,709,818

(1)

Upon the termination of Mr. Fuller’s employment or a Change in Control, Mr. Fuller will receive a lump-sum payment consisting of (a) accrued and unpaid salary, (b) accrued and unpaid vacation, (c) cash severance and (d) an additional amount to cover the tax consequences associated with “excess parachute payments” under the Internal Revenue Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a two-year period. For example, during such two-year period, Mr. Fuller will receive an average annual payment of $45,656 towards the cost of an automobile.

(2)	Reflects Mr. Fuller’s accrued and unpaid salary as of December 31, 2014.

(3)

For purposes of calculating the cash severance payable to Mr. Fuller, we used Mr. Fuller’s annual base salary as of December 31, 2014 ($440,000) and the annual bonus Mr. Fuller was eligible to receive based on achievement of the performance goals established by the Compensation Committee for 2014 ($440,000).

(4)

As of December 31, 2014, 23,772 stock options and 30,000 shares of restricted stock held by Mr. Fuller were unvested, 54,326 restricted stock units held by Mr. Fuller were earned but unvested, and 13,966 restricted stock units held by Mr. Fuller were unearned and unvested. Pursuant to the terms of the applicable award agreements, upon the termination of Mr. Fuller’s employment due to death, disability, by the Company without “cause”, by Mr. Fuller for “good reason”, or upon a Change in Control, all of the unvested equity awards held by Mr. Fuller will accelerate.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. Fuller.

(6)

Consists of projected future costs of medical and dental insurance premiums to be paid on behalf of Mr. Fuller (assuming a life expectancy of 26 years as of December 31, 2014), including (a) executive medical excess claims insurance coverage for the period commencing on January 1, 2015 and ending on December 31, 2040 and (b) Medicare and Medicare supplement premiums for the period commencing on January 1, 2019 and ending on December 31, 2040.

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Neil Tauber

Severance Agreement

On April 25, 2008, we entered into an amended severance agreement with Mr. Tauber, which amends and restates his severance agreement, dated March 3, 2003. The amended severance agreement is effective as of April 22, 2008, the date on which the Compensation Committee approved the amendment.

If Mr. Tauber’s employment with us terminates due to his death or disability, the amended severance agreement provides that we will pay Mr. Tauber (or his estate in the case of termination due to death) a lump-sum payment equal to his accrued and unpaid salary and other compensation and his accrued and unused vacation and sick pay and, within 30 days of the date of termination, a lump-sum payment equal to the amount he would have earned as base salary during the two years following the termination date (reduced by any amounts paid under any long-term disability insurance policy maintained by us for the benefit of Mr. Tauber in the case of termination due to disability), and we will continue to provide specified benefits and perquisites. We will also accelerate the vesting of equity awards held by Mr. Tauber that would have vested during the two years following the date of termination solely as a result of his continued service to the Company and any option or stock appreciation right that is accelerated on the date of termination will remain exercisable for the full term of the award. In addition, all equity-based performance awards granted to Mr. Tauber, to the extent they would have become vested after the date of his termination upon the attainment of one or more specified performance goals, will vest as provided by such performance award but without regard to Mr. Tauber’s termination, conditioned on and to the extent that such performance goal or goals are attained.

If Mr. Tauber terminates his employment for “good reason,” if we terminate his employment without “cause” or in the event of a Change in Control, in which event the employment of Mr. Tauber terminates automatically, we will pay Mr. Tauber a lump-sum payment equal to his accrued and unpaid salary and other compensation and his accrued and unused vacation and sick pay and, within 30 days of the date of termination, a lump-sum payment equal to the sum of the amount he would have earned as base salary during the two years following the termination date and an amount equal to two times Mr. Tauber’s average annual bonus based on the annual bonuses paid or payable to Mr. Tauber for the last three fiscal years, and we will continue to provide specified benefits and perquisites. We will also accelerate the vesting of equity awards held by Mr. Tauber that would have vested following the date of termination solely as a result of his continued service to the Company and any option or stock appreciation right that is accelerated on the date of termination will remain exercisable for the full term of the award; provided, however, that if we terminate Mr. Tauber’s employment without cause, we will only accelerate the vesting of his equity awards that would have vested during the two years following the date of termination. In addition, all equity-based performance awards granted to Mr. Tauber, to the extent they would have become vested after the date of his termination upon the attainment of one or more specified performance goals, will vest as provided by such performance award but without regard to Mr. Tauber’s termination, conditioned on and to the extent that such performance goal or goals are attained. For purposes of this paragraph, the termination by Mr. Tauber of his employment will be for “good reason” if the termination occurs within two years following the initial existence of one or more of the following conditions without Mr. Tauber’s consent (i) a material diminution in Mr. Tauber’s authority, duties or responsibilities, (ii) a material diminution in Mr. Tauber’s annual base salary or (iii) the relocation of the office where Mr. Tauber is required to perform his duties to the Company to a location outside of Los Angeles County, California; provided Mr. Tauber delivers written notice to the Company of the existence of such condition within 90 days of the initial existence of the condition and the Company does not remedy such condition within 30 days of the receipt of such notice; and for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

90 2015 Proxy Statement

If any of the payments due Mr. Tauber upon termination qualify as “excess parachute payments” under the Internal Revenue Code, Mr. Tauber also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

If Mr. Tauber terminates his employment without good reason or we terminate his employment for cause, Mr. Tauber is entitled by law to receive all accrued, earned and unpaid salary and all accrued and unused vacation and sick pay.

Post-Retirement Medical Benefits Coverage Agreement

Mr. Tauber’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. Tauber and his family will continue to receive medical benefits coverage commencing on or after the date that Mr. Tauber attains age 60 until the last to occur of Mr. Tauber’s death, the death of Mr. Tauber’s spouse, or the end of the year in which each of Mr. Tauber’s children has a 25th birthday. The medical benefits coverage afforded to Mr. Tauber and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. Tauber and his family at any time during the five years prior to termination. Upon Mr. Tauber’s eligibility for Medicare or a similar program, Mr. Tauber will have the option to enroll in Medicare or such similar program. If Mr. Tauber or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. The coverage provided by the Company is secondary to any employer’s group medical plan in which Mr. Tauber or an eligible family member participates as an active employee, any employer’s group medical plan in which Mr. Tauber is covered as the spouse or dependent or an active employee, any individual medical benefits coverage under which Mr. Tauber or an eligible family member is covered, or Medicare coverage. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Internal Revenue Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. Tauber equal to all federal, state and local taxes incurred by Mr. Tauber as a result thereof.

Furthermore, the Company’s obligation to provide post-retirement medical benefits coverage to Mr. Tauber cease if he causes any person or entity controlled by him to induce or attempt to induce (a) any employee of the Company or any of its affiliates to leave the Company or any of its affiliates or (b) any customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Company or any of its affiliates to cease doing business with, or knowingly adversely alter its business relationship with, the Company or any of its affiliates.

SERP Agreement

Mr. Tauber’s SERP agreement, dated as of June 28, 2010, provides that Mr. Tauber will be entitled to monthly benefit payments when he reaches the age of 66 (i.e., the Benefit Commencement Date). Commencing on the Benefit Commencement Date, Mr. Tauber is entitled to 144 monthly payments in an amount equal to 1/12th of the applicable vested percentage of his Final Salary. However, if before or coincident with his “separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. Tauber for good reason, or Mr. Tauber’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. Tauber dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. Tauber must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining

91 2015 Proxy Statement

monthly benefits owing to Mr. Tauber must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. Tauber’s SERP agreement, see “Pension Benefits” on page 78 of this Proxy Statement.

The following table describes the potential payments to Mr. Neil Tauber upon termination.

Payments & Benefits Upon Termination (1)	Death	Disability	By Officer for Good Reason	By Officer Without Good Reason	By Company Without Cause	By Company for Cause	Change in Control

Accrued & Unpaid Salary (2)	$13,533	$13,533	$13,533	$13,533	$13,533	$13,533	$13,533
Cash Severance (3)	$880,000	$879,200	$1,539,866	--	$1,539,866	--	$1,539,866
Acceleration of Equity Awards (4)	$4,925,318	$4,925,318	$4,925,318	--	$4,925,318	--	$4,925,318
Automobile	--	$95,661	$95,661	--	$95,661	--	$95,661
Group Life and Other Company Insurance Plans (5)	$940	$1,794	$1,794	--	$1,794	--	$1,794
Post-Retirement Medical Benefits (6)	$1,652,009	$2,261,378	$2,261,378	$2,261,378	$2,261,378	$2,261,378	$2,261,378
SERP Agreement	$2,638,860	$2,638,860	$2,638,860	--	$2,638,860	--	$2,638,860
Excise Tax / Gross-Up (7)	--	--	--	--	--	--	--
Total	$10,110,660	$10,815,744	$11,476,410	$2,274,911	$11,476,410	$2,274,911	$11,476,410

(1)

Upon the termination of Mr. Tauber’s employment, Mr. Tauber will receive a lump-sum payment consisting of accrued and unpaid salary and accrued and unpaid vacation, and, within 30 days of the date of termination, a lump-sum payment consisting of cash severance and an additional amount to cover the tax consequences associated with “excess parachute payments” under the Internal Revenue Code, if any. On the fifth day following the date on which a Change in Control occurs, Mr. Tauber will receive a lump-sum payment consisting of accrued and unpaid salary, accrued and unpaid vacation paid, cash severance and an additional amount to cover the tax consequences associated with “excess parachute payments” under the Internal Revenue Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a two-year period. For example, during such two-year period, Mr. Tauber will receive an average annual payment of $47,831 towards the cost of an automobile.

(2)	Reflects Mr. Tauber’s accrued and unpaid salary as of December 31, 2014.

(3)

For purposes of calculating the cash severance payable to Mr. Tauber, we used his annual base salary as of December 31, 2013 ($440,000) and the average annual bonus based on the average of the last three annual cash bonuses paid to Mr. Tauber ($400,400).

(4)

As of December 31, 2014, 18,489 stock options and 27,500 shares of restricted stock held by Mr. Tauber were unvested, 48,453 restricted stock units held by Mr. Tauber were earned but unvested, and 13,729 restricted stock units held by Mr. Tauber were unearned and unvested. Pursuant to the terms of the applicable award agreements, upon the termination of Mr. Tauber’s employment due to death, disability, by the Company without “cause”, by Mr. Tauber for “good reason”, or upon a Change in Control, all of the unvested equity awards held by Mr. Tauber will accelerate.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. Tauber.

(6)

Consists of projected future costs of medical and dental insurance premiums to be paid on behalf of Mr. Tauber (assuming a life expectancy of 20 years as of December 31, 2014), including projected annual costs for (a) executive medical excess claims insurance coverage for the period commencing on January 1, 2015 and ending on December 31, 2034 and (b) Medicare and Medicare supplement premiums for the period commencing on January 1, 2017 and ending on December 31, 2034.

(7)

If the receipt by Mr. Tauber of the post-retirement medical benefits coverage described in footnote 6 above is treated as an “excess parachute payment,” we estimate that the amount set forth in the “Excise Tax/Gross-Up” row would be $2,499,534.

Josh Drake

Severance Agreement

On August 18, 2011, we entered into a severance agreement with Mr. Drake.

92 2015 Proxy Statement

If we terminate Mr. Drake’s employment without “cause” or Mr. Drake’s employment with us terminates due to his death or disability, the severance agreement provides that we will pay Mr. Drake (or his estate in the case of termination due to death) a lump-sum payment equal to his accrued and unpaid salary and other compensation and his accrued and unused vacation and sick pay and the amount he would have earned as base salary during the one year period following the date of his termination (reduced by the fixed and determinable amount of any payments to be made to him during that one year period under any long-term disability insurance policy maintained by us for the benefit of Mr. Drake), payable in equal monthly installments. We will also continue to provide specified benefits and perquisites for the one year period following the date of his termination. All stock options and stock appreciation rights granted to Mr. Drake that would have vested during the one year following the date of termination solely as a result of his continued service to the Company, will continue to vest during the course of the one year period immediately following the date of termination and become exercisable in accordance with the terms and conditions applicable to such equity award. All restricted stock and restricted stock units held by Mr. Drake that would have vested during the one year period following the date of termination solely as a result of his continued service to the Company will vest upon the date of termination and, in the case of restricted stock units, will become payable in accordance with the terms and conditions applicable to such equity award.

Upon the occurrence of a Change in Control, if Mr. Drake’s employment is terminated (a) on or before the one year anniversary of the date of occurrence of a Change in Control by us other than for “cause” or as a result of Mr. Drake’s death or disability, or (b) on or after the one year anniversary of the date of occurrence of a Change in Control by Mr. Drake, then all stock options and stock appreciation rights granted to Mr. Drake that would have vested at any time after the date of termination, will immediately vest and become exercisable on the date of termination and remain exercisable for the full term of such award. All restricted stock and restricted stock units granted to Mr. Drake that would have vested at any time after the date of occurrence of a Change in Control solely as a result of his continued service to the Company will vest on the earlier of (a) the date that is one year after the date of occurrence of the Change in Control, provided that Mr. Drake continues to provide services to us or our successor, (b) the date of Mr. Drake’s termination of employment by us or our successor other than for “cause” or as a result of Mr. Drake’s death or disability and (c) the vesting date otherwise provided in the award agreement.

Mr. Drake’s severance agreement contains provisions that restrict him, for a period of one year after the termination of his employment, from (a) soliciting from Antech Diagnostics or any of its subsidiaries or affiliates any employee, key consultant, customer or client, or any person who was an employee, key consultant, customer or client within the last twelve months prior to Mr. Drake’s termination, or (b) being affiliated in any way, directly or indirectly, with a competitor, or becoming a competitor, of Antech Diagnostics in any area in which it operates, including, but not limited to, veterinary diagnostics testing, veterinary telemedicine, veterinary diagnostic and marketing communications for animal hospitals.

For purposes of this section, the termination of Mr. Drake’s employment for “cause” means for (i) a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude; (ii) gross misconduct in the performance of his duties; (iii) failure of Mr. Drake to follow or comply with our policies and procedures or the written directives of our Board of Directors or (iv) the repeated failure of Mr. Drake to render full and proper services as required by the terms of his employment.

If we terminate Mr. Drake’s employment for cause, Mr. Drake is entitled by law to receive all accrued, earned and unpaid salary and all accrued and unused vacation and sick pay.

93 2015 Proxy Statement

The following table describes the potential payments to Mr. Josh Drake upon termination.

Payments & Benefits Upon Termination (1)	Death	Disability	By Company Without Cause	By Company for Cause	Change in Control

Accrued & Unpaid Salary (2)	$53,250	$53,250	$53,250	$53,250	$53,250
Cash Severance (3)	$389,600	$389,600	$389,600	--	$389,600
Acceleration of Equity Awards (4)	$4,204,156	$4,204,156	$4,204,156	--	$4,204,156
Group Life and Other Company Insurance Plans (5)	$22,907	$23,341	$23,341	--	$23,341

Total	$4,669,913	$4,670,347	$4,670,347	$53,250	$4,670,347

(1)

Upon the termination of Mr. Drake’s employment other than for “cause” or as a result of Mr. Drake’s death or disability, Mr. Drake will receive a lump-sum payment consisting of accrued and unpaid salary and accrued and unpaid vacation, and monthly payments of cash severance over the one year period following such termination.

(2)	Reflects Mr. Drake’s accrued and unpaid salary as of December 31, 2014.

(3)	For purposes of calculating the cash severance payable to Mr. Drake, we used his annual base salary as of December 31, 2014 ($390,000).

(4)

As of December 31, 2014, 17,168 stock options and 12,500 shares of restricted stock held by Mr. Drake were unvested, 48,194 restricted stock units held by Mr. Drake were earned but unvested, and 15,009 restricted stock units held by Mr. Drake were unearned and unvested. Pursuant to the terms of the applicable award agreements, upon the termination of Mr. Drake’s employment due to death, disability, by the Company without “cause”, by Mr. Drake for “good reason”, or upon a Change in Control, all of the unvested equity awards held by Mr. Drake will accelerate.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. Drake.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

John M. Baumer

John B. Chickering, Jr.

94 2015 Proxy Statement

DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation on an annual basis. Our non-employee director compensation program for 2014 was as follows:

Annual Retainer

We pay our non-employee directors $10,000 per year, paid quarterly in arrears, $2,000 for each Board of Directors meeting attended in person or committee meeting attended in person which is not held on the same day as a Board of Directors meeting, including reimbursement for out-of-pocket expenses incurred in attending, and $1,000 for each Board of Directors meeting attended telephonically or committee meeting attended telephonically which is not held on the same day as a Board of Directors meeting. We pay the Chairman of our Audit Committee an additional $10,000 per year, paid quarterly in arrears. No employee director receives compensation for his or her service as a member of our Board of Directors.

Annual Grant of Restricted Shares

Upon appointment to the Board of Directors, each non-employee director receives an initial grant of a number of restricted shares of common stock equal to $75,000 divided by the closing price of VCA’s common stock on the grant date. These restricted shares vest in three equal annual installments, in each of the three 12-month periods, each an “annual period,” following the date of grant on that day during such annual period which is the earlier to occur of (a) the day immediately preceding the date of an annual meeting of the Company’s stockholders occurring during such annual period or (b) on the anniversary of the date of grant.

If the date of grant is fewer than 12 months prior to the date of the next annual meeting of stockholders, the number of shares granted is reduced on a pro-rata basis, based upon the number of months until the next annual meeting of stockholders.

In addition, each non-employee director receives an annual automatic grant on the date of the annual meeting of a number of restricted shares equal to $75,000 divided by the closing price of the Company’s common stock on the grant date. These restricted shares vest in three equal annual installments, in each of the three annual periods following the date of grant on that day during such annual period which is the earlier to occur of (a) the day immediately preceding the date of an annual meeting of the Company’s stockholders occurring during such annual period or (b) on the anniversary of the date of grant.

Summary of 2014 Director Compensation

The following table and related footnotes summarize the compensation paid by the Company to each non-employee director for 2014:

Name (1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($) (2)	($)	($)	($)	($)	($)
John M. Baumer	$23,000	$75,013	--	--	--	--	$98,013
John B. Chickering, Jr.	$37,000	$75,013	--	--	--	--	$112,013
John A. Heil	$22,000	$75,013	--	--	--	--	$97,013
Frank Reddick	$23,000	$75,013	--	--	--	--	$98,013

(1)	Mr. Robert L. Antin, the Chairman of the Board, Chief Executive Officer and President of the Company, has been omitted from this table since he is an employee director and does not receive any compensation for serving on the Board of Directors. Mr. Antin’s compensation is set forth on the Summary Compensation Table on page 73 of this Proxy Statement.

95 2015 Proxy Statement

(2)	In accordance with SEC requirements, these amounts reflect the grant date fair value of restricted stock grants in accordance with the provisions of FASB ASC 718.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related-party transactions. At least once a year, the Audit Committee reviews a summary of all related-party transactions, including the Company’s transactions with our executive officers and directors and with the firms that employ the directors.

Except as disclosed below, none of our directors, executive officers, stockholders owning more than five percent of our issued shares, or any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during 2014, or which is presently proposed.

We believe, based on our reasonable judgment, but without further investigation, that the terms of each of the following transactions or arrangements between us and our affiliates, officers, directors or stockholders which were parties to the transactions were, on an overall basis, at least as favorable to us as could then have been obtained from unrelated parties.

LEGAL SERVICES

Frank Reddick, who has been a director since February 2002, is a partner in the law firm of Akin Gump Strauss Hauer & Feld LLP. Akin Gump Strauss Hauer & Feld LLP currently provides, and provided during 2014, legal services to us. In 2014, we paid Akin Gump Strauss Hauer & Feld LLP $855,618 for legal services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms that they file. Based solely upon our review of copies of the forms received by us and written representations from certain reporting persons that they have complied or not complied with the relevant filings requirements, we believe that, during the year ended December 31, 2014, other than as described below, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

Mr. Neil Tauber filed a late Form 4 on February 27, 2015, to report the transfer of shares to a trust established for the benefit of Mr. Tauber’s child and of which Mr. Tauber’s brother is the trustee.

96 2015 Proxy Statement

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of February 27, 2015, by:

•	each of our directors;

•	each of our Named Executive Officers;

•	all of our directors and Named Executive Officers as a group; and

•	all other stockholders known by us to beneficially own more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days following the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership is based on 82,916,904 shares of common stock outstanding on February 27, 2015. Unless otherwise indicated, the address for each of the stockholders listed below is c/o VCA Inc., 12401 West Olympic Boulevard, Los Angeles, California 90064.

	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Glenview Capital Management, LLC (1)	12,800,370	15.4%
BlackRock, Inc. (2)	5,551,590	6.7%
The Vanguard Group (3)	5,163,390	6.2%
Robert L. Antin (4)	2,640,818	3.2%
Arthur J. Antin (5)	543,695	*
Neil Tauber (6)	166,678	*
Tomas W. Fuller (7)	251,609	*
Josh Drake (8)	14,591	*
John M. Baumer (9)	22,203	*
John B. Chickering, Jr. (10)	10,573	*
John A. Heil (11)	30,001	*
Frank Reddick (12)	22,203	*
All directors and executive officers as a group (9 persons) (13)	3,702,371	4.5%

*	Indicates less than one percent.

(1)	Information based on the Schedule 13G/A filed with the SEC on February 17, 2015. According to the Schedule 13G/A, Glenview Capital Management, LLC has shared voting power over 12,800,370 shares. The securities are held for the account of Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., Glenview Offshore Opportunity Master Fund, Ltd., and Glenview Capital Opportunity Fund, L.P. (collectively, the “Glenview Funds”). Glenview Capital Management, LLC serves as the investment manager to each of the Glenview Funds. Lawrence M. Robbins is the chief executive officer of Glenview Capital Management, LLC and exercises dispositive power over the securities beneficially owned by Glenview Capital Management, LLC. The address of Glenview Capital Management, LLC is 767 Fifth Avenue, 44th Floor, New York, NY 10153.

97 2015 Proxy Statement

(2)	Information based on the Schedule 13G/A filed with the SEC on January 29, 2015. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 5,143,767 shares and sole dispositive power over 5,551,590 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(3)	Information based on the Schedule 13G/A filed with the SEC on February 11, 2015. According to the Schedule 13G/A, The Vanguard Group has sole voting power over 55,778 shares, sole dispositive power over 5,113,912 shares and shared dispositive power over 49,478 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Consists of (a) 2,119,609 shares held for the account of a trust of which Mr. R. Antin is trustee, 125,000 of which are shares of restricted stock of the Company subject to future vesting conditions (“restricted stock”), (b) 404,991 shares held for the account of a limited liability company for which Mr. R. Antin serves as manager and which is owned by trusts established for the benefit of his children, and (c) 116,218 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before April 29, 2015.

(5)	Consists of (a) 62,500 shares of restricted stock, (b) 441,575 shares held for the account of a trust of which Mr. A. Antin is trustee, and (c) 39,620 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before April 29, 2015.

(6)	Consists of (a) 104,780 shares, (b) 27,500 shares of restricted stock, (c) 15,909 shares held for the account of a trust established for the benefit of Mr. Tauber’s child and of which his brother is trustee, and (d) 18,489 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before April 29, 2015.

(7)	Consists of (a) 30,000 shares of restricted stock, (b) 197,837 shares held for the account of a trust of which Mr. Fuller is trustee, and (c) 23,772 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before April 29, 2015.

(8)	Consists of (a) 2,091 shares, and (b) 12,500 shares of restricted stock.

(9)	Consists of (a) 16,583 shares, and (b) 5,620 shares of restricted stock.

(10)	Consists of (a) 4,953 shares, and (b) 5,620 shares of restricted stock.

(11)	Consists of (a) 24,381 shares, and (b) 5,620 shares of restricted stock.

(12)	Consists of (a) 16,583 shares, and (b) 5,620 shares of restricted stock.

(13)	Includes (a) 279,980 shares of restricted stock, and (b) 198,099 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before April 29, 2015.

ON BEHALF OF THE BOARD OF DIRECTORS OF VCA INC.

Tomas W. Fuller

Chief Financial Officer, Vice President and Secretary

March 6, 2015

98 2015 Proxy Statement

APPENDIX A – VCA INC. 2015 ANNUAL CASH INCENTIVE PLAN

A-1 2015 Proxy Statement

VCA INC.

2015 ANNUAL CASH INCENTIVE PLAN

i	VCA Inc. 2015 Annual Cash Incentive Plan

VCA INC.

2015 ANNUAL CASH INCENTIVE PLAN

1.        Purposes.     The purpose of this VCA Inc. (the “Company”) 2015 Annual Cash Incentive Plan (the “Plan”) is to enable the Company to incentivize executive officers and other selected key executives of the Company and its Related Companies to contribute to the growth, profitability and increased stockholder value of the Company, to obtain and retain such executives and to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Code.

2.        Definitions.     Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and will be determined in accordance with, United States generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company, prepared in the ordinary course of business. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)      “Adjusted EBITDA” means earnings before all or any of interest expense, taxes, depreciation and amortization (i.e., “EBIT,” “EBITA,” or “EBITDA”) subject to such other additional adjustments or exclusions that may be specified by the Committee at the time the Performance Criteria and Performance Goals are determined for the applicable Performance Award.

(b)      “Beneficial Owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, that Person will be deemed to have beneficial ownership of all securities that that Person has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only after the passage of time, the satisfaction of performance goals or both. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

(c)      “Board” means the Board of Directors of the Company.

(d)      “Business Combination” has the meaning set forth in the definition of “Change in Control”.

(e)      “Cause” means, (i) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Related Companies and which agreement or policy manual provides for a definition of Cause, as defined therein; and (ii) with respect to any other Participant, (1) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or a Related Company; (2) commission (whether by act or omission) of an act involving deceit, fraud, dishonesty, perjury or embezzlement regarding the Company or its Related Companies; (3) breach of any of the Company’s or a Related Company’s written policies or procedures applicable to the Participant, which is not cured, if

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curable (as determined by the Committee), within ten calendar days of notice from the Company; (4) repeatedly being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically-related drugs to the extent they are taken in accordance with their directions and under the supervision of a physician) which inhibits the performance of the Participant’s duties, or, while under the influence of such drugs or alcohol, engaging in inappropriate conduct during the performance of the Participant’s duties to the Company or any Related Company; (5) failure to follow lawful directives of the Participant’s supervisor or the Board that are commensurate with the Participant’s position; (6) continued refusal to substantially perform the duties of the Participant’s position, which is not cured, if curable (as determined by the Committee), within ten days of notice from the Company; (7) action or conduct that results in or could reasonably be expected to result in reputational or economic harm to the Company or any Related Company; (8) gross negligence or willful misconduct with respect to the Company or a Related Company; or (9) material violation of state or federal securities laws. The Committee, in its absolute discretion, will determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(f)      “Change in Control” means the occurrence of one of the following events:

i.            The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any person;

ii.            Incumbent Directors cease for any reason to constitute a majority of the Board then serving. “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which that individual is named as a nominee for Director without objection to the nomination);

iii.            The adoption of a plan relating to the liquidation or dissolution of the Company;

iv.            Any person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); or

v.            The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its

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subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (1) 50% or more of the total voting power of (i) the surviving corporation, or (ii) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the surviving corporation, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the surviving corporation or the parent corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the parent corporation (or, if there is no parent corporation, the surviving corporation) and (3) at least a majority of the members of the board of directors of the parent corporation (or if there is no parent corporation, the surviving corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”).

The foregoing notwithstanding, a transaction shall not constitute a Change in Control if (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (ii) it constitutes a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system; (iii) it constitutes a change in Beneficial Ownership that results from a change in ownership of an existing stockholder; or (iv) solely because 50% or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans of the Company or any affiliate, or (B) any company which, immediately prior to such Business Combination, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

(g)      “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

(h)      “Committee” means a committee composed of at least two members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code.

(i)      “Company” means VCA Inc., a Delaware corporation.

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(j)      “Company Voting Securities” has the meaning set forth in the definition of “Change in Control”.

(k)      “Covered Employee” means an Eligible Employee who is or could become a “covered employee” within the meaning of Code Section 162(m)(3) and the regulations and interpretive guidance issued thereunder.

(l)      “Director” means a member of the Board.

(m)      “Disability” means the Participant’s inability to substantially perform his or her duties to the Company or any Related Company by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death. The Committee will determine whether an individual has a Disability under procedures established by the Committee. The Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Related Company in which a Participant participates.

(n)      “Effective Date” means March 1, 2015.

(o)      “Eligible Employee” means each executive officer of the Company or any Related Company, and other key executives of the Company and any Related Company selected by the Committee.

(p)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)      “GAAP” means U.S. Generally Accepted Accounting Principles.

(r)      “Incumbent Director” has the meaning set forth in the definition of “Change in Control.”

(s)      “Non-Qualifying Transaction” has the meaning set forth in the definition of “Change in Control.”

(t)      “Participant” means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

(u)      “Performance Award” means an awarded granted pursuant to this Plan which represents the right of a Participant to receive cash contingent upon the attainment during the Performance Period of specific pre-established Performance Goals with respect to a pre-established Performance Criteria.

(v)      “Performance Criteria” means or may be expressed in terms of any of the following business criteria, or any increase or decrease of one or more of the following, over a specified period, which criteria:

(i)      revenue, including acquired revenue from acquisitions;

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(ii)      sales, including sales (net or gross) and growth in sales measured by product line, territory, facility (e.g., hospital, laboratory, etc.), customer or customers, or other category, maintenance or increase in market share;

(iii)      earnings, including net income, earnings before all or any of interest expense, taxes, depreciation and amortization (“EBIT,” “EBITA,” or “EBITDA”), Adjusted EBITDA, net earnings, earnings per share, earnings from continuing operations;

(iv)      profits, including profits before or after certain adjustments or expenses, maintenance or improvement of profit margins, profitability of an identifiable business unit, product or facility (e.g., hospital, laboratory, etc.);

(v)      operating income, including operating income per share, pre-tax or after-tax income, net cash provided by operating activities, funds from operations, funds from operations per share;

(vi)      cash flow, including cash available for distribution, cash available for distribution per share, improvement in cash-flow (before or after tax), free cash flow;

(vii)      working capital and components thereof, improvements in capital structure;

(viii)      credit rating, independent industry ratings or assessments;

(ix)      stock price, return on stockholders’ equity or average stockholders’ equity, return on assets, return on capital, return on invested capital, changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital), enterprise value or economic value added, stock price performance, net worth, return on investment before or after the cost of capital, total stockholders’ return;

(x)      costs, improvements in the Company’s attainment of expense levels, expense management, capital expenditures, levels of expense, cost or liability by category, operating unit, facility (e.g., hospital or laboratory) or any other delineation;

(xi)      implementation or completion of critical projects; or

(xii)      strategic plan development and implementation, closing of corporate transactions.1

(w)      “Performance Goals” means the level or levels of performance required to be attained with respect to a specified Performance Criteria for a Participant to become entitled to specified rights in connection with a Performance Award.

[1]

Note to Draft: VCA to confirm and/or add additional business criteria as needed or desired. We have not included any of the soft goals that may be subjective, such as leadership, reporting functions and market positioning.

5	VCA Inc. 2015 Annual Cash Incentive Plan

(x)      “Performance Period” means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of a Performance Award.

(y)      “Plan” means this VCA Inc. 2015 Annual Cash Incentive Plan, as amended from time to time.

(z)      “Related Company” means any parent or direct or indirect subsidiary of the Company, whether now or hereafter existing, or any corporation or business that would be aggregated with the Company for a relevant purpose under Code Section 414, including members of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades of businesses under common control under Code Section 414(c) of which the Company is a member, and any other entity required to be aggregated with the Company pursuant to Code Section 414(o).

3.        Administration.

(a)        Authority.     The Plan will be administered by the Committee. The Committee is authorized, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to: (i) select Participants; (ii) grant Performance Awards under the Plan; (iii) determine the terms, conditions, restrictions and performance criteria, including Performance Periods, Performance Criteria and Performance Goals, and all other matters relating to, Performance Awards; (iv) prescribe Performance Award agreements (which need not be identical); (v) establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; (vi) to determine whether, to what extent, and under what circumstances a Performance Award may be settled, canceled, forfeited, or surrendered; (vii) to specify and make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles to the extent required by the terms of the Performance Award as provided in Section 5(f) below; and (viii) to construe, interpret and/or make such determinations and interpretations and to take such steps in connection with the Plan or any Performance Awards granted hereunder as it deems necessary or advisable. All such actions by the Committee under the Plan or with respect to any Performance Awards granted hereunder shall be final and binding on all persons.

(b)        Manner of Exercise of Committee Authority.    The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to grant Performance Awards to executive officers of Company; (ii) to grant Performance Awards which are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) to certify the satisfaction of

6	VCA Inc. 2015 Annual Cash Incentive Plan

Performance Goals pursuant to Section 5(e) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

(c)        Limitation of Liability.    The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.        Performance Awards.

(a)        Form of Performance Award.    The Committee is authorized to grant Performance Awards pursuant to this Section 4. A Performance Award shall represent the conditional right of the Participant to receive cash based upon achievement of one or more pre-established Performance Goals during the applicable Performance Period, subject to the terms of this Section 5 and the other applicable terms of the Plan. Performance Awards shall be subject to such conditions, including deferral of settlement, risks of forfeiture and other terms and conditions as shall be specified by the Committee.

(b)        Performance Goals.    The Committee shall establish a Performance Goal or Performance Goals for each Performance Award, consisting of one or more business criteria permitted as Performance Criteria hereunder and one or more levels of performance with respect to each such criterion. In addition, the Committee shall establish the amount or amounts payable or other rights that the Participant will be entitled to receive as a Performance Award upon achievement of such levels of performance. The Performance Goals shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed.

(c)        Additional Provisions Applicable to Performance Awards.    A Performance Goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, facilities (e.g., hospital or laboratory), partnerships or joint ventures. More than one Performance Criteria may be incorporated in a Performance Goal, in which case achievement with respect to each Performance Criteria may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Goals for a Performance Period, establish a matrix setting forth the relationship

7	VCA Inc. 2015 Annual Cash Incentive Plan

between performance on two or more Performance Criteria and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Criteria may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, on a per share basis, against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company, on a pre-tax or after-tax basis, in tandem with any other performance goal, or otherwise as the Committee may determine. The Committee may, in connection with the establishment of Performance Goals for a Performance Period, specify one or more adjustments to any of the Performance Criteria. Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Goals may differ for Performance Awards granted to any one Participant or to different Participants.

(d)        Duration of the Performance Period.    The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Goals applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

(e)        Certification.     Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Goals and other material terms for paying amounts in respect of each Performance Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise with respect to a Participant who is not a Covered Employee for the taxable year of the Company in which the Performance Award will be paid, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 5(e).

(f)        Required Adjustments.    To the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Goals, the Performance Awards or both to apply the objective formula or standard with respect to the applicable Performance Goal in a manner that will eliminate the effect of the following: (i) for any Performance Criteria or Performance Goal or other features of a Performance Award that relate to or are wholly or partially based on the number of, or the value of any shares of the Company’s common stock, to reflect a change in corporate capitalization or a corporate transaction, (ii) the gain, loss, income or expense resulting from and the direct expense incurred in connection with a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any acquisition or disposition of assets, any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code) during the Performance Period to the extent such transactions were not included in the operating budget for the Performance Period for

8	VCA Inc. 2015 Annual Cash Incentive Plan

which the Performance Goal was established on or before the date the Performance goal was established, (iii) the gain, loss, income or expense resulting from and the direct expense incurred in connection with any partial or complete liquidation of the Company or any subsidiary during the Performance Period to the extent such transactions were not included in the operating budget for the Performance Period for which the Performance Goal was established on or before the date the Performance goal was established, (iv) the gain, loss, income or expense resulting from a change in accounting or other relevant rules or regulations, or (v) the gain, loss, income or expense reported by the Company in its public filings with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, including as a result of a natural disaster; provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. The Committee may, however, provide at the time the Performance Goals are established that one or more of the foregoing adjustments will not be made as to a specific Performance Award. In addition, the Committee may determine at the time the Performance Goals are established that other adjustments will apply to the objective formula or standard with respect to the applicable Performance Goal to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period: (1) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation, (2) the impact of impairment of tangible or intangible assets, (3) the impact of restructuring activities, including but not limited to reductions in force, that are reported in the Company’s public filings covering the Performance Period and (4) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. Each of the adjustments described in this Section may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Committee at the time the Performance Goals are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

(g)        Discretionary Adjustments.    The Committee may, in its discretion, at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Performance Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan, including to reduce the amount of such a Performance Award at any time prior to payment based on such criteria as it may determine, including but not limited to individual merit and the attainment of specified levels of one or any combination of Performance Criteria. Notwithstanding any contrary provision of this Plan, the Committee may not (i) adjust upwards the amount payable pursuant to any Performance Award subject to this Section 4, or (ii) except in the case of the death or Disability of the Participant or a Change in Control of the Company, waive the achievement of the Performance Goal requirement contained in Section 4(b).

9	VCA Inc. 2015 Annual Cash Incentive Plan

(h)        Timing of Payment.    Except as provided below and subject to Section 5, any cash amounts payable in respect of Performance Awards for a Performance Period will generally be paid as soon as practicable following the determination in respect thereof made pursuant to Section 4(f), but in any event no later than the 15th day of the third month following the end of the Company’s taxable year in which it was earned.

(i)        Maximum Amount Payable per Participant under This Section 4. A Participant shall not be granted Performance Awards for all of the Performance Periods commencing in any calendar year that permit the Participant in the aggregate to earn a cash payment in excess of the lesser of five (5) times such Participant’s base salary at the time the Performance Award is established or $10,000,000.

5.        Participant Deferral of Payment.    Subject to such terms and administrative guidelines as the Committee shall specify from time to time, a Participant may elect to defer receipt of part or all payment due in respect of a Performance Award in accordance with the following requirements.

(a)        Timing of Election.

(i)        In General.    Except as otherwise provided in Section 5(a)(ii), a Participant’s election to defer payment in respect of a Performance Award shall be made and irrevocable not later than the close of the calendar year immediately preceding the calendar year in which the Performance Period begins.

(ii)        409A Performance-Based Compensation.    With respect to any Performance Award for a Performance Period of at least 12 consecutive months and that otherwise qualifies as “performance-based compensation” as that term is defined in Treasury Regulation Section 1.409A-1(e) (“409A Performance-Based Compensation”), a Participant’s election to defer payment in respect of such Performance Award shall be made and irrevocable on or before the date that is six months before the end of the Performance Period, provided the Participant is continuously employed by the Company from the later of the beginning of the Performance Period or the date the Performance Criteria are established through the date of such election, and provided further that in no event may a Participant elect to defer such payment after the Performance Award has become both calculable and substantially certain to be paid. A Performance Award shall be deemed 409A Performance-Based Compensation only if its terms provide that, notwithstanding anything to the contrary in Section 4(e) and Section 6(a) hereof, the Committee shall have no discretion to pay such Performance Award unless the Committee has made the certification specified under Section 4(e).

(b)        Payment of Deferred Performance Awards.    A Participant’s election to defer payment of all or part of a Performance Award shall specify a time or fixed schedule for the payment of such amount, including interest accrued thereon. Notwithstanding the foregoing, any payment deferred in respect of a Performance Award shall be paid in a lump sum upon the first to occur of the following.

(i)        The Participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), provided, however, that if the Participant is a

10	VCA Inc. 2015 Annual Cash Incentive Plan

“specified employee” (within the meaning of Treasury Regulation section 1.409A-1(i)) as of the date of his or her separation from service, such payment shall be made on the earlier of (A) the date that is six months and one day after the Participant’s separation from service or (B) the Participant’s death.

(ii)        The date of the Participant’s death.

(iii)        The date on which the Participant becomes Disabled (within the meaning of Section 5(f)(i) hereof).

(iv)        The occurrence of an Unforeseeable Emergency (within the meaning of Section 5(f)(iii) hereof), but only to the extent reasonably necessary to satisfy the emergency need, including amounts necessary to pay taxes or penalties reasonably anticipated as a result of such payment, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(v)        The occurrence of a Change in Control Event (within the meaning of Section 5(f)(i) hereof).

(c)        No Acceleration.    Payment in respect of a Performance Award that has been deferred pursuant to Section 6(a) may not be accelerated or paid before the time set forth in Section 5(b) except in the case of one of the following events.

(i)        Domestic Relations Order.    The acceleration of the time or schedule of payment to an individual other than the Participant shall be permitted as may be necessary to comply with the terms of a “domestic relations order” (as defined in Section 414(p)(1)(B) of the Code).

(ii)        Conflicts of Interest.    The acceleration of the time or schedule of payment shall be permitted to the extent reasonably necessary to avoid violation of an applicable ethics law or conflicts of interest law (including to permit the Participant to participate in activities in the normal course of his or her position with the Company in which the Participant would otherwise not be able to participate under an applicable rule), as provided by Treasury Regulation Section 1.409A-3(j)(4)(iii).

(d)        Subsequent Deferral Election.    A Participant may subsequently elect to delay payment of an amount previously deferred under Section 5(a), provided that such election shall be made and irrevocable not less than 12 months before the date the deferred payment is scheduled to be paid, and shall not take effect until at least 12 months after the date on which the election is made; and provided further that the payment shall be deferred for at least an additional five years from the date such amount would otherwise have been paid. For purposes of the preceding sentence, the entitlement to a series of installment payments shall be treated as the entitlement to a single payment payable on the date of the first scheduled payment. Any subsequent deferral under this Section 6(d) shall be subject to the requirements of Section 5(b) and (c).

11	VCA Inc. 2015 Annual Cash Incentive Plan

(e)        Interest.     Interest shall accrue on amounts deferred under this Section 5 at a reasonable rate of interest determined by the Committee, commencing one day following the date such amount would have been paid had it not been deferred and ending on the date of payment under this Section 5.

(f)        Definitions.     Solely for purposes of this Section 5 and not for other purposes of the Plan, the following terms shall be defined as set forth below.

(i)        “Change in Control Event” means the occurrence of a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)). For example, a Change in Control Event will occur if a person or more than one person acting as a group:

A.        acquires ownership of stock that brings such person’s or group’s total ownership in excess of 50% of the outstanding stock of the Company; or

B.        acquires ownership of 30% or more of the total voting power of the Company within a 12 month period; or

C.        acquires ownership of assets from the Company equal to 40% or more of the total value of all assets of the Company within a 12 month period.

(ii)        “Disabled” means a Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (A) unable to engage in any substantial gainful activity, or (B) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(iii)        “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant’s spouse, beneficiary or dependent (as defined in Section 152 of the Code, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof); loss of the Participant’s property due to casualty; or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. For example, the imminent foreclosure of or eviction from the Participant’s primary residence may constitute an Unforeseeable Emergency, as may the need to pay for medical expenses, including nonrefundable deductibles and the costs of prescription medication. The need to pay for the funeral expenses of a spouse, beneficiary or dependent may also constitute an Unforeseeable Emergency. The purchase of a home and the payment of college tuition, however, are not Unforeseeable Emergencies.

12	VCA Inc. 2015 Annual Cash Incentive Plan

6.        General Provisions.

(a)        Termination of Employment.    In the event a Participant terminates employment for any reason prior to satisfying the requirements for the payment of the Performance Award for the relevant Performance Period, he or she (or his or her beneficiary, in the case of death) shall not be entitled to receive any Performance Award for such Performance Period; provided that the Committee, in its sole and absolute discretion, may elect to pay a Performance Award to such Participant if (i) the Participant is not a Covered Employee for the taxable year of the Company in which or with respect to which the Performance Award will be paid or (ii) the Participant is a Covered Employee and such Participant’s employment terminated as a result of a death or Disability or, other than a termination for Cause, within 24 months of a Change in Control.

(b)        Death of the Participant.    Subject to Section 6(a), in the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her beneficiary as designated in writing to the Committee or, failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the date of death of the Participant.

(c)        Taxes.     The Company is authorized to withhold from any Performance Award granted, any payment relating to a Performance Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving a Performance Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Performance Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect to such property received in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(d)        Limitations on Rights Conferred under Plan and Beneficiaries.    Neither status as a Participant nor receipt or completion of a deferral election form shall be construed as a commitment that any Performance Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without Cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

13	VCA Inc. 2015 Annual Cash Incentive Plan

(e)        Changes to the Plan and Performance Awards.    Notwithstanding anything herein to the contrary, the Board, or a committee designated by the Board, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Performance Award theretofore granted to any Participant which has not been settled (either by payment or deferral); provided, however, that no amendment or modification to any Performance Award shall be authorized or made if the Committee determines that such authority or the making of such amendment or modification would increase or accelerate a payment under the Performance Award, decrease a Performance Goal, or otherwise cause the Performance Award to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. No Performance Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without stockholder approval.

(f)        Unfunded Status of Performance Awards; Creation of Trusts.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to a Performance Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Performance Award, or the taking of any other action pursuant to the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.

(g)        Non-Exclusivity of the Plan.    Neither the adoption of the Plan by the Board (or a committee designated by the Board) nor submission of the Plan or provisions thereof to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.

(h)        Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Performance Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

(i)        Exemption under Section 162(m) of the Code.    The Plan, and all Performance Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the

14	VCA Inc. 2015 Annual Cash Incentive Plan

Company’s Federal income tax deduction for compensation paid pursuant to the Plan. The Committee does not have discretion or authority, however, to increase the maximum amount payable to any employee during a calendar year or amounts to be paid under any Performance Award, or to decrease any Performance Goal.

(j)        Performance Awards are Subject to Company’s Clawback Policy. Notwithstanding any provision in this Plan or any Performance Award agreement to the contrary, Performance Awards granted hereunder will be subject, to the extent applicable, (1) to the clawback policy adopted by the Company effective as of April 1, 2013, as it may be amended from time to time to comply with applicable law, and (2) to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes–Oxley Act of 2002, each as amended, and rules, regulations and binding, published guidance thereunder. If the Company would not be eligible for continued listing, if applicable, under Section 10D(a) of the Exchange Act unless it adopted policies consistent with Section 10D(b) of the Exchange Act, then, in accordance with those policies that are so required, any incentive-based compensation payable to a Participant under this Plan will be subject to clawback in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission. By accepting a Performance Award under this Plan, the Participant consents to any such clawback.

(k)        Effective Date.    The Plan is effective on the Effective Date, subject to subsequent approval thereof by the Company’s stockholders within 12 months of the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 6(e). If the Plan is not approved by the stockholders within 12 months of the Effective Date, the Plan and all interests in the Plan awarded to Participants before such date shall be void ab initio and of no further force and effect. Unless the Company determines to submit Sections 4(b), 4(c), 4(f) and 4(i) of the Plan and the definitions of “Eligible Employee” and “Performance Criteria” to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made under Section 4 after the date of such annual meeting, but the remainder of the Plan shall continue in effect until terminated in accordance with Section 6(e).

[SIGNATURE PAGE FOLLOWS]

15	VCA Inc. 2015 Annual Cash Incentive Plan

IN WITNESS WHEREOF, on authorization of the Board, the undersigned has executed the VCA Inc. 2015 Annual Cash Incentive Plan, effective as of the Effective Date.

VCA INC.

Robert L. Antin

Chief Executive Officer

VCA Inc. 2015 Annual Cash Incentive Plan

Signature Page

APPENDIX B – VCA INC. 2015 EQUITY INCENTIVE PLAN

B-1 2015 Proxy Statement

VCA INC.

2015 EQUITY INCENTIVE PLAN

- i -	VCA Inc. 2015 Equity Incentive Plan

- ii -	VCA Inc. 2015 Equity Incentive Plan

VCA INC.

2015 EQUITY INCENTIVE PLAN

1.         Purpose. The general purpose of the VCA Inc. 2015 Equity Incentive Plan is to enable the Company and any Related Company to obtain and retain the services of the types of Employees, Consultants, and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

2.	Definitions

“Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3(e).

“Adjusted EBITDA” means for any period, an amount determined for the Company and its consolidated subsidiaries on a consolidated basis or based on a specified unit or units equal to earnings before all or any of interest expense, taxes, depreciation and amortization (“EBIT,” “EBITA,” or “EBITDA”) or subject to such other additional adjustments or exclusions that may be specified by the Administrator at the time the business criteria and performance goals are determined for each Performance Award.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award, a Performance Award and a Stock Appreciation Right.

“Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.

“Beneficial Owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, that Person will be deemed to have beneficial ownership of all securities that that Person has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only after the passage of time, the satisfaction of performance goals or both. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in the definition of “Change in Control”.

“Cashless Exercise” has the meaning set forth in Section 6(d)(ii).

“Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Related

VCA Inc. 2015 Equity Incentive Plan Page 1

Companies and which agreement or policy manual provides for a definition of Cause, as defined therein; and (b) with respect to any other Participant, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or a Related Company; (ii) commission (whether by act or omission) of an act involving deceit, fraud, dishonesty, perjury or embezzlement regarding the Company or its Related Companies; (iii) breach of any of the Company’s or a Related Company’s written policies or procedures applicable to the Participant, which is not cured, if curable (as determined by the Administrator), within ten calendar days of notice from the Company; (iv) repeatedly being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically-related drugs to the extent they are taken in accordance with their directions and under the supervision of a physician) which inhibits the performance of the Participant’s duties, or, while under the influence of such drugs or alcohol, engaging in inappropriate conduct during the performance of the Participant’s duties to the Company or any Related Company; (v) failure to follow lawful directives of the Participant’s supervisor or the Board that are commensurate with the Participant’s position; (vi) continued refusal to substantially perform the duties of the Participant’s position, which is not cured, if curable (as determined by the Administrator), within ten days of notice from the Company; (vii) action or conduct that results in or could reasonably be expected to result in reputational or economic harm to the Company or any Related Company; (viii) gross negligence or willful misconduct with respect to the Company or a Related Company; or (ix) material violation of state or federal securities laws. The Administrator, in its absolute discretion, will determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means the occurrence of one of the following events:

(a)        The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any Person;

(b)        Incumbent Directors cease for any reason to constitute a majority of the Board then serving. “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which that individual is named as a nominee for Director without objection to the nomination);

(c)        The adoption of a plan relating to the liquidation or dissolution of the Company;

VCA Inc. 2015 Equity Incentive Plan Page 2

(d)        Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); or

(e)        The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (1) 50% or more of the total voting power of (i) the Surviving Entity, or (ii) if applicable, the ultimate parent that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or its parent), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the parent of the Surviving Entity (or, if there is no parent, the Surviving Entity) and (3) at least a majority of the members of the board of directors of the parent of the Surviving Entity (or if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”).

The foregoing notwithstanding, a transaction shall not constitute a Change in Control if (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction; (ii) it constitutes a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system; (iii) it constitutes a change in Beneficial Ownership that results from a change in ownership of an existing stockholder; or (iv) solely because 50% or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans of the Company or any affiliate, or (B) any company which, immediately prior to such Business Combination, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

VCA Inc. 2015 Equity Incentive Plan Page 3

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3(e).

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” means VCA Inc., a Delaware corporation.

“Company Voting Securities” has the meaning set forth in the definition of “Change in Control”.

“Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or a Related Company under a written agreement, which services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Continuous Service” means that the Participant’s service with the Company or a Related Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Related Company as an Employee, Director or Consultant or a change in the entity for which the Participant renders service, so long as there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Related Company or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Covered Employee” means an Employee who is or could become a “covered employee” within the meaning of Code Section 162(m)(3) and the regulations and interpretive guidance issued thereunder.

“Date of Grant” means, if the key terms and conditions of the Award are communicated to the Participant within a reasonable period following the Administrator’s action, the date on which the Administrator adopts a resolution or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Shares or, if a subsequent date is set forth in the resolution or determined by the Administrator as the Date of Grant, then the date set forth in the resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

VCA Inc. 2015 Equity Incentive Plan Page 4

“Detrimental Activity” means: (a) violation of the terms of any agreement with the Company concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of the Company’s confidential information to anyone outside the Company, without prior written authorization from the Company or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company; (c) failure or refusal to disclose promptly or assign to the Company all right, title, and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant’s employment for Cause; (e) any breach of a restrictive covenant contained in any employment or service agreement, Award Agreement or other agreement between the Participant and the Company, during any period for which a restrictive covenant prohibiting Detrimental Activity or other similar conduct or act, is applicable to the Participant during or after employment by the Company; (f) any attempt directly or indirectly to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; (g) any attempt, in conflict with the interests of the Company, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company.

“Director” means a member of the Board.

“Disability” means the Participant’s inability to substantially perform his or her duties to the Company or any Related Company by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death; except that for purposes of determining the term of an Incentive Stock Option under Section 6(h), the term Disability has the meaning ascribed to it under Code Section 22(e)(3). The Administrator will determine whether an individual has a Disability under procedures established by the Administrator. Except in situations where the Administrator is determining Disability within the meaning of Code Section 22(e)(3) for purposes of the term of an Incentive Stock Option under Section 6(h), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Related Company in which a Participant participates.

“Effective Date” means March 1, 2015.

“Employee” means any person employed by the Company or a Related Company. Mere service as a Director or payment of a director’s fee by the Company or a Related Company is not sufficient to constitute “employment” by the Company or a Related Company.

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“Established Securities Market” means a national securities exchange that is registered under Section 6 of the Exchange Act; a foreign national securities exchange that is officially recognized, sanctioned or supervised by governmental authority; and any over-the-counter market that is reflected by the existence of an interdealer quotation system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” has the meaning set forth in Section 6(c) of the Plan.

“Fair Market Value” means, as of the date of any valuation event, the value per Share determined using a method that is a presumptively reasonable valuation method under Treasury Regulation section 1.409A-1(b)(5)(iv), as follows.

(i)            On any date on which the Common Stock is readily tradable on an Established Securities Market, if the Common Stock is admitted to trading on an exchange or market for which closing prices are reported on any date, Fair Market Value may be determined based on (A) the last sale before or the first sale after the Date of Grant of an Award or any other valuation event; (B) the closing price on the last trading day before the Date of Grant of an Award or any other valuation event; (C) the closing price on the Date of Grant or any other valuation event; or (D) an average selling price during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, on condition that the commitment to grant an Award based on an average selling price during a specified period must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the Plan and substantially similar programs.

(ii)            If the Common Stock is readily tradable on an Established Securities Market but closing prices are not reported, Fair Market Value may be determined based on (A) the average of the highest bid and lowest asked prices of the Common Stock reported on the last trading day before the Date of Grant of an Award or any other valuation event or on the Date of Grant of an Award or any other valuation event; or (B) may be based on an average of the highest bid and lowest asked prices during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, on condition that the commitment to grant an Award based on an average selling price during a specified period must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the same and substantially similar programs.

(iii)            At any time the Common Stock is not readily tradable on an Established Securities Market, the Administrator will determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Administrator, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations issued thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant), and that determination will be conclusive and binding on all Persons.

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“Free Standing SAR” has the meaning set forth in Section 7(c)(i).

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations issued thereunder.

“Incumbent Director” has the meaning set forth in the definition of “Change in Control.”

“Initial Public Offering” means an initial public offering (within the meaning of Section 12(f)(1)(G) of the Exchange Act) of any class of the Company’s securities.

“Insider” means an individual subject to Section 16 of the Exchange Act and includes an Officer, a Director or any other person who is directly or indirectly the Beneficial Owner of more than 10% of any class of any equity security of the Company (other than an exempted security) that is registered under Section 12 of the Exchange Act.

“Market Standoff” has the meaning set forth in Section 13.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

“Non-Qualifying Transaction” has the meaning set forth in the definition of “Change in Control.”

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means (a) before the first date on which any security of the Company is registered under Section 12 of the Exchange Act, any person designated by the Company as an officer; and (b) on and after the first date on which any security of the Company is registered under Section 12 of the Exchange Act, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations issued thereunder.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted under the Plan.

“Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan and need not be identical.

“Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation section 1.162-27(e)(3).

“Participant” means a person to whom an Award is granted under the Plan or, if applicable, such other person who holds an outstanding Award.

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“Permitted Transferee” has the meaning set forth in Section 12(d)(ii).

“Performance Award” means an Award granted under Section 7(b).

“Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof or any other entity, and includes a syndicate or group as those terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

“Plan” means this VCA Inc. 2015 Equity Incentive Plan, as amended from time to time.

“Prior Plan” means the VCA Antech, Inc. 2006 Equity Incentive Plan.

“Prohibited Personal Loan” means any direct or indirect extension of credit or arrangement of an extension of credit (or equivalent thereof) to a Director or executive officer by the Company or a Related Company that is prohibited by Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act).

“Related Company” means any parent or direct or indirect subsidiary of the Company, whether now or hereafter existing, or any corporation or business that would be aggregated with the Company for a relevant purpose under Code Section 414, including members of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades of businesses under common control under Code Section 414(c) of which the Company is a member, and any other entity required to be aggregated with the Company pursuant to Code Section 414(o).

“Restricted Award” means any Award granted under Section 7(a), including Restricted Stock and Restricted Stock Units, or an Award granted under Section 7(b) that constitutes a Restricted Award within the meaning set forth in Section 7(a).

“Restricted Period” has the meaning set forth in Section 7(a).

“Restricted Stock” has the meaning set forth in Section 7(a).

“Restricted Stock Unit” means a hypothetical Common Stock unit having a value equal to the Fair Market Value of an identical number of Shares as determined in Section 7(a).

“Rule 16b-3” means Rule 16b-3 issued under the Exchange Act or any successor to Rule 16b-3.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities Exchange Commission.

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“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means the right under an Award granted under Section 7(c) to receive an amount equal to the excess, if any, of (a) the Fair Market Value, as of the date the Award is surrendered in whole or in part, of the Shares covered by the surrendered part of the right, over (b) the aggregate Strike Price of the surrendered right or part thereof.

“Stock for Stock Exchange” has the meaning set forth in Section 6(d).

“Strike Price” means the threshold value per Share, the excess over which will be payable on exercise of a Stock Appreciation Right, as determined by the Administrator under Section 7(c)(vii) and set forth in the Award Agreement for a Stock Appreciation Right.

“Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately before the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company will be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities that the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction will be disregarded. Further, outstanding voting securities of an entity will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time whether or not contingent on the satisfaction of performance goals) into shares entitled to vote.

“Tandem SAR” has the meaning set forth in Section 7(c)(i).

“Ten Percent Stockholder” means a Person who owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Related Companies.

3.	Administration

(a)         Administration by Board.  The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(e).

(b)         Authority of Administrator.  The Administrator will have the power and authority to select Participants and grant Awards under the terms of the Plan.

(c)         Specific Authority.  In particular, the Administrator will have the authority to:

(i)            construe and interpret the Plan and apply its provisions;

(ii)            promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

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(iii)            authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)            delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or Insiders, which delegation will be by a resolution that specifies the total number of Shares that may be subject to Awards by the Officer and the Officer may not make an Award to himself or herself;

(v)             determine when Awards are to be granted under the Plan;

(vi)             select, subject to the limitations set forth in the Plan, those Participants to whom Awards will be granted;

(vii)             determine the number of Shares to be made subject to each Award;

(viii)             determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option;

(ix)              prescribe the terms and conditions of each Award, including, without limitation, the Strike Price or Exercise Price and medium of payment and vesting provisions (provided, however, that no Award will be granted with a vesting provision that permits any portion of the Award to vest prior to 12 months from the Date of Grant), and to specify the provisions of the Award Agreement relating to the grant or sale;

(x)               subject to the restrictions applicable under Section 11(d), amend any outstanding Awards (provided, that the time and manner of vesting may only be modified in connection with the death or Disability of a Participant or in connection with a Change in Control), including for the purpose of modifying the purchase price, Exercise Price or Strike Price or the term of any outstanding Award; except that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, the amendment will also be subject to the Participant’s consent (for the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Shares subject to an Option and the Exercise Price, will not constitute an impairment of the Participant’s rights that requires consent);

(xi)               determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies or as required under applicable law;

(xii)               make decisions with respect to outstanding Awards that may become necessary on a Change in Control or an event that triggers capital adjustments; and

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(xiii)         exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.

(d)        Decisions Final.  All decisions made by the Administrator under the provisions of the Plan will be final and binding on the Company and the Participants, unless a decision is determined by a court having jurisdiction to be arbitrary and capricious.

(e)        Committee.

(i)           General.     The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” will apply to any person or persons to whom that authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board or the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, consistent with the provisions of the Plan, as the Board may adopt. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without Cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee will act by a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and will keep minutes of all of its meetings. Subject to the limitations prescribed by the Plan and the Board, the Committee will establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(ii)           Committee Composition when Registration is Required.    Whenever any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board will have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 or Code Section 162(m). However, if the Board intends to satisfy those exemption requirements, with respect to Awards to any Covered Employee or to any Officer or Director, the Committee will at all times consist solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of that authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from the Award or (B) not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (2) delegate to a

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committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then Insiders. Nothing in this Plan is intended to create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

(f)        Indemnification.   In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Company will indemnify the Administrator against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal thereof, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (subject, however, to the Company’s approval of the settlement, which approval the Company will not unreasonably withhold) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding that the Administrator did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful. Notwithstanding the foregoing, it is a condition precedent to the Company’s obligations in this Section 3(f) that within 60 days after institution of any such action, suit or proceeding, the Administrator or Committee member offer the Company in writing the opportunity at its own expense to handle and defend the action, suit or proceeding.

4.	Shares Subject to the Plan

(a)        Share Reserve.    Subject to adjustment under Section 10(a), the maximum aggregate number of Shares that may be issued on exercise of all Awards under the Plan is 3,500,000 Shares, all of which may be used for Incentive Stock Options or any other Awards.

No awards may be granted under the Prior Plan on or after the date of the stockholders’ approval of the Plan.

(b)        Reversion of Shares to the Share Reserve.  If any Award, other than a Restricted Award, for any reason is cancelled, expires or otherwise terminates, in whole or in part, the Shares not acquired under such Award will revert to and again become available for issuance under the Plan. If the Company reacquires Shares issued under the Plan pursuant to an Award other than a Restricted Award under the terms of any forfeiture provision, those Shares will again be available for purposes of the Plan. Each Share subject to any Award granted hereunder will be counted against the Share reserve set forth in Section 4(a) on the basis of one Share for every Share subject thereto. Notwithstanding anything in the Plan to the contrary, Shares used to pay the required Exercise Price or tax obligations or Shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant, will not be available again for other Awards under the Plan. Awards or portions thereof that are settled in cash and not in Shares will be counted

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against the foregoing maximum Share limitations. On and after the date of the stockholders’ approval of the Plan, any Shares that are forfeited or cancelled, expire unexercised or settled in cash under the Prior Plan will not be available for issuance under the Plan or the Prior Plan. Notwithstanding anything in this Section 4 to the contrary and subject to adjustment under Section 10(a), the maximum number of Shares that may be issued on the exercise of Incentive Stock Options will equal the aggregate number of Shares stated in Section 4(a) plus, to the extent permitted under Section 422 of the Code and the Treasury regulations thereunder, any Shares that become available for issuance under the Plan under Section 4(b).

(c)        Source of Shares.  The Shares that may be issued under Awards will consist of shares of the Company’s authorized but unissued Common Stock and any shares of Common Stock held by the Company as treasury shares.

5.	Eligibility

(a)        Eligibility for Specific Awards.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees.

(b)        Ten Percent Stockholders.  An Incentive Stock Option granted to a Ten Percent Stockholder must have an Exercise Price no less than 110% of the Fair Market Value per Share at the Date of Grant and must not be exercisable after the expiration of five years from the Date of Grant.

(c)        Code Section 162(m) Limitation.

(i)            Subject to the adjustment provisions of Section 10(a), no Employee may be granted Options, SARs or Performance Awards covering, individually or in combination, more than 500,000 Shares in the aggregate during any calendar year.

(d)        Directors.   Each Director of the Company will be eligible to receive discretionary grants of Awards under the Plan. Subject to the adjustment provisions of Section 10(a), no Director may be granted Awards covering, singly or in combination, more than 50,000 Shares in the aggregate during any calendar year. If the Board or the compensation committee of the Board separately has adopted or in the future adopts a compensation policy covering some or all Directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of Shares to be awarded under the terms of the Plan, that formula grant will be incorporated by reference and will be administered as if those terms were provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of those Awards.

6.          Option Provisions.    Each Option will be in such form and will contain such terms and conditions as the Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares

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purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option at any time. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)        Term.     Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option will be exercisable after the expiration of 10 years from the Date of Grant.

(b)        Restrictions on Transfer.    Except as otherwise provided in Section 12(d)(ii) with respect to Permitted Transferees, Options and all rights with respect thereto may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c)        Exercise Price.    The exercise price per Share for each Option (the “Exercise Price”) will not be less than 100% of the Fair Market Value per Share on the Date of Grant; except that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price will be no less than 110% of the Fair Market Value per Share on the Date of Grant. Notwithstanding the foregoing, an Option granted under an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per Share on the Date of Grant. No dividends or dividend equivalents will be paid on any outstanding Options.

(d)        Consideration.    The Exercise Price of Shares acquired under an Option will be paid in cash or by certified or bank check at the time the Option is exercised, or, to the extent permitted by applicable laws and regulations, in the Administrator’s sole discretion and on such terms as the Administrator approves:

(i)            by delivery to the Company of other Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of Shares being acquired or by means of attestation whereby the Participant identifies for delivery specific Shares held by the Participant that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of Shares equal to the difference between the number of Shares thereby purchased and the number of identified attestation Shares (a “Stock for Stock Exchange”);

(ii)            if the Common Stock is readily tradable on an Established Securities Market, by a copy of instructions to a broker directing the broker to sell the Shares for which the Option is exercised and to remit to the Company the aggregate Exercise Price of the Option (a “Cashless Exercise”);

(iii)            by notice of exercise including a statement directing the Company to retain from transfer the number of Shares (“Share Withholding”) that otherwise would

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have been delivered by the Company on exercise of the Option having a Fair Market Value equal to all or part of the exercise price of the Option exercise, in which case the Option will be surrendered and cancelled with respect to the number of Shares retained by the Company; or

(iv)            in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note, subject to any requirements of applicable law that the par value (if any) of Shares, if newly issued, be paid in cash or cash equivalents.

The interest rate payable under the terms of a promissory note will not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) will specify the term, interest rate, amortization requirements (if any) and other provisions of the note. Unless the Administrator determines otherwise, the holder will be required to pledge to the Company Shares having an aggregate Fair Market Value equal to or greater than the principal amount of the loan as security for payment of the unpaid balance of the loan, which pledge must be evidenced by a pledge agreement, the terms of which the Administrator will determine, in its discretion; except that each loan must comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Unless the Administrator determines otherwise, the purchase price of Shares acquired under an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, will be paid only by Shares that satisfy any requirements necessary to avoid liability award accounting treatment. Notwithstanding the foregoing, at any time that the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act or has a registration statement pending under the Securities Act, an exercise with a promissory note or other transaction that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Option under the Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the Exercise Price by a Participant who is an Insider in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. The Administrator will document any such pre-approval in the case of a Participant who is an Officer or Director in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of Shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

(e)        Vesting Generally.    The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal; provided, however, that no Option will be granted with a vesting provision that permits any portion of the Option to vest prior to 12 months from the Date of Grant. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may

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be based on performance or other criteria) as the Administrator determines to be appropriate. The vesting provisions of individual Options may vary. The Administrator may, but will not be required to, provide that no Option may be exercised for a fraction of a Share. The Administrator may, but will not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of the death or Disability of a Participant or in the event of a Change in Control.

(f)        Termination of Continuous Service.    Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service terminates (other than on the Participant’s death or Disability or termination by the Company for Cause), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise the Option as of the date of termination) but only within the period ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option will terminate. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections 6(g), 6(h) and 6(i), outstanding Options that are not exercisable at the time a Participant’s Continuous Service terminates for any reason other than for Cause (including a Participant’s death or Disability) will be forfeited and expire at the close of business on the date of termination. If the Participant’s Continuous Service terminates for Cause, all outstanding Options (whether or not vested) will be forfeited and expire as of the beginning of business on the date of termination for Cause.

(g)        Extension of Termination Date.    An Option Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Service for any reason (other than on the Participant’s death or Disability or termination by the Company for Cause) would violate any applicable federal, state or local law, the Option will terminate on the earlier of (i) the expiration of the term of the Option in accordance with Section 6(a) or (ii) the date that is 30 days after the exercise of the Option would no longer violate any applicable federal, state or local law.

(h)        Disability of Participant.    Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Board or a committee designated by the Board, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise the Option as of the date of termination), but only within the period ending on the earlier of (i) the date that is 12 months following termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in this Section  6(h), the Option will terminate.

(i)         Death of Participant.    Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the

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Board or a committee designated by the Board, if a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option on the Participant’s death, but only within the period ending on the earlier of (i) the date 12 months following the date of death or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified this Section  6(i), the Option will terminate.

(j)         Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value of Shares on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Related Companies) exceeds $100,000, the Options or portions thereof which exceed that limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

(k)        Early Exercise.    The Option may, but need not, include a provision whereby the Participant may elect at any time before the Participant’s Continuous Service terminates to exercise the Option as to any part or all of the Shares subject to the Option before the full vesting of the Option. In that case, the Shares acquired on exercise will be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested Shares so purchased may be subject to any other restriction the Administrator determines to be appropriate.

(l)        Transfer, Approved Leave of Absence.    For purposes of Incentive Stock Options, no termination of employment by an Employee will be deemed to result from either (i) a transfer to the employment of the Company from a Related Company, from the Company to a Related Company or from one Related Company to another; or (ii) an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the period of leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.

(m)        Disqualifying Dispositions.    Each Participant awarded an Incentive Stock Option will be required to immediately notify the Company in writing as to the occurrence of a disqualifying disposition of any Shares acquired by exercise of the Incentive Stock Option, and the price realized on the disqualifying disposition of those Shares. A “disqualifying disposition” is any disposition (including, without limitation, any sale or transfer) before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the issuance of the Shares acquired by exercise of the Incentive Stock Option. The Company may, if determined by the Administrator and in accordance with procedures established by the Administrator, retain possession of any Shares acquired by exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

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7.	Provisions of Awards Other Than Options

(a)        Restricted Awards.    A Restricted Award is an Award of actual Shares (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of Shares, which will provide that, except as otherwise provided in Section 12(d)(ii) with respect to Permitted Transferees, the Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or otherwise encumbered for the period (the “Restricted Period”) determined by the Administrator, which will be at least 12 months from the Date of Grant. Each Restricted Award will be in such form and will contain such terms, conditions, and Restricted Periods as the Administrator determines to be appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for the acceleration of the end of the Restricted Period in the terms of any Restricted Award upon the death or Disability of a Participant or in the event of a Change in Control. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award must include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Purchase Price.    The purchase price of Restricted Awards, if any, will be determined by the Administrator, and may be stated as cash, property or prior or future services rendered to the Company or for its benefit or to a Related Company or for its benefit. Shares acquired in connection with any Restricted Award may be issued for such consideration, having a value not less than the par value thereof, as may be determined by the Administrator.

(ii)            Consideration.     The Participant must pay the consideration for Shares acquired under the Restricted Award either: (1) in cash at the time of purchase; or (2) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property, a Stock for Stock Exchange or prior or future services that the Administrator determines have a value at least equal to the purchase price of the Restricted Award. Notwithstanding the foregoing, at any time that the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act or has a registration statement pending under the Securities Act, payment with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Restricted Award under the Plan.

(iii)            Vesting.     The Restricted Award, and any Shares acquired under the Restricted Award, will be subject to a Restricted Period that specifies a forfeiture in accordance with a vesting schedule to be determined by the Administrator; provided, however, that no Award will be granted with a vesting provision that permits any portion of the Award to vest prior to 12 months from the Date of Grant. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Award

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upon the death or Disability of a Participant or in the event of a Change in Control. The Administrator may not grant a Restricted Award that is, in whole or in part, vested on the Date of Grant and not subject to a Restricted Period.

(iv)            Termination of Participant’s Continuous Service.    Unless otherwise provided in a Restricted Award or in an employment or service agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service terminates for any reason, the Participant will forfeit, the unvested portion of a Restricted Award acquired in consideration of services, and any or all of the Shares held by the Participant that have not vested as of the date of termination under the terms of the Restricted Award will be forfeited and the Participant will have no rights with respect to the Award.

(v)            Lapse of Restrictions.    On the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Award will lapse and a stock certificate for the number of Shares with respect to which the restrictions have lapsed will be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless the Restricted Award is subject to a deferral condition that complies with Section 409A of the Code and the regulations thereunder as may be allowed or required by the Administrator in its sole discretion. The Company will not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of the fractional Share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferral condition that complies with Section 409A of the Code, the stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of the Common Stock not later than (1) the date that is 2 1⁄2 months after the end of the Participant’s taxable year (or the end of the Company’s taxable year, if later) for which the Restricted Period ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture, or (2) such earlier date as may be necessary to avoid application of Section 409A of the Code to the Award.

(b)        Performance Awards.

(i)            Nature of Performance Awards.    A Performance Award is an Award entitling the recipient to vest in or acquire Shares, including (A) Incentive Stock Options, (B) Nonstatutory Stock Options, (C) Restricted Stock, (D) Restricted Stock Units or (E) Stock Appreciation Rights, that will be settled in the form of Shares on the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion will determine whether and to whom Performance Awards will be made, the

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performance goals applicable under each Award, the period or periods during which performance is to be measured, and all other limitations and conditions applicable to Performance Awards. The Administrator, in its discretion, may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Awards under the Plan.

(ii)            Performance Goals.

(1)        Performance goals will be based on a pre-established objective formula or standards that specifies the manner of determining the number of Shares under the Performance Award that will be granted or will vest if the performance goal is attained; provided, however, that no Performance Award will be granted with a vesting provision that permits any portion of the Performance Award to vest prior to 12 months from the Date of Grant. The Administrator will determine the performance goals before the time that 25% of the service period has elapsed, but not later than 90 days after the commencement of the service period to which the performance goal relates.

(2)        Performance goals may be based on one or more of the following business criteria, or any increase or decrease of one or more of the following, over a specified period:

(A)        revenue, including acquired revenue from acquisitions;

(B)        sales, including sales (net or gross) and growth in sales measured by product line, territory, facility (e.g., hospital or laboratory), customer or customers, or other category, maintenance or increase in market share;

(C)        earnings, including net income, earnings before all or any of interest expense, taxes, depreciation and amortization (“EBIT,” “EBITA,” or “EBITDA”) or Adjusted EBITDA, net earnings; earnings per share, earnings from continuing operations;

(D)        profits, including profits before or after certain adjustments or expenses, maintenance or improvement of profit margins, profitability of an identifiable business unit, product or facility (e.g., hospital or laboratory);

(E)        operating income, including operating income per share, pre-tax or after-tax income, net cash provided by operating activities, funds from operations, funds from operations per share;

(F)        cash flow, including cash available for distribution, cash available for distribution per share, improvement in cash-flow (before or after tax), free cash flow;

(G)        working capital and components thereof, improvements in capital structure;

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(H)        credit rating, independent industry ratings or assessments;

(I)        stock price, return on stockholders’ equity or average stockholders’ equity, return on assets, return on capital, return on invested capital, changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); enterprise value or economic value added; share price performance; net worth; return on investment before or after the cost of capital; total stockholders’ return;

(J)        costs, improvements in the Company’s attainment of expense levels, expense management, capital expenditures, levels of expense, cost or liability by category, operating unit, facility (e.g., hospital or laboratory) or any other delineation;

(K)        implementation or completion of critical projects; or

(L)        strategic plan development and implementation, closing of corporate transactions.

(3)        A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, facilities (e.g., hospital or laboratory), partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies on a per share basis, against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company, on a pre-tax or after-tax basis, in tandem with any other performance goal, or otherwise as the Administrator may determine. The Administrator may, in connection with the establishment of performance goals for a performance period, specify one or more adjustments to any of the business criteria specified in Section 7(b)(ii)(2).

(4)        Performance goals will be objective and, at any time the Company is required to be registered under Section 12 of the Exchange Act, will otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee will (unless the Administrator determines otherwise) provide that if the Participant’s Continuous Service ceases before the end of the performance period for any reason, the Award will be payable

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only (A) if the applicable performance objectives are achieved; and (B) to the extent, if any, determined by the Administrator. These objective performance goals are not required to be based on increases in a specific business criterion, but may be based on maintaining the status quo or limiting economic losses. With respect to Participants who are not Covered Employees, the Administrator may establish additional objective or subjective performance goals.

(iii)            Restrictions on Transfer.    Except as otherwise provided in Section 12(d)(ii) with respect to Permitted Transferees, Performance Awards and all rights with respect to the Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(iv)            Satisfaction of Performance Goals.    A Participant will be entitled to receive a stock certificate evidencing the acquisition of Shares under a Performance Award only on satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator), including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award. With respect only to a Performance Award that is denominated in hypothetical Common Stock units, the stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of the Common Stock not later than (1) the date that is 2 1⁄2 months after the end of the Participant’s taxable year (or the end of the Company’s taxable year, if later) for which the Administrator certifies that the Performance Award conditions have been satisfied and the Performance Award is no longer subject to a substantial risk of forfeiture, and (2) such earlier date as may be necessary to avoid application of Section 409A of the Code to the Award.

(v)            Termination of Participant’s Continuous Service.    Unless otherwise provided in a Performance Award or in an employment or service agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service terminates for any reason, the Participant will forfeit the unvested portion of a Performance Award acquired in consideration of services, and any or all of the Shares held by the Participant that have not vested as of the date of termination under the terms of the Performance Award will be forfeited and the Participant will have no rights with respect to the Award.

(vi)            Acceleration, Waiver, Etc.    The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award upon the death or Disability of a Participant or in the event of a Change in Control. Notwithstanding the foregoing, for any Participant who is a Covered Employee, no amendment or waiver of the performance goal will be permitted and no acceleration of payment (other than in the form of Shares) will be permitted at any time that any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act unless the performance goal has been attained and the Award is discounted to reasonably reflect the time value of money attributable to the acceleration.

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(vii)            Certification.     Following the completion of each performance period, the Administrator will certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards will not be settled until the Administrator has made the certification specified under this Section 7(b)(vii).

(c)        Stock Appreciation Rights.

(i)            General.     Stock Appreciation Rights may be granted either alone (“Free Standing SARs”) or, if the requirements of Section 7(c)(ii) are satisfied, in tandem with all or part of any Option granted under the Plan (“Tandem SARs”). In the case of a Nonstatutory Stock Option, Tandem SARs may be granted either at or after the time of the grant of the Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of the grant of the Incentive Stock Option.

(ii)            Grant Requirements.    A Stock Appreciation Right may only be granted if it does not provide for the deferral of compensation within the meaning of Section 409A of the Code. A Stock Appreciation Right does not provide for a deferral of compensation if: (1) the Strike Price may never be less than the Fair Market Value per Share on the Date of Grant, (2) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the Strike Price and the Fair Market Value per Share on the date the Stock Appreciation Right is exercised, (3) the number of Shares subject to the Stock Appreciation Right is fixed on the Date of Grant of the Stock Appreciation Right, and (4) the Stock Appreciation Right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right. No dividends or dividend equivalents will be paid on any outstanding Stock Appreciation Rights.

(iii)            Restrictions on Transfer.    Except as otherwise provided in Section 12(d)(ii) with respect to Permitted Transferees, Stock Appreciation Rights may not be sold, assigned, transferred, pledged or otherwise encumbered.

(iv)            Vesting.     The Stock Appreciation Right will be subject to a Restricted Period that specifies a forfeiture in accordance with a vesting schedule to be determined by the Administrator; provided, however, that no Stock Appreciation Right will be granted with a vesting provision that permits any portion of the Stock Appreciation Right to vest prior to 12 months from the Date of Grant. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Stock Appreciation Right upon the death or Disability of a Participant or in the event of a Change in Control. The Administrator may not grant a Stock Appreciation Right that is, in whole or in part, vested on the Date of Grant and not subject to a Restricted Period.

(v)            Termination of Participant’s Continuous Service.    Unless otherwise provided in an Award Agreement or in an employment or service agreement the terms of

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which have been approved by the Administrator, if a Participant’s Continuous Service terminates for any reason, the Participant will forfeit the unvested portion of a Stock Appreciation Right acquired in consideration of services and the Participant will have no rights with respect to the Award.

(vi)            Exercise and Payment.    On delivery to the Administrator of a written request to exercise a Stock Appreciation Right, the holder of the Stock Appreciation Right will be entitled to receive from the Company, an amount equal to the product of (1) the excess of the Fair Market Value of one Share on the date of exercise over the Strike Price per Share specified in the Stock Appreciation Right or its related Option; multiplied by (2) the number of Shares for which the Stock Appreciation Right is exercised. Payment with respect to the exercise of a Stock Appreciation Right will be paid on the date of exercise and may be made in the form of Shares valued at Fair Market Value on the date of exercise (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination of Shares and cash, as determined by the Administrator in its sole discretion.

(vii)            Strike Price.    The Administrator will determine the Strike Price of a Free Standing SAR, which will not be less than 100% of the Fair Market Value per Share on the Date of Grant of the Stock Appreciation Right. The Strike Price of a Tandem SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto will be the Exercise Price of the related Option. A Tandem SAR will be transferable only on the same terms and conditions as the related Option, and will be exercisable only to the same extent as the related Option; except that a Tandem SAR, by its terms, will be exercisable only when the Fair Market Value per Share subject to the Tandem SAR and related Option exceeds the Strike Price per Share thereof.

(viii)            Reduction in the Underlying Option Shares.    On any exercise of a Tandem SAR, the number of Shares for which any related Option will be exercisable will be reduced by the number of Shares for which the Stock Appreciation Right has been exercised. The number of Shares for which a Tandem SAR is exercisable will be reduced on any exercise of any related Option by the number of Shares for which the Option has been exercised.

(ix)            Written Request.    Unless otherwise determined by the Administrator in its sole discretion, Stock Appreciation Rights will be settled in Shares. If permitted in the Award Agreement, a Participant may request that any exercise of a Stock Appreciation Right be settled for cash, but a Participant will not have any right to demand a cash settlement. A request for a cash settlement may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following that date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise the Stock Appreciation Right for cash, the Administrator will, in its sole discretion, either consent to or disapprove, in whole

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or in part, the written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, if the Administrator disapproves the written request, the written request will be treated as an exercise of the Stock Appreciation Right for Shares.

(x)            Disapproval by Administrator.    If the Administrator disapproves in whole or in part any request by a Participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise the Stock Appreciation Right for cash, the disapproval will not affect the Participant’s right to exercise the Stock Appreciation Right at a later date, to the extent that the Stock Appreciation Right will be otherwise exercisable, or to request a cash form of payment at a later date, in each case subject to the approval of the Administrator. Additionally, the disapproval will not affect the Participant’s right to exercise any related Option.

8.	Covenants of the Company

(a)        Availability of Shares.    During the terms of the Awards, the Company will keep available at all times the number of Shares required to satisfy the Awards.

(b)        Securities Law Compliance.    Each Award Agreement will provide that no Shares may be purchased or sold thereunder unless and until any then applicable requirements of state, federal or applicable foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company will use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares on exercise of Awards; however, this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable under any Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company determines to be necessary for the lawful issuance and sale of Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Shares on exercise of any Awards unless and until that authority is obtained.

9.	Use of Proceeds from Stock. Proceeds from the sale of Shares under Awards will constitute general funds of the Company.

10.	Adjustments for Changes in Stock

(a)        Capitalization Adjustments.    If any change is made in the Common Stock without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (i) the aggregate number or class of Shares that may be purchased under Awards granted hereunder, (ii) the aggregate number or class of Shares that may be purchased under Incentive Stock Options granted hereunder, (iii) the number or class of

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Shares covered by outstanding Awards, (iv) the maximum number of Shares with respect to which Options, Stock Appreciation Rights and Performance Awards may be granted to any single Employee during any calendar year, and (v) the Exercise Price of any Option and the Strike Price of any Stock Appreciation Right in effect before the change will be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued Shares or change in the Fair Market Value per Share resulting from the transaction; provided, that any fractional Shares resulting from the adjustment aggregated until and eliminated at the time of exercise or settlement by rounding down. The Administrator will make these adjustments in a manner that will provide an appropriate adjustment that neither increases nor decreases the value of the Award as in effect immediately before the corporate change, and its determination will be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible will not be treated as a transaction “without receipt of consideration” by the Company.

(b)        Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then, subject to Section 10(c), all outstanding Awards will terminate immediately before the dissolution or liquidation.

(c)        Change in Control – Asset Sale, Merger, Consolidation or Reverse Merger.    In the event of a Change in Control, a dissolution or liquidation of the Company, an exchange of shares or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off or a sale, in one or a series of related transactions, of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (i) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and the outstanding Awards by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of awards with substantially the same terms (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 10(c)) for the outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 10(a); (iv) the cancellation of the outstanding Awards in consideration for a payment (in the form of stock or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option or a Stock Appreciation Right, the difference between the Fair Market Value and the Exercise Price for all Shares subject to exercise (i.e., to the extent vested) under any outstanding Option; or (v) the cancellation of the outstanding Awards without payment of any consideration. If the Awards would be canceled without consideration for vested Options or Stock Appreciation Rights, the Participant will have the right, exercisable during the 10-day period ending on the later of the fifth day before the merger or consolidation or 10 days after the Administrator provides the Participant a notice of cancellation, to exercise the Awards in whole or in part without regard to any installment exercise provisions in the Option Agreement or the Stock Appreciation Rights Agreement.

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11.	Amendment of the Plan and Awards

(a)        Amendment of Plan.    The Board at any time may amend or terminate the Plan. However, except as provided in Section 10(a) relating to adjustments on changes in Common Stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of any amendment, the Board will determine, on advice from counsel, whether the amendment will be contingent on stockholder approval.

(b)        Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)        Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board determines necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations issued thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring the Plan and Awards granted hereunder into compliance therewith. Notwithstanding the foregoing, neither the Board nor the Company nor any Related Company will have any liability to any Participant or any other Person as to (a) any tax consequences expected, but not realized, by a Participant or any other Person due to the receipt, exercise or settlement of any Award granted hereunder; or (b) the failure of any Award to comply with Section 409A of the Code.

(d)        Amendment of Awards.    The Administrator at any time may amend the terms of any one or more Awards. However, subject to Section 11(e), no amendment may impair the rights under any Award granted before the amendment. Except as otherwise permitted under Section 10, unless stockholder approval is obtained: (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash, if doing so would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted; and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

(e)        No Impairment of Rights.    No amendment of the Plan or an Award may impair rights under any Award granted before the amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. For the avoidance of doubt, a cancellation of an Award where the Participant receives a payment

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equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or SAR, the difference between the Fair Market Value and the Exercise Price or Strike Price, is not an impairment of the Participant’s rights that requires consent of the Participant.

12.	General Provisions

(a)        Acceleration of Exercisability and Vesting.    The Administrator will have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest solely upon the death or Disability of a Participant or in the event of a Change in Control, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b)        Stockholder Rights.    Except as provided in Section 10(a) of the Plan or as otherwise provided in an Award Agreement, no Participant will be considered the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until the Participant has satisfied all requirements for exercise, payment or delivery of the Award, as applicable, under its terms, and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is before the date of issue of a Common Stock certificate.

(c)        No Employment or Other Service Rights.    Nothing in the Plan or any instrument executed or Award granted pursuant thereto will confer on any Participant any right to continue to serve the Company or a Related Company in the capacity in effect at the time the Award was granted or will affect the right of the Company or a Related Company to terminate (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant under the terms of the Consultant’s agreement with the Company or a Related Company; or (iii) the service of a Director under the Bylaws of the Company or a Related Company, and any applicable provisions of the corporate law of the state in which the Company or the Related Company is incorporated, as the case may be.

(d)        Transferability of Awards.

(i)          Each Award will be exercisable during the Participant’s lifetime only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any Related Company; provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)          Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit an Award (other than an Incentive Stock Option) to be transferred by a Participant, without consideration, subject to such rules as the Administrator may adopt

VCA Inc. 2015 Equity Incentive Plan Page 28

consistent with any applicable Award Agreement to preserve the purposes of the Plan, to a Permitted Transferee; on condition that the Participant first gives the Administrator advance written notice describing the terms and conditions of the proposed transfer and the Administrator notifies the Participant in writing that the transfer would comply with the requirements of the Plan. A “Permitted Transferee” includes: (1) a transfer by gift or domestic relations order to (A) a member of the Participant’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, each including adoptive relationships) or any person sharing the Participant’s household (other than a tenant or employee), (B) a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, (C) a foundation in which these persons (or the Participant) control the management of assets, and (D) any other entity in which these persons (or the Participant) own more than 50% of the voting interests; (2) third parties designated by the Administrator in connection with a program established and approved by the Administrator under which Participants may receive a cash payment or other consideration in consideration for the transfer of Awards; and (3) such other transferees as may be permitted by the Administrator in its sole discretion.

(iii)          The terms of any Award transferred in accordance with Section 12(d)(ii) will apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award Agreement, to a Participant will refer to the Permitted Transferee, except that (1) Permitted Transferees will not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (2) Permitted Transferees will not be entitled to exercise any transferred Option unless there is in effect a registration statement on an appropriate form covering the Shares to be acquired by the exercise of the Option if the Administrator determines, consistent with any applicable Award Agreement, that a registration statement is necessary or appropriate; (3) the Administrator or the Company will not be required to provide any notice to a Permitted Transferee, whether or not notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (4) the consequences of the termination of the Participant’s employment by, or services to, the Company or a Related Company under the terms of the Plan and the applicable Award Agreement will continue to be applied with respect to the Participant, including, without limitation, that an Option will be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(e)        Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Shares subject to the Award for the

VCA Inc. 2015 Equity Incentive Plan Page 29

Participant’s own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given under those requirements, will be inoperative if (x) the issuance of the Shares on the exercise or acquisition of Shares under the Award has been registered under a then currently effective registration statement under the Securities Act; or (y) as to any particular requirement, a determination is made by counsel for the Company that that requirement need not be met in the circumstances under the then applicable securities laws. The Company may, on advice of counsel to the Company, place legends on stock certificates issued under the Plan as that counsel considers necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

(f)        Withholding Obligations.    To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any one or combination of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company): (i) tendering a cash payment; (ii) authorizing the Company to withhold a number of Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Shares under the Award, the Fair Market Value of which does not exceed the minimum amount of tax required to be withheld by law and in which case the Award will be surrendered and cancelled with respect to the number of Shares retained by the Company; (iii) delivering to the Company previously owned and unencumbered Shares; or (iv) by execution of a recourse promissory note by a Participant. Notwithstanding the foregoing, at any time that the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act or has a registration statement pending under the Securities Act, payment of the tax withholding with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Award. Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an Insider by delivering previously owned and unencumbered Shares or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. The Administrator will document any pre-approval in the case of a Participant who is an Officer or Director in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of Shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

(g)        Other Compensation Arrangements.    Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if stockholder approval is required; and those arrangements may be either generally applicable or applicable only in specific cases.

(h)         Recapitalizations.    Each Award Agreement will contain provisions required to reflect the provisions of Section 10(a).

VCA Inc. 2015 Equity Incentive Plan Page 30

(i)        Delivery.     Subject to Section 12(j), on exercise of a right granted under an Award under the Plan, the Company will issue Shares or pay any amounts due within a reasonable period thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, 30 days will be considered a reasonable period.

(j)        Government and Other Regulations.

(i)          The Company’s obligation to settle Awards in Shares or other consideration is subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company will be under no obligation to offer to sell or to sell, and is prohibited from offering to sell or selling, any Shares under an Award unless the Shares have been properly registered for sale under the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that the Shares may be offered or sold without registration pursuant to an available exemption therefrom and the terms and conditions of that exemption and of all applicable state securities laws have been fully complied with. The Company will be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator is authorized to provide that all certificates for Shares or other securities of the Company or any Related Company delivered under the Plan will be subject to such stop transfer orders and other restrictions as the Administrator may consider advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the SEC, any securities exchange or inter-dealer quotation system on which the Shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws. Notwithstanding any provision in the Plan to the contrary, the Administrator reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion considers necessary or advisable in order that the Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)          The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions, blockage or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company will pay to the Participant an amount equal to the excess of (1) the aggregate Fair Market Value of the Shares subject to the Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over (2) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Shares (in the case of any other Award). The amount payable will be delivered to the Participant as soon as practicable following the cancellation of the Award or portion thereof.

(iii)          Notwithstanding any provision in this Plan or any Award Agreement to the contrary, Awards granted hereunder will be subject, to the extent applicable, (1) to the

VCA Inc. 2015 Equity Incentive Plan Page 31

clawback policy adopted by the Company effective as of April 1, 2013, as it may be amended from time to time to comply with applicable law, and (2) to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes–Oxley Act of 2002, each as amended, and rules, regulations and binding, published guidance thereunder. If the Company would not be eligible for continued listing, if applicable, under Section 10D(a) of the Exchange Act unless it adopted policies consistent with Section 10D(b) of the Exchange Act, then, in accordance with those policies that are so required, any incentive-based compensation payable to a Participant under this Plan will be subject to clawback in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission. By accepting an Award under this Plan, the Participant consents to any such clawback.

(k)        Reliance on Reports.    Each member of the Administrator and each member of the Board will be fully justified in acting or failing to act, as the case may be, and will not be liable for having so acted or failed to act in good faith, in reliance on any report made by the independent public accountant of the Company and its Related Companies or any other information furnished in connection with the Plan by any agent of the Company or the Administrator or the Board, other than himself.

(l)        Other Provisions.    The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions on the exercise of the Awards, as the Administrator may consider advisable.

(m)        Cancellation and Rescission of Awards for Detrimental Activity.

(i)            On exercise, payment or delivery under an Award, the Administrator will require a Participant to certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity.

(ii)            Unless the Award Agreement specifies otherwise, the Administrator will cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity.

(iii)            If a Participant engages in Detrimental Activity after any exercise, payment or delivery under an Award, during any period for which any restrictive covenant prohibiting the activity is applicable to the Participant, that exercise, payment or delivery will be rescinded within one year thereafter. In the event of any such rescission, the Participant will be required to pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company will be entitled to set-off against the amount of that gain any amount owed to the Participant by the Company.

13.        Market Standoff.    Each Option Agreement and Award Agreement will provide that, in connection with any underwritten public offering by the Company of its equity securities, the Participant agrees not to sell, make any short sale of, loan, hypothecate,

VCA Inc. 2015 Equity Incentive Plan Page 32

pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for the period from and after the effective date of the registration statement as may be requested by the Company or the underwriters (the “Market Standoff”). In order to enforce the Market Standoff, the Company may impose stop-transfer instructions with respect to the Shares acquired under the Plan until the end of the applicable standoff period. If there is any change in the number of outstanding Shares by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities that are by reason of the transaction distributed with respect to any Shares subject to the Market Standoff or into which the Shares thereby become convertible, will immediately be subject to the Market Standoff.

14.        Effective Date of Plan.    The Plan is effective as of the Effective Date, but no Option or Stock Appreciation Right may be exercised, and no stock Award may be granted, unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted by the Board.

15.        Termination or Suspension of the Plan.    The Plan will terminate automatically on the day before the 10th anniversary of the Effective Date. No Award may be granted under the Plan after that date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date under Section 11(a) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

16.    Choice of Law.    The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of law rules.

17.        Limitation on Liability.    The Company and any Related Company that is in existence or that hereafter comes into existence will have no liability to any Participant or any other Person as to (a) the non-issuance or sale of Shares due to the Company’s inability to obtain from any regulatory body having jurisdiction the authority considered by the Company’s counsel necessary for the lawful issuance and sale of any Shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other Person due to the receipt, exercise or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations thereunder.

18.        Execution.     To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

[Signature page follows]

VCA Inc. 2015 Equity Incentive Plan Page 33

IN WITNESS WHEREOF, on authorization of the Board, the undersigned has executed the VCA Inc. 2015 Equity Incentive Plan, effective as of the Effective Date.

VCA INC.

Robert L. Antin
Chief Executive Officer

VCA Inc. 2015 Equity Incentive Plan Signature Page

APPENDIX C – RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(Unaudited – In thousands, except per share amounts)

Table #1 – Reconciliation of Adjusted EBITDA

	Adjusted EBITDA
	2014	2013	2012
Net Income	$135,438	$137,511	$45,551
Interest Expense	17,951	18,928	17,020
Provisions for Taxes Based on Income	86,878	87,453	31,875
Total Depreciation & Amortization Expense	79,427	77,409	76,277
Non-Cash Stock Based Compensation	17,200	14,104	14,087
Debt Retirement Costs	1,709	-	-
Non-Cash Items:
Goodwill & Long-Lived Asset Impairment	27,019	-	123,573
Write-off of Fixed Assets	-	3,230	1,310
Net (Gain)/Loss on Sale of Assets	(1,152)	-	-
Vacant Property Adjustments	-	2,046	-
Other Non-Cash Income/Expense	(172)	(379)	(6,207)

Adjusted EBITDA	$364,298	$340,302	$303,486

Table #2 – Reconciliation of Adjusted Net Income

	Adjusted Net Income
	2014	2013	2012
Net Income	$135,438	$137,511	$45,551
Goodwill & Long-Lived Asset Impairment, Net of Tax	17,041	-	79,220
Debt Retirement Costs, Net of Tax	1,040	-	-
Business Combination Adjustment Gain	-	-	(5,719)
Out-of-Period Depreciation Adjustment	-	-	1,857
Vacant Property Adjustments, Net of Tax	-	2,315	-
Inventory Adjustment, Net of Tax	-	(1,709)	-
Intangible asset amortization associated with acquisitions, net of tax	12,804	12,740	13,834

Adjusted Net Income	$166,323	$150,857	$134,743

C-1 2015 Proxy Statement

Table #3 – Reconciliation of Adjusted Earnings Per Share

	Adjusted Diluted Earnings Per Share
	2014	2013	2012
Diluted Earnings Per Share	$1.54	$1.53	$0.51
Goodwill & Long-Lived Asset Impairment, Net of Tax	0.19	-	0.89
Debt Retirement Costs, Net of Tax	0.01	-	-
Business Combination Adjustment Gain	-	-	(0.06)
Out-of-Period Depreciation Adjustment	-	-	0.02
Vacant Property Adjustments, Net of Tax	-	0.03	-
Inventory Adjustment, Net of Tax	-	(0.02)	-
Intangible asset amortization associated with acquisitions, net of tax	0.15	0.14	0.16

Adjusted Diluted Earnings Per Share	$1.89	$1.68	$1.52

Table #4 – Reconciliation of Return on Invested Capital

	Return on Invested Capital
	2014	2013	2012
Net Operating Profit After Taxes
Operating Income (GAAP)	$247,268	$249,014	$92,936
Add:
Net loss on sale of assets	(1,152)	2,455	1,310
Impairment charges	27,019	-	123,573
Increase in reserves	2,143	1,156	1,568
Interest expense on capitalized operating leases[1]	57,380	65,372	52,804
Less Cash Taxes:
Tax Provision (GAAP)	(86,878)	(87,453)	(31,875)
Tax impact of non-operating charges[2]	(12,753)	(3,077)	(47,060)
Tax impact from interest	(6,862)	(7,173)	(6,290)
Tax benefit of capitalized operating leases	(22,148)	(25,279)	(20,066)
Decrease/(Increase) in deferred tax liability	19,852	24,253	18,495

Total Net Operating Profit After Taxes	$223,869	$219,268	$185,395

C-2 2015 Proxy Statement

	Return on Invested Capital
	2014	2013	2012

Average Invested Capital
Beginning Balances
Debt (GAAP)	$619,645	$630,643	$618,853
Capitalized operating leases[3]	802,502	840,017	686,119
Other Liabilities (GAAP)	34,127	37,267	25,947
Redeemable Non-controlling Interests (GAAP)	10,678	6,991	6,964
Deferred Tax Liability (GAAP)	93,082	75,846	101,229
Accumulated Amortization - Goodwill	43,300	43,300	43,300
Accumulated Amortization - Intangibles	58,485	55,604	36,672
Accumulated non-recurring losses (after tax)[4]	100,940	99,434	36,931
Other Reserves[5]	17,702	16,546	14,978
Equity (GAAP)	1,317,616	1,194,393	1,117,952

Total Beginning Invested Capital	$3,098,077	$3,000,041	$2,688,945

Ending Balances
Debt (GAAP)	$794,768	$619,645	$630,643
Capitalized operating leases[3]	897,655	802,502	840,017
Other Liabilities (GAAP)	33,190	36,758	37,267
Redeemable Non-controlling Interests (GAAP)	11,077	10,678	6,991
Deferred Tax Liability (GAAP)	103,502	100,099	75,846
Accumulated Amortization - Goodwill	43,300	43,300	43,300
Accumulated Amortization - Intangibles	59,510	58,485	55,604
Accumulated non-recurring losses (after tax)[4]	116,823	100,940	99,434
Other Reserves[5]	19,845	17,702	16,546
Equity (GAAP)	1,211,621	1,317,540	1,194,393

Total Ending Invested Capital[6]	$3,291,291	$3,107,649	$3,000,041

Average Invested Capital[7]	$3,194,684	$3,053,845	$2,844,493

Return on Invested Capital[8]	7.01%	7.18%	6.52%

1 Interest on capitalized operating leases is calculated based on the assumption that all leases regardless of classification are capital leases. Interest expense on these capitalized operating leases is calculated using an implied cost of debt as a result of an assumed risk free rate plus a spread based on our current size and debt rating.

2 Non-operating charges consists of Other Income, Gain/loss on sale of assets, Impairment charges, and Non-controlling interest expense. These items are tax effected by the worldwide blended statutory rate applicable in the corresponding year.

3 Operating leases are assumed capital leases for purposes of the ROIC calculation. Operating leases are capitalized by discounting the current year rent expense, assuming an annual growth rate of 3% over 17 years, at an implied discount related to our cost of debt.

4 Accumulated non-recurring losses (after tax) represents the cumulative effect on equity from losses from sales of assets and goodwill impairment charges.

C-3 2015 Proxy Statement

5 Other Reserves for purposes of the ROIC calculation represents the Allowance for Bad Debt Expense which is netted against gross Accounts Receivable as presented on the Consolidated Balance Sheets.

6 The beginning invested capital balance for 2014 does not agree to the ending invested capital balance at 2013 due to an immaterial reclassifications of various prior year balance sheet amounts in the 2014 10-K. These balances relate to purchase accounting discrepancies in prior years.

7 Average Invested Capital is computed dividing the sum of the beginning and ending Invested Capital total by 2.

8 Return on Invested Capital in 2012 was restated to adjust for the deferred tax liability impact on NOPAT as a result of the 2012 impairment charge.

C-4 2015 Proxy Statement

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81178-P59874	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VCA Inc.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:
01) John M. Baumer
02) Frank Reddick
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.							For	Against	Abstain
2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.						☐	☐	☐
3.	Vote to approve the VCA Inc. 2015 Annual Cash Incentive Plan.						☐	☐	☐
4.	Vote to approve the VCA Inc. 2015 Equity Incentive Plan.						☐	☐	☐
5.	Advisory vote to approve the compensation of our named executive officers.						☐	☐	☐
The Board of Directors recommends you vote AGAINST proposal 6.
6.	Vote on stockholder proposal regarding proxy access.						☐	☐	☐

NOTE: PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING ARE LISTED ABOVE ALONG WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE NOMINEES FOR CLASS I DIRECTORS, IF ELECTED, WILL SERVE A TERM OF THREE YEARS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

STOCKHOLDER MEETING NOTICE

The 2015 Annual Meeting of Stockholders of VCA Inc. will be held on Thursday, April 16, 2015 at 10:00 a.m. (Pacific Time), at 12401 West Olympic Boulevard, Los Angeles, California 90064-1022

Important Notice Regarding the Availability of Proxy Materials for the

2015 Annual Meeting of Stockholders of VCA Inc. to Be Held on

Thursday, April 16, 2015

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The following materials are available at www.proxyvote.com

•	Notice of 2015 Annual Meeting of Stockholders

•	Proxy Statement

•	Annual Report on Form 10-K

•	Form of Proxy Card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report/10K are available at www.proxyvote.com.

M81179-P59874

VCA INC.

ANNUAL MEETING OF STOCKHOLDERS

APRIL 16, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Robert L. Antin and Tomas W. Fuller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VCA Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on Thursday, April 16, 2015 at 12401 W. Olympic Blvd., Los Angeles, CA 90064, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS UNDER PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, AGAINST PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IF VOTING BY MAIL PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side